NOMURA HOME EQUITY LOAN, INC.,
Depositor

NOMURA CREDIT & CAPITAL, INC.,
Sponsor

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Master Servicer and Securities Administrator

and

HSBC BANK USA, NATIONAL ASSOCIATION
Trustee

POOLING AND SERVICING AGREEMENT

Dated as of June 1, 2006

NOMURA HOME EQUITY LOAN, INC.

ASSET-BACKED CERTIFICATES, SERIES 2006-WF1

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS
Section 1.01	Defined Terms.
Section 1.02	Allocation of Certain Interest Shortfalls.

ARTICLE II	CONVEYANCE OF TRUST FUND REPRESENTATIONS AND WARRANTIES
Section 2.01	Conveyance of Trust Fund.
Section 2.02	Acceptance of the Mortgage Loans.
Section 2.03	Representations, Warranties and Covenants of the Sponsor and the Master Servicer.
Section 2.04	Representations and Warranties of the Depositor.
Section 2.05	Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.
Section 2.06	Issuance of the REMIC I Regular Interests and the Class R Certificates.
Section 2.07	Conveyance of the REMIC I Regular Interests; Issuance and Conveyance of the REMIC II Regular Interests.
Section 2.08	Issuance of Class R Certificates.
Section 2.09	Establishment of Trust.
Section 2.10	Purpose and Powers of the Trust.

ARTICLE III	ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS; ACCOUNTS
Section 3.01	Reserved.
Section 3.02	Reserved.
Section 3.03	Reserved.
Section 3.04	Reserved.
Section 3.05	Reserved.
Section 3.06	Reserved.
Section 3.07	Reserved.
Section 3.08	Reserved.
Section 3.09	Reserved.
Section 3.10	Reserved.
Section 3.11	Reserved.
Section 3.12	Reserved.
Section 3.13	Annual Statement as to Compliance.
Section 3.14	Assessments of Compliance and Attestation Reports.
Section 3.15	Reserved.
Section 3.16	The Trustee.
Section 3.17	REMIC-Related Covenants.
Section 3.18	Annual Sarbanes-Oxley Certification; Additional Information.
Section 3.19	Release of Mortgage Files.
Section 3.20	Reserved.
Section 3.21	Reserved.
Section 3.22	Reserved.
Section 3.23	UCC.
Section 3.24	Optional Purchase of Defaulted Mortgage Loans.
Section 3.25	Obligations Under Credit Risk Management Agreement.
Section 3.26	Reserved.
Section 3.27	Reserved.
Section 3.28	Reserved.
Section 3.29	Reserved.
Section 3.30	Reserved.
Section 3.31	Distribution Account.
Section 3.32	Permitted Withdrawals and Transfers from the Distribution Account.
Section 3.33	Duties of the Credit Risk Manager; Termination.
Section 3.34	Limitation Upon Liability of the Credit Risk Manager.

ARTICLE IV	ADMINISTRATION AND MASTER SERVICING OF THE MORTGAGE LOANS
Section 4.01	The Master Servicer.
Section 4.02	Monitoring of the Servicer.
Section 4.03	Fidelity Bond.
Section 4.04	Power to Act; Procedures.
Section 4.05	Due-on-Sale Clauses; Assumption Agreements.
Section 4.06	Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.
Section 4.07	Standard Hazard Insurance and Flood Insurance Policies.
Section 4.08	Presentment of Claims and Collection of Proceeds.
Section 4.09	Maintenance of the Primary Mortgage Insurance Policies.
Section 4.10	Trustee to Retain Possession of Certain Insurance Policies and Documents.
Section 4.11	Realization Upon Defaulted Loans.
Section 4.12	Compensation for the Master Servicer.
Section 4.13	REO Property.
Section 4.14	Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls.

ARTICLE V	ADVANCES AND DISTRIBUTIONS
Section 5.01	Advances.
Section 5.02	Compensating Interest Payments.
Section 5.03	REMIC Distributions.
Section 5.04	Distributions.
Section 5.05	Allocation of Realized Losses.
Section 5.06	Monthly Statements to Certificateholders.
Section 5.07	REMIC Designations, REMIC I and REMIC II Allocations.
Section 5.08	Prepayment Charges.
Section 5.09	Class P Certificate Account.
Section 5.10	Basis Risk Shortfall Reserve Fund.
Section 5.11	Supplemental Interest Trust.
Section 5.12	Tax Treatment of Swap Payments and Swap Termination Payments.
Section 5.13	Reports Filed with Securities and Exchange Commission.

ARTICLE VI	THE CERTIFICATES
Section 6.01	The Certificates.
Section 6.02	Certificate Register; Registration of Transfer and Exchange of Certificates.
Section 6.03	Mutilated, Destroyed, Lost or Stolen Certificates.
Section 6.04	Persons Deemed Owners.
Section 6.05	Access to List of Certificateholders’ Names and Addresses.
Section 6.06	Book-Entry Certificates.
Section 6.07	Notices to Depository.
Section 6.08	Definitive Certificates.
Section 6.09	Maintenance of Office or Agency.

ARTICLE VII	THE DEPOSITOR AND the Master Servicer
Section 7.01	Liabilities of the Depositor and the Master Servicer.
Section 7.02	Merger or Consolidation of the Depositor or the Master Servicer.
Section 7.03	Indemnification of Depositor and Servicing Function Participants.
Section 7.04	Limitations on Liability of the Depositor, the Securities Administrator, the Master Servicer, the Servicer and Others.
Section 7.05	Reserved.
Section 7.06	Appointment of Special Servicer; Termination of the Servicer.
Section 7.07	Limitation on Resignation of the Master Servicer.
Section 7.08	Assignment of Master Servicing.
Section 7.09	Rights of the Depositor in Respect of the Master Servicer.

ARTICLE VIII	DEFAUlt; TERMINATION OF ServiceR AND Master Servicer
Section 8.01	Events of Default.
Section 8.02	Trustee to Act; Appointment of Successor.
Section 8.03	Notification to Certificateholders.
Section 8.04	Waiver of Servicer Defaults and Master Servicer Defaults.

ARTICLE IX	CONCERNING THE TRUSTEE AND SECURITIES ADMINISTRATOR
Section 9.01	Duties of Trustee and Securities Administrator.
Section 9.02	Certain Matters Affecting the Trustee and Securities Administrator.
Section 9.03	Trustee and Securities Administrator not Liable for Certificates or Mortgage Loans.
Section 9.04	Trustee and Securities Administrator May Own Certificates.
Section 9.05	Fees and Expenses of Trustee and Securities Administrator.
Section 9.06	Eligibility Requirements for Trustee and Securities Administrator.
Section 9.07	Resignation and Removal of Trustee and Securities Administrator.
Section 9.08	Successor Trustee or Securities Administrator.
Section 9.09	Merger or Consolidation of Trustee or Securities Administrator.
Section 9.10	Appointment of Co-Trustee or Separate Trustee.
Section 9.11	Appointment of Office or Agency.
Section 9.12	Representations and Warranties.
Section 9.13	Tax Matters.

ARTICLE X	TERMINATION
Section 10.01	Termination upon Liquidation or Repurchase of all Mortgage Loans.
Section 10.02	Final Distribution on the Certificates.
Section 10.03	Additional Termination Requirements.

ARTICLE XI	MISCELLANEOUS PROVISIONS
Section 11.01	Amendment.
Section 11.02	Recordation of Agreement; Counterparts.
Section 11.03	Governing Law.
Section 11.04	Intention of Parties.
Section 11.05	Notices.
Section 11.06	Severability of Provisions.
Section 11.07	Assignment.
Section 11.08	Limitation on Rights of Certificateholders.
Section 11.09	Certificates Nonassessable and Fully Paid.
Section 11.10	Third Party Beneficiaries.
Section 11.11	Intention of the Parties and Interpretation.
Section 11.12	Early Termination of Swap Agreement.

Exhibits

Exhibit A-1	Form of Class A-[1][2][3][4] Certificates
Exhibit A-2	Form of Class M-[1][2][3][4][5][6][7][8][9] Certificates
Exhibit A-3	Form of Class B-[1][2] Certificates
Exhibit A-4	Form of Class X Certificates
Exhibit A-5	Form of Class P Certificates
Exhibit A-6	Form of Class R Certificates
Exhibit B	Mortgage Loan Schedule
Exhibit C	Mortgage Loan Purchase Agreement
Exhibit D	Form of Transfer Affidavit
Exhibit E	Form of Transferor Certificate
Exhibit F	Form of Investment Letter (Non-Rule 144A)
Exhibit G	Form of Rule 144A Investment Letter
Exhibit H	Form of Additional Disclosure Notification
Exhibit I	DTC Letter of Representations
Exhibit J	Schedule of Mortgage Loans with Lost Notes
Exhibit K	Prepayment Charge Schedule
Exhibit L	Relevant Servicing Criteria
Exhibit M	[Reserved]
Exhibit N	Reporting Responsibility
Exhibit O	Appendix E of the Standard & Poor's Glossary For File Format For LEVELS® Version 5.6 Revised
Exhibit P	Interest Rate Swap Agreement
Exhibit Q	Form of Power of Attorney
Exhibit R	Assignment, Assumption and Recognition Agreement
Exhibit X-1	Form of Schedule of Default Loan Data
Exhibit X-2	Form of Schedule of Realized Losses/Gains

POOLING AND SERVICING AGREEMENT, dated as of June 1, 2006, among NOMURA HOME EQUITY LOAN, INC., a Delaware corporation, as depositor (the “Depositor”), NOMURA CREDIT & CAPITAL, INC., a Delaware corporation, as seller (in such capacity, the “Sponsor”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC BANK, USA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.

REMIC I

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Trust Fund (exclusive of the Basis Risk Shortfall Reserve Fund and, for the avoidance of doubt, the Supplemental Interest Trust and the Swap Agreement) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I”. The Class R-I Interest will represent the sole class of “residual interests” in REMIC I for purposes of the REMIC Provisions.

The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance, and for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests. None of the REMIC I Regular Interests will be certificated.

Designation	Uncertificated REMIC I Pass-Through Rate	Initial Certificate Principal Balance	Assumed Final Maturity Date(1)
I	(2)	$13,712,030.21	March 25, 2036
I-1-A	(2)	$5,307,000.00	March 25, 2036
I-1-B	(2)	$5,307,000.00	March 25, 2036
I-2-A	(2)	$5,782,000.00	March 25, 2036
I-2-B	(2)	$5,782,000.00	March 25, 2036
I-3-A	(2)	$6,236,500.00	March 25, 2036
I-3-B	(2)	$6,236,500.00	March 25, 2036
I-4-A	(2)	$6,670,500.00	March 25, 2036
I-4-B	(2)	$6,670,500.00	March 25, 2036
I-5-A	(2)	$7,082,000.00	March 25, 2036
I-5-B	(2)	$7,082,000.00	March 25, 2036
I-6-A	(2)	$7,467,000.00	March 25, 2036
I-6-B	(2)	$7,467,000.00	March 25, 2036
I-7-A	(2)	$7,819,000.00	March 25, 2036
I-7-B	(2)	$7,819,000.00	March 25, 2036
I-8-A	(2)	$7,595,000.00	March 25, 2036
I-8-B	(2)	$7,595,000.00	March 25, 2036
I-9-A	(2)	$7,376,500.00	March 25, 2036
I-9-B	(2)	$7,376,500.00	March 25, 2036
I-10-A	(2)	$7,165,500.00	March 25, 2036
I-10-B	(2)	$7,165,500.00	March 25, 2036
I-11-A	(2)	$6,960,000.00	March 25, 2036
I-11-B	(2)	$6,960,000.00	March 25, 2036
I-12-A	(2)	$6,760,500.00	March 25, 2036
I-12-B	(2)	$6,760,500.00	March 25, 2036
I-13-A	(2)	$6,566,500.00	March 25, 2036
I-13-B	(2)	$6,566,500.00	March 25, 2036
I-14-A	(2)	$6,378,500.00	March 25, 2036
I-14-B	(2)	$6,378,500.00	March 25, 2036
I-15-A	(2)	$6,195,500.00	March 25, 2036
I-15-B	(2)	$6,195,500.00	March 25, 2036
I-16-A	(2)	$6,018,000.00	March 25, 2036
I-16-B	(2)	$6,018,000.00	March 25, 2036
I-17-A	(2)	$5,845,500.00	March 25, 2036
I-17-B	(2)	$5,845,500.00	March 25, 2036
I-18-A	(2)	$5,735,000.00	March 25, 2036
I-18-B	(2)	$5,735,000.00	March 25, 2036
I-19-A	(2)	$138,024,500.00	March 25, 2036
I-19-B	(2)	$138,024,500.00	March 25, 2036
I-20-A	(2)	$1,336,000.00	March 25, 2036
I-20-B	(2)	$1,336,000.00	March 25, 2036
I-21-A	(2)	$1,292,000.00	March 25, 2036
I-21-B	(2)	$1,292,000.00	March 25, 2036
I-22-A	(2)	$1,250,500.00	March 25, 2036
I-22-B	(2)	$1,250,500.00	March 25, 2036
I-23-A	(2)	$1,211,000.00	March 25, 2036
I-23-B	(2)	$1,211,000.00	March 25, 2036
I-24-A	(2)	$1,080,000.00	March 25, 2036
I-24-B	(2)	$1,080,000.00	March 25, 2036
I-25-A	(2)	$1,052,500.00	March 25, 2036
I-25-B	(2)	$1,052,500.00	March 25, 2036
I-26-A	(2)	$1,025,500.00	March 25, 2036
I-26-B	(2)	$1,025,500.00	March 25, 2036
I-27-A	(2)	$999,500.00	March 25, 2036
I-27-B	(2)	$999,500.00	March 25, 2036
I-28-A	(2)	$974,000.00	March 25, 2036
I-28-B	(2)	$974,000.00	March 25, 2036
I-29-A	(2)	$949,500.00	March 25, 2036
I-29-B	(2)	$949,500.00	March 25, 2036
I-30-A	(2)	$925,000.00	March 25, 2036
I-30-B	(2)	$925,000.00	March 25, 2036
I-31-A	(2)	$3,274,000.00	March 25, 2036
I-31-B	(2)	$3,274,000.00	March 25, 2036
I-32-A	(2)	$793,500.00	March 25, 2036
I-32-B	(2)	$793,500.00	March 25, 2036
I-33-A	(2)	$774,500.00	March 25, 2036
I-33-B	(2)	$774,500.00	March 25, 2036
I-34-A	(2)	$755,500.00	March 25, 2036
I-34-B	(2)	$755,500.00	March 25, 2036
I-35-A	(2)	$737,000.00	March 25, 2036
I-35-B	(2)	$737,000.00	March 25, 2036
I-36-A	(2)	$719,000.00	March 25, 2036
I-36-B	(2)	$719,000.00	March 25, 2036
I-37-A	(2)	$702,000.00	March 25, 2036
I-37-B	(2)	$702,000.00	March 25, 2036
I-38-A	(2)	$684,500.00	March 25, 2036
I-38-B	(2)	$684,500.00	March 25, 2036
I-39-A	(2)	$668,000.00	March 25, 2036
I-39-B	(2)	$668,000.00	March 25, 2036
I-40-A	(2)	$651,500.00	March 25, 2036
I-40-B	(2)	$651,500.00	March 25, 2036
I-41-A	(2)	$636,000.00	March 25, 2036
I-41-B	(2)	$636,000.00	March 25, 2036
I-42-A	(2)	$620,500.00	March 25, 2036
I-42-B	(2)	$620,500.00	March 25, 2036
I-43-A	(2)	$605,000.00	March 25, 2036
I-43-B	(2)	$605,000.00	March 25, 2036
I-44-A	(2)	$591,000.00	March 25, 2036
I-44-B	(2)	$591,000.00	March 25, 2036
I-45-A	(2)	$576,000.00	March 25, 2036
I-45-B	(2)	$576,000.00	March 25, 2036
I-46-A	(2)	$562,000.00	March 25, 2036
I-46-B	(2)	$562,000.00	March 25, 2036
I-47-A	(2)	$548,500.00	March 25, 2036
I-47-B	(2)	$548,500.00	March 25, 2036
I-48-A	(2)	$535,000.00	March 25, 2036
I-48-B	(2)	$535,000.00	March 25, 2036
I-49-A	(2)	$522,000.00	March 25, 2036
I-49-B	(2)	$522,000.00	March 25, 2036
I-50-A	(2)	$509,000.00	March 25, 2036
I-50-B	(2)	$509,000.00	March 25, 2036
I-51-A	(2)	$497,000.00	March 25, 2036
I-51-B	(2)	$497,000.00	March 25, 2036
I-52-A	(2)	$484,500.00	March 25, 2036
I-52-B	(2)	$484,500.00	March 25, 2036
I-53-A	(2)	$473,000.00	March 25, 2036
I-53-B	(2)	$473,000.00	March 25, 2036
I-54-A	(2)	$462,000.00	March 25, 2036
I-54-B	(2)	$462,000.00	March 25, 2036
I-55-A	(2)	$450,000.00	March 25, 2036
I-55-B	(2)	$450,000.00	March 25, 2036
I-56-A	(2)	$439,500.00	March 25, 2036
I-56-B	(2)	$439,500.00	March 25, 2036
I-57-A	(2)	$429,000.00	March 25, 2036
I-57-B	(2)	$429,000.00	March 25, 2036
I-58-A	(2)	$418,000.00	March 25, 2036
I-58-B	(2)	$418,000.00	March 25, 2036
I-59-A	(2)	$408,000.00	March 25, 2036
I-59-B	(2)	$408,000.00	March 25, 2036
I-60-A	(2)	$16,020,000.00	March 25, 2036
I-60-B	(2)	$16,020,000.00	March 25, 2036
P	(3)	$100.00	March 25, 2036
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC I Pass-Through Rate” herein.
(3)	The REMIC I Regular Interest LT-P will not be entitled to distributions of interest.

REMIC II

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the REMIC I Regular Interest) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II.” The R-II Interest will represent the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC II Pass-Through Rate, the Initial Uncertificated Principal Balance, and for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II Regular Interests. None of the REMIC II Regular Interests will be certificated.

Designation	Initial Uncertificated Principal Balance	Uncertificated REMIC II Pass-Through Rate	Assumed Final Distribution Date(1)
LT-AA	$610,504,749.61	(2)	March 25, 2036
LT-A1	$3,168,810.00	(2)	March 25, 2036
LT-A2	$408,070.00	(2)	March 25, 2036
LT-A3	$933,570.00	(2)	March 25, 2036
LT-A4	$460,800.00	(2)	March 25, 2036
LT-M1	$211,800.00	(2)	March 25, 2036
LT-M2	$196,230.00	(2)	March 25, 2036
LT-M3	$115,240.00	(2)	March 25, 2036
LT-M4	$102,780.00	(2)	March 25, 2036
LT-M5	$93,440.00	(2)	March 25, 2036
LT-M6	$90,320.00	(2)	March 25, 2036
LT-M7	$87,210.00	(2)	March 25, 2036
LT-M8	$71,640.00	(2)	March 25, 2036
LT-M9	$46,720.00	(2)	March 25, 2036
LT-B1	$49,830.00	(2)	March 25, 2036
LT-B2	$56,060.00	(2)	March 25, 2036
LT-ZZ	$6,366,760.60	(2)	March 25, 2036
LT-IO	(4)	(2)	March 25, 2036
LT-P	$100.00	(3)	March 25, 2036
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC II Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC II Pass-Through Rate” herein.
(3)	The REMIC II Regular Interest LT-P will not be entitled to distributions of interest.
(4)	REMIC II Regular Interest LT-IO will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount, as defined herein.
REMIC III

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III”. The R-III Interest will represent the sole class of “residual interests” in REMIC III for purposes of the REMIC Provisions. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC III created hereunder:

Class Designation	Initial Certificate Principal Balance	Pass-Through Rate	Assumed Final Distribution Date(1)
Class A-1	$316,881,000.00	Class A-1 Pass Through Rate	March 25, 2036
Class A-2	$40,807,000.00	Class A-2 Pass Through Rate	March 25, 2036
Class A-3	$93,357,000.00	Class A-3 Pass Through Rate	March 25, 2036
Class A-4	$46,080,000.00	Class A-4 Pass Through Rate	March 25, 2036
Class M-1	$21,180,000.00	Class M-1 Pass Through Rate	March 25, 2036
Class M-2	$19,623,000.00	Class M-2 Pass Through Rate	March 25, 2036
Class M-3	$11,524,000.00	Class M-3 Pass Through Rate	March 25, 2036
Class M-4	$10,278,000.00	Class M-4 Pass Through Rate	March 25, 2036
Class M-5	$9,344,000.00	Class M-5 Pass Through Rate	March 25, 2036
Class M-6	$9,032,000.00	Class M-6 Pass Through Rate	March 25, 2036
Class M-7	$8,721,000.00	Class M-7 Pass-Through Rate	March 25, 2036
Class M-8	$7,164,000.00	Class M-8 Pass Through Rate	March 25, 2036
Class M-9	$4,672,000.00	Class M-9 Pass Through Rate	March 25, 2036
Class B-1	$4,983,000.00	Class B-1 Pass Through Rate	March 25, 2036
Class B-2	$5,606,000.00	Class B-2 Pass Through Rate	March 25, 2036
Class X(2)	$13,712,030.21	Class X Pass Through Rate	March 25, 2036
Class P	$100.00	N/A(3)	March 25, 2036
Class IO Interest	(4)	(5)	March 25, 2036
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the second month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)
The Class X Certificates will not accrue interest on their Certificate Principal Balance, but will accrue interest at the Class X Pass-Through Rate on the Certificate Notional Balance of the Class X Certificates outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC II Regular Interests (other than REMIC II Regular Interest LT-P).

(3)	The Class P Certificates will not be entitled to distributions of interest.
(4)	For federal income tax purposes, the Class IO Interest will not have a Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC II Regular Interest LT-IO.
(5)
For federal income tax purposes, the Class IO Interest will not have an Uncertificated Principal Balance, but will have a notional amount equal to the Uncertificated Notional Amount of REMIC II Regular Interest IO.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator, the Sponsor and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Defined Terms.

In addition to those terms defined in Section 1.02, whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Master Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer, or (y) as provided in Section 3.01 hereof, but in no event below the standard set forth in clause (x).

Account: Either the Distribution Account or the Protected Account.

Accrual Period: With respect to the Senior Certificates, the Subordinate Certificates and the Class X Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or with respect to the first Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date. All calculations of interest on the Senior Certificates and Subordinate Certificates will be based on a 360-day year and the actual number of days elapsed in the related Accrual Period. All calculations of interest on the Class X Certificates, REMIC I Regular Interests and REMIC II Regular Interests will be based on a 360-day year consisting of twelve 30-day months.

Additional Form 10-D Disclosure: Has the meaning set forth in Section 5.13(a) of this Agreement.

Additional Form 10-K Disclosure: Has the meaning set forth in Section 5.13(d) of this Agreement.

Additional Servicer: Shall mean each affiliate of each Servicer that Services any of the Mortgage Loans and each Person who is not an affiliate of any Servicer, who services 10% or more of the Mortgage Loans. For clarification purposes, the Master Servicer and the Securities Administrator are Additional Servicers.

Adjustment Date: With respect to each adjustable rate Mortgage Loan, the first day of the month in which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-Off Date as to each adjustable rate Mortgage Loan is set forth in the Loan Schedule.

Advance: Either (i) a Monthly Advance made by the Servicer as such term is defined in and pursuant to the Servicing Agreement or (ii) an advance made by the Trustee pursuant to Section 5.01.

Affected Party: As defined in the Swap Agreement.

Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

Aggregate Loan Balance: With respect to the Mortgage Loans and any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period.

Applied Loss Amount: With respect to the Publicly Offered Certificates and the Class B Certificates and any Distribution Date, the excess of the aggregate Certificate Principal Balance of the Publicly Offered Certificates and the Class B Certificates over the Aggregate Loan Balance of the Mortgage Loans after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Due Period and payments of principal to the Publicly Offered Certificates and Class B Certificates on such Distribution Date.

Appraised Value: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the lesser of (x) the appraised value of the Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the Mortgage Loan, and (y) the sales price of the Mortgaged Property at the time of such origination.

Assignment Agreement: Shall mean the Assignment, Assumption and Recognition Agreement, dated as of June 30, 2006, among the Sponsor, the Depositor and the Servicer, pursuant to which the Servicing Agreement was assigned to the Depositor, a copy of which is attached hereto as Exhibit R.

Assumed Final Distribution Date: The Distribution Date in March 2036.

Authorized Servicer Representative: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee and the Master Servicer by the Servicer on the Closing Date, as such list may from time to time be amended.

Available Distribution Amount: The sum of the Interest Remittance Amount and Principal Remittance Amount, exclusive of amounts pursuant to Section 5.04.

Balloon Mortgage Loan: A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment, that is substantially greater than the preceding monthly payment at the maturity of such Mortgage Loan.

Balloon Payment: A payment of the unamortized principal balance of a Mortgage Loan in a single payment, that is substantially greater than the preceding Monthly Payment at the maturity of such Mortgage Loan.

Bankruptcy Code: Title 11 of the United States Code.

Basis Risk Shortfall Reserve Fund: The segregated non-interest bearing trust account created and maintained by the Securities Administrator pursuant to Section 5.10 hereof.

Basis Risk Shortfall: With respect to any Class of Senior Certificates or Subordinate Certificates and any Distribution Date, the sum of (i) the excess, if any, of the related Current Interest (calculated without regard to the Net Funds Cap) over the related Current Interest (as it may have been limited by the Net Funds Cap) for the applicable Distribution Date; (ii) any amount described in clause (i) remaining unpaid from prior Distribution Dates; and (iii) interest on the amount in clause (ii) for the related Accrual Period calculated on the basis of the lesser of (x) One Month LIBOR plus the applicable Certificate Margin and (y) the applicable Maximum Interest Rate.

Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.06). As of the Closing Date, each Class of Senior Certificates and Subordinate Certificates constitutes a Class of Book-Entry Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the State of New York, the State of Delaware, the State of Maryland, the State of Minnesota, the city in which any Corporate Trust Office of the Securities Administrator is located or the States in which the Servicer’s servicing operations are located are authorized or obligated by law or executive order to be closed.

Carryforward Interest: With respect to any Class of Publicly Offered Certificates and any Class of Class B Certificates and any Distribution Date, the sum of (i) the amount, if any, by which (x) the sum of (A) Current Interest for that Class of Certificates for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such Class from previous Distribution Dates exceeds (y) the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution Date and (ii) interest on such amount for the related Accrual Period at the applicable Pass-Through Rate.

Certificate: Any one of the certificates of any Class executed and authenticated by the Securities Administrator in substantially the forms attached hereto as Exhibits A-1 through A-6.

Certificate Margin: With respect to each Distribution Date on or prior to the first possible Optional Termination Date with respect to the Mortgage Loans, the Certificate Margins for the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Certificates are 0.065%, 0.100%, 0.140%, 0.240%, 0.270%, 0.290%, 0.320%, 0.370%, 0.390%, 0.460%, 0.900%, 1.000%, 1.850%, 2.500% and 2.500%, respectively. With respect to each Distribution Date following the first possible optional termination date with respect to the Mortgage Loans, the Certificate Margins for the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Certificates are 0.130%, 0.200%, 0.280%, 0.480%, 0.405%, 0.435%, 0.480%, 0.555%, 0.585%, 0.690%, 1.350%, 1.500%, 2.775%, 3.750% and 3.750%, respectively.

Certificate Notional Balance: With respect to the Class X Certificates and any Distribution Date, the Uncertificated Principal Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest LT-P) for such Distribution Date. As of the Closing Date, the Certificate Notional Balance of the Class X Certificates is equal to $622,964,030.21.

Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

Certificate Principal Balance: As to any Publicly Offered Certificate, Class B Certificate or Class P Certificate and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate plus any Subsequent Recoveries added to the Certificate Principal Balance pursuant to Section 5.05(f) less (i) the sum of (a) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 5.04 and (b) with respect to any Class of Subordinate Certificates, any reductions in the Certificate Principal Balance of such Certificate deemed to have occurred in connection with the allocations of Realized Losses, if any, plus (ii) with respect to the Subordinate Certificates, any Subsequent Recoveries added to the Certificate Principal Balance of any such Certificate pursuant to Section 5.05(d), in each case up to the amount of Applied Loss Amounts but only to the extent that any such Applied Loss Amount has not been paid to any Class of Certificates as a Deferred Amount. With respect to the Class X Certificates and any date of determination, the excess, if any, of (i) the then Aggregate Loan Balance over (ii) the then aggregate Certificate Principal Balance of the Publicly Offered Certificates and the Class B Certificates. References herein to the Certificate Principal Balance of a Class of Certificates shall mean the Certificate Principal Balances of all Certificates in such Class.

Certificate Register: The register maintained pursuant to Section 6.02.

Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book-Entry Certificates).

Certification Parties: Has the meaning set forth in Section 3.18 of this Agreement.

Certifying Person: Has the meaning set forth in Section 3.18 of this Agreement.

Class: All Certificates bearing the same Class designation as set forth in Section 6.01.

Class A-1 Certificate: Any Certificate designated as a “Class A-1 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A-1 Certificates as set forth herein and evidencing (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class A-1 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 0.065% or (B) after the first possible Optional Termination Date, 0.130% and (ii) the Net Funds Cap.

Class A-2 Certificate: Any Certificate designated as a “Class A-2 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A-2 Certificates as set forth herein and evidencing (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class A-2 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 0.100% or (B) after the first possible Optional Termination Date, 0.200% and (ii) the Net Funds Cap.

Class A-3 Certificate: Any Certificate designated as a “Class A-3 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A-3 Certificates as set forth herein and evidencing (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class A-3 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 0.140% or (B) after the first possible Optional Termination Date, 0.280% and (ii) the Net Funds Cap.

Class A-4 Certificate: Any Certificate designated as a “Class A-4 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A-4 Certificates as set forth herein and evidencing (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class A-4 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 0.240% or (B) after the first possible Optional Termination Date, 0.480% and (ii) the Net Funds Cap.

Class B Certificates: The Class B-1 Certificates and Class B-2 Certificates.

Class B-1 Certificate: Any Certificate designated as a “Class B-1 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class B-1 Certificates as set forth herein and evidencing (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class B-1 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 2.500% or (B) after the first possible Optional Termination Date, 3.750% and (ii) the Net Funds Cap.

Class B-1 Principal Payment Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates and the Mezzanine Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 93.80% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class B-2 Certificate: Any Certificate designated as a “Class B-2 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class B-2 Certificates as set forth herein and evidencing (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class B-2 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 2.500% or (B) after the first possible Optional Termination Date, 3.750% and (ii) the Net Funds Cap.

Class B-2 Principal Payment Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, the Mezzanine Certificates and the Class B-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 95.60% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class IO Distribution Amount: As defined in Section 5.11 hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Supplemental Interest Trust on such Distribution Date in excess of the amount payable on the Class IO Interest on such Distribution Date, all as further provided in Section 5.11 hereof.

Class IO Interest: An uncertificated interest in the Trust Fund held by the Trustee, evidencing a REMIC Regular Interest in REMIC III for purposes of the REMIC Provisions.

Class M-1 Certificate: Any Certificate designated as a “Class M-1 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-1 Certificates as set forth herein and (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class M-1 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 0.270% or (B) after the first possible Optional Termination Date, 0.405% and (ii) the Net Funds Cap.

Class M-1 Principal Payment Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 66.40% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-2 Certificate: Any Certificate designated as a “Class M-2 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-2 Certificates as set forth herein and evidencing (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class M-2 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 0.290% or (B) after the first possible Optional Termination Date, 0.435% and (ii) the Net Funds Cap.

Class M-2 Principal Payment Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates and the Class M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 72.70% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-3 Certificate: Any Certificate designated as a “Class M-3 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-3 Certificates as set forth herein and evidencing (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class M-3 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 0.320% or (B) after the first possible Optional Termination Date, 0.480% and (ii) the Net Funds Cap.

Class M-3 Principal Payment Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior, Class M-1 Certificates and Class M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 76.40% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-4 Certificate: Any Certificate designated as a “Class M-4 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-4 Certificates as set forth herein and evidencing (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class M-4 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 0.370% or (B) after the first possible Optional Termination Date, 0.555% and (ii) the Net Funds Cap.

Class M-4 Principal Payment Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior, Class M-1, Class M-2 and Class M-3 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 79.70% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-5 Certificate: Any Certificate designated as a “Class M-5 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-5 Certificates as set forth herein and evidencing (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class M-5 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 0.390% or (B) after the first possible Optional Termination Date, 0.585% and (ii) the Net Funds Cap.

Class M-5 Principal Payment Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 82.70% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-6 Certificate: Any Certificate designated as a “Class M-6 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-6 Certificates as set forth herein and evidencing (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class M-6 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 0.460% or (B) after the first possible Optional Termination Date, 0.690% and (ii) the Net Funds Cap.

Class M-6 Principal Payment Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 85.60% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-7 Certificate: Any Certificate designated as a “Class M-7 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-7 Certificates as set forth herein and evidencing (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class M-7 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 0.900% or (B) after the first possible Optional Termination Date, 1.350%% and (ii) the Net Funds Cap.

Class M-7 Principal Payment Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 88.40% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-8 Certificate: Any Certificate designated as a “Class M-8 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-8 Certificates as set forth herein and evidencing (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class M-8 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 1.000% or (B) after the first possible Optional Termination Date, 1.500% and (ii) the Net Funds Cap.

Class M-8 Principal Payment Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 90.70% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-9 Certificate: Any Certificate designated as a “Class M-9 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-9 Certificates as set forth herein and evidencing (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class M-9 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 1.850% or (B) after the first possible Optional Termination Date, 2.775% and (ii) the Net Funds Cap.

Class M-9 Principal Payment Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 92.20% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class P Certificate: Any Certificate designated as a “Class P Certificate” on the face thereof, in the form of Exhibit A-5 hereto, representing the right to its Percentage Interest of distributions provided for the Class P Certificates as set forth herein and evidencing a REMIC Regular Interest in REMIC III.

Class P Certificate Account: The Eligible Account established and maintained by the Securities Administrator pursuant to Section 5.09.

Class R Certificate: Any Certificate designated as a “Class R” Certificate on the face thereof in the form of Exhibit A-6 hereto, representing the right to its Percentage Interest of distributions provided for the Class R Certificates as set forth herein and evidencing the Class R-I Interest, Class R-II Interest and Class R-III Interest.

Class R-I Interest: The uncertificated residual interest in REMIC I.

Class R-II Interest: The uncertificated residual interest in REMIC II.

Class R-III Interest: The uncertificated residual interest in REMIC III.

Class X Certificate: Any Certificate designated as a “Class X Certificate” on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class X Certificates as set forth herein and evidencing (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

Class X Distribution Amount: With respect to any Distribution Date and the Class X Certificates, the sum of (i) the Current Interest and Carryforward Interest and (ii) any Overcollateralization Release Amount for such Distribution Date remaining after payments pursuant to items 1 through 25 of Section 5.04(iii); provided, however that on and after the Distribution Date on which the Certificate Principal Balances of the Publicly Offered Certificates and the Class B Certificates have been reduced to zero, the Class X Distribution Amount shall include the Overcollateralization Amount.

Class X Pass-Through Rate: On any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (Q) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5, REMIC II Regular Interest LT-M6, REMIC II Regular Interest LT-M7, REMIC II Regular Interest LT-M8, REMIC II Regular Interest LT-M9, REMIC II Regular Interest LT-B1, REMIC II Regular Interest LT-B2 and REMIC II Regular Interest LT-ZZ. For purposes of calculating the Pass-Through Rate for the Class X Certificates, the numerator is equal to the sum of the following components:

(A)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-AA;

(B)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-A1;

(C)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-A2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-A2;

(D)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-A3, minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-A3;

(E)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-A4, minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-A4;

(F)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-M1;

(G)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-M2;

(H)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-M3;

(I)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-M4;

(J)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-M5; and

(K)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M6 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-M6;

(L)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M7 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-M7;

(M)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M8 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-M8;

(N)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M9 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-M9;

(O)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-B1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-B1;

(P)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-B2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-B2; and

(Q)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-ZZ.

Cleanup Call: As defined in Section 10.01.

Closing Date: June 30, 2006.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Combined Loan-to-Value Ratio: With respect to any Mortgage Loan as of any Determination Date, the ratio on such Determination Date of the Stated Principal Balance of the Mortgage Loan and any other mortgage loan which is secured by a lien on the related Mortgaged Property to the Appraised Value of the Mortgaged Property.

Commission: Shall mean the United States Securities and Exchange Commission.

Compensating Interest: With respect to any Distribution Date, an amount to be deposited in the Distribution Account by the Servicer pursuant to the Servicing Agreement or the Master Servicer pursuant to this Agreement to offset a Prepayment Interest Shortfall on a Mortgage Loan in accordance with this Agreement; provided, however that the amount of Compensating Interest required to be paid in respect of the Mortgage Loans by the Servicer pursuant to the Servicing Agreement shall not exceed the Servicing Fee payable to the Servicer on such Distribution Date or, in the case of the Master Servicer, shall not exceed the Master Servicing Compensation payable to the Master Servicer with respect to the related Prepayment Period.

Corporate Trust Office: The principal corporate trust office of the Trustee which office at the date of the execution of this instrument is located at 452 Fifth Avenue, New York, New York 10018, Attention: Nomura Home Equity Loan, Inc., 2006-WF1 or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Securities Administrator and the Servicer. The office of the Securities Administrator, which for purposes of Certificate transfers and surrender is located at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - Client Manager (NHEL 2006-WF1), and for all other purposes is located at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Corporate Trust Services - Client Manager (NHEL 2006-WF1) (or for overnight deliveries, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services - Client Manager (NHEL 2006-WF1)).

Corresponding Certificate: With respect to:

(i)	REMIC II Regular Interest LT-A1, the Class A-1 Certificates;
(ii)	REMIC II Regular Interest LT-A2, the Class A-2 Certificates;
(iii)	REMIC II Regular Interest LT-A3, the Class A-3 Certificates;
(iv)	REMIC II Regular Interest LT-A4, the Class A-4 Certificates;
(v)	REMIC II Regular Interest LT-M1, the Class M-1 Certificates;
(vi)	REMIC II Regular Interest LT-M2, the Class M-2 Certificates;
(vii)	REMIC II Regular Interest LT-M3, the Class M-3 Certificates;
(viii)	REMIC II Regular Interest LT-M4, the Class M-4 Certificates;
(ix)	REMIC II Regular Interest LT-M5, the Class M-5 Certificates;
(x)	REMIC II Regular Interest LT-M6, the Class M-6 Certificates;
(xi)	REMIC II Regular Interest LT-M7, the Class M-7 Certificates;
(xii)	REMIC II Regular Interest LT-M8, the Class M-8 Certificates;
(xiii)	REMIC II Regular Interest LT-M9, the Class M-9 Certificates;
(xiv)	REMIC II Regular Interest LT-B1, the Class B-1 Certificates;
(xv)	REMIC II Regular Interest LT-B2, the Class B-2 Certificates;
(xvi)	REMIC II Regular Interest LT-P, the Class P Certificates.

Credit Risk Management Agreement: Each of the agreements between the Credit Risk Manager and the Servicer and/or Master Servicer, dated as of June 30, 2006.

Credit Risk Management Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Credit Risk Management Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the last day of the related Due Period. The Credit Risk Management Fee shall be payable to the Credit Risk Manager and/or the Sponsor pursuant to Section 3.32(a)(vii) and 3.33(b).

Credit Risk Management Fee Rate: 0.005% per annum.

Credit Risk Manager: Portfolio Surveillance Analytics, LLC, a New York limited liability company, and its successors and assigns.

Current Interest: With respect to any Class of Publicly Offered Certificates and Class B Certificates and any Distribution Date, the amount of interest accruing at the applicable Pass-Through Rate on the related Certificate Principal Balance during the related Accrual Period; provided, that as to each Class of Publicly Offered Certificates and Class B Certificates, the Current Interest will be reduced by a pro rata portion of any Net Interest Shortfalls to the extent not covered by excess interest. No Current Interest will be payable with respect to any Class of Publicly Offered Certificates or Class B Certificate after the Distribution Date on which the outstanding Certificate Principal Balance of such Certificate has been reduced to zero.

Custodial Agreement: The Custodial Agreement dated as of June 1, 2006 among Wells Fargo, in its capacity as Custodian, the Servicer and the Trustee.

Custodian: Wells Fargo Bank, N.A.

Cut-off Date: June 1, 2006.

Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal due on or before the Cut-off Date, whether or not received, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

DBRS: Dominion Bond Rating Service.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

Defaulting Party: As defined in the Swap Agreement.

Deferred Amount: With respect to any Class of Subordinate Certificates and any Distribution Date, the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Certificate Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and the amount by which the Certificate Principal Balance of any such Class has been increased due to the collection of Subsequent Recoveries.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates: As defined in Section 6.06.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

Delinquency Rate: With respect to the Mortgage Loans and any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the Aggregate Loan Balance of all Mortgage Loans sixty (60) or more days delinquent (not including any Liquidated Mortgage Loans as of the end of the related Prepayment Period, but including all Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance of all Mortgage Loans as of the close of the last day of the related Due Period.

Delinquent: A Mortgage Loan is “delinquent” if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Principal Balance of this Certificate”.

Depositor: Nomura Home Equity Loan, Inc., a Delaware corporation, or its successor in interest.

Depository: The initial Depository shall be The Depository Trust Company (“DTC”), the nominee of which is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Agreement: With respect to the Class of Book-Entry Certificates, the agreement among the Depositor, the Trustee and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit I.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to any Distribution Date, the fifteenth (15th) day of the month of such Distribution Date or, if such day is not a Business Day, the immediately preceding Business Day.

Distribution Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.31 in the name of the Trustee for the benefit of the Certificateholders and designated “HSBC Bank USA, National Association, in trust for registered holders of Nomura Home Equity Loan, Inc., Asset-Backed Certificates, Series 2006-WF1”. Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Date: The twenty-fifth (25th) day of each calendar month after the initial issuance of the Certificates, or if such twenty-fifth (25th) day is not a Business Day, the next succeeding Business Day, commencing in July 2006.

Due Date: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

Due Period: With respect to any Distribution Date, the period from the second day of the calendar month preceding the calendar month in which such Distribution Date occurs through the close of business on the first day of the calendar month in which such Distribution Date occurs.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a segregated, non-interest bearing trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies as evidenced in writing by the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or Securities Administrator.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificate: Each of the Class X, Class P and Residual Certificates.

Excess Liquidation Proceeds: To the extent not required by law to be paid to the related Mortgagor, the excess, if any, of any Liquidation Proceeds with respect to a Mortgage Loan over the Stated Principal Balance of such Mortgage Loan and accrued and unpaid interest at the related Mortgage Rate through the last day of the month in which the Mortgage Loan has been liquidated.

Exchange Act: Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exemption: Prohibited Transaction Exemption 93-32, as amended from time to time.

Expense Fee Rate: The sum of the Credit Risk Management Fee Rate, Master Servicer Fee Rate and Servicing Fee Rate attributable to the Mortgage Loans.

Extra Principal Distribution Amount: With respect to any Distribution Date, is the lesser of (x) the Overcollateralization Deficiency Amount for such Distribution Date and (y) the sum of (i) the Monthly Excess Cashflow for such Distribution Date and (ii) amounts available from the Supplemental Interest Trust to pay principal as provided in Section 5.04(b)(ii).

Fannie Mae: Fannie Mae (formerly, Federal National Mortgage Association), or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Sponsor or the Master Servicer pursuant to or as contemplated by Section 2.03(c) or Section 10.01), a determination made by the Servicer pursuant to the Servicing Agreement that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records of each Final Recovery Determination made thereby.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.

Fitch: Fitch Ratings.

Form 8-K Disclosure Information: Has the meaning set forth in Section 5.13(b) of this Agreement.

Freddie Mac: Federal Home Loan Mortgage Corporation, or any successor thereto.

Gross Margin: With respect to each adjustable rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

Indemnified Persons: The Trustee, the Master Servicer, the Securities Administrator, the Custodian, the Trust Fund and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

Independent: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Sponsor, any originator and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Sponsor, any originator or any Affiliate thereof, and (c) is not connected with the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Sponsor, any originator or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Sponsor, any originator or any Affiliate thereof merely because such Person is the beneficial owner of one percent (1%) or less of any class of securities issued by the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Sponsor, any originator or any Affiliate thereof, as the case may be. When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Securities and Exchange Commission’s Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any affiliate of such other Person, (C) is not connected with such other Person or any affiliate of such other Person as an officer, employee, promoter, underwriter, Securities Administrator, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

Index: As of any Adjustment Date, the index applicable to the determination of the Mortgage Rate on each adjustable rate Mortgage Loan which will generally be based on Six-Month LIBOR or One-Year LIBOR.

Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the servicing standard set forth in the Servicing Agreement, other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses: Expenses covered by any Insurance Policy with respect to the Mortgage Loans.

Interest Determination Date: Shall mean the second LIBOR Business Day preceding the commencement of each Accrual Period.

Interest Remittance Amount: With respect to any Distribution Date, an amount generally equal to (i) the sum, without duplication, of (a) all scheduled interest received during the related Due Period with respect to the Mortgage Loans less the Servicing Fee, the Credit Risk Management Fee and the fee payable to any provider of lender-paid mortgage insurance, if any, (b) all Advances relating to interest with respect to the related Mortgage Loans made on or prior to the related Remittance Date, (c) all Compensating Interest with respect to the related Mortgage Loans and required to be remitted by the Servicer pursuant to the Servicing Agreement or the Master Servicer pursuant to this Agreement with respect to such Distribution Date, (d) Liquidation Proceeds and Subsequent Recoveries with respect to the related Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest), (e) all amounts relating to interest with respect to each related Mortgage Loan repurchased by the Sponsor pursuant to Sections 2.02 and 2.03 and (f) all amounts in respect of interest paid by the Master Servicer pursuant to Section 10.01 to the extent remitted by the Master Servicer to the Distribution Account pursuant to this Agreement, minus (ii) all amounts required to be reimbursed by the Trust pursuant to Section 3.32 or as otherwise set forth in this Agreement, the Servicing Agreement or the Custodial Agreement.

Interest Shortfall: With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on Mortgage Loans resulting from (a) Principal Prepayments in full received during the portion of the related Prepayment Period occurring in the month prior to the month in which Distribution Date occurs, (b) partial Principal Prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the Distribution Date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Relief Act.

ISDA Master Agreement: The ISDA Master Agreement dated as of June 30, 2006, as amended and supplemented from time to time, between the Swap Provider and the Trustee, as trustee on behalf of the Supplemental Interest Trust.

Last Scheduled Distribution Date: With respect to the Certificates, the Distribution Date in March 2036.

Latest Possible Maturity Date: The second Distribution Date following the final scheduled maturity date of the Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date. For purposes of the Treasury Regulations under Code Section 860A through 860G, the latest possible maturity date of each regular interest issued by each REMIC shall be the Latest Possible Maturity Date.

LIBOR Business Day: Shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

LIBOR Determination Date: The second LIBOR Business Day before the first day of the related Accrual Period.

Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee’s sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has certified in the related Prepayment Period in writing to the Securities Administrator that it has made a Final Recovery Determination.

Liquidation Proceeds: Amounts, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

Majority Class X Certificateholder: The Holder of a 50.01% or greater Percentage Interest in the Class X Certificates.

Marker Rate: With respect to the Publicly Offered Certificates and the Class B Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC II Pass-Through Rates for REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5, REMIC II Regular Interest LT-M6, REMIC II Regular Interest LT-M7, REMIC II Regular Interest LT-M8, REMIC II Regular Interest LT-M9, REMIC II Regular Interest LT-B1, REMIC II Regular Interest LT-B2 and REMIC II Regular Interest LT-ZZ, with the per annum rate on each such REMIC II Regular Interest (other than REMIC II Regular Interest LT-ZZ) subject to a cap equal to the Pass-Through Rate on the Corresponding Certificate for the purpose of this calculation; and with the per annum rate on REMIC II Regular Interest LT-ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, the calculation of the Uncertificated REMIC II Pass-Through Rate and the related cap with respect to each such REMIC II Regular Interest (other than REMIC II Regular Interest LT-ZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is thirty (30).

Master Servicer: As of the Closing Date, Wells Fargo Bank, N.A. and thereafter, its respective successors in interest who meet the qualifications of this Agreement. The Master Servicer and the Securities Administrator shall at all times be the same Person or Affiliates.

Master Servicer Default: One or more of the events described in Section 8.01(b).

Master Servicing Fee Rate: 0 basis points.

Master Servicing Compensation: The Master Servicing Fee plus all income and gain realized from any investment of funds in the Distribution Account.

Maximum Interest Rate: With respect to any Distribution Date and the related Accrual Period, an annual rate equal to the weighted average of the Maximum Mortgage Interest Rates of the Mortgage Loans as stated on the Mortgage Loan Schedule minus the weighted average Expense Fee Rate of the Mortgage Loans. The calculation of the Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related Accrual Period.

Maximum Mortgage Interest Rate: With respect to each adjustable rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum interest rate.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

Mezzanine Certificates: The Class M-1, Class M-2, Class, M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

Minimum Mortgage Interest Rate: With respect to each adjustable rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

Minimum Servicing Requirements: With respect to a successor Servicer appointed pursuant to Section 7.06(b) hereunder:

(i)  the proposed Successor Servicer is (1) an affiliate of the Master Servicer that services mortgage loans similar to the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located or (2) the proposed Successor Servicer has a rating of at least “Above Average” by S&P and either a rating of at least “RPS2” by Fitch or a rating of at least “SQ2” by Moody’s; and

(ii)  the proposed Successor Servicer has a net worth of at least $25,000,000.

MOM Loan: Any Mortgage Loan as to which MERS is acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Excess Cashflow: With respect to any Distribution Date, means the sum of (a) the Monthly Excess Interest, (b) the Overcollateralization Release Amount, if any, for such Distribution Date, and (c) the Principal Remittance Amount remaining following payments of the Principal Payment Amount to the Senior Certificates and Subordinate Certificates.

Monthly Excess Interest: With respect to any Distribution Date, the excess of (x) the Interest Remittance Amount for such Distribution Date over (y) the sum of Current Interest and Carryforward Interest on the Senior Certificates and Subordinate Certificates for such Distribution Date.

Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 5.06.

Moody’s: Moody’s Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

Mortgage File: The Mortgage Loan Documents pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loan Documents: As defined in Section 2.01.

Mortgage Loans: Each of the Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement dated as of June 30, 2006, between the Sponsor, as seller and the Depositor, as purchaser, a form of which is attached hereto as Exhibit C.

Mortgage Loan Purchase Price: The price, calculated as set forth in Section 10.01, to be paid in connection with the purchase of the Mortgage Loans pursuant to Section 10.01.

Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, setting forth the following information with respect to each Mortgage Loan:

(i)  the Mortgage Loan identifying number;

(ii)  a code indicating whether the Mortgaged Property is owner-occupied;

(iii)  the type of Residential Dwelling constituting the Mortgaged Property;

(iv)  the original months to maturity;

(v)  the original date of the Mortgage Loan and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule;

(vi)  the Loan-to-Value Ratio or Combined Loan-to-Value Ratio, as applicable, at origination;

(vii)  the Mortgage Rate in effect immediately following the Cut-off Date;

(viii)  the date on which the first Monthly Payment was due on the Mortgage Loan;

(ix)  the stated maturity date;

(x)  the amount of the Monthly Payment at origination;

(xi)  the amount of the Monthly Payment as of the Cut-off Date;

(xii)  the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(xiii)  the original principal amount of the Mortgage Loan;

(xiv)  the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

(xv)  with respect to each adjustable rate Mortgage Loan, the first Adjustment Date;

(xvi)  with respect to each adjustable rate Mortgage Loan, the Gross Margin;

(xvii)  a code indicating the purpose of the loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xviii)  with respect to each adjustable rate Mortgage Loan, the Maximum Mortgage Rate under the terms of the Mortgage Note;

(xix)  with respect to each adjustable rate Mortgage Loan, the Minimum Mortgage Rate under the terms of the Mortgage Note;

(xx)  the Mortgage Rate at origination;

(xxi)  with respect to each adjustable rate Mortgage Loan, the Periodic Rate Cap;

(xxii)  with respect to each adjustable rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date;

(xxiii)  with respect to each adjustable rate Mortgage Loan, the Index;

(xxiv)  the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date;

(xxv)  a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a fixed rate Mortgage Loan;

(xxvi)  a code indicating the documentation style (i.e., full, stated or limited);

(xxvii)  a code indicating if the Mortgage Loan is subject to a primary insurance policy or lender paid mortgage insurance policy and the name of the insurer;

(xxviii)  the Appraised Value of the Mortgaged Property;

(xxix)  the sale price of the Mortgaged Property, if applicable;

(xxx)  a code indicating whether the Mortgage Loan is subject to a Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge;

(xxxi)  the product type (e.g., 2/28, 15 year fixed, 30 year fixed, 15/30 balloon, etc.);

(xxxii)  the Mortgagor’s debt to income ratio;

(xxxiii)  the FICO score at origination; and

(xxxiv)  the initial seller who sold such Mortgage Loan to the Sponsor.

Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the Mortgage Loans.

Mortgage Note: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate with respect to each adjustable rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date equal to the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such adjustable rate Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and (ii) the related Minimum Mortgage Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

Mortgaged Property: The underlying property securing a Mortgage Loan.

Mortgagor: The obligor on a Mortgage Note.

Net Funds Cap: With respect to any Distribution Date, a per annum rate equal to the product of (I)(a) a fraction, expressed as a percentage, the numerator of which is the Optimal Interest Remittance Amount for such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the immediately preceding Distribution Date, minus (b) the sum of (1) any Net Swap Payment payable to the Swap Provider on such Distribution Date, divided by the outstanding Stated Principal Balance of the Mortgage Loans for the immediately preceding Distribution Date, and (2) any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement Interest Rate Swap Agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such Distribution Date, divided by the outstanding aggregate Stated Principal Balance of the Mortgage Loans for the immediately preceding Distribution Date and (II) 12. The Net Funds Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. With respect to any Distribution Date and the REMIC III Regular Interests the ownership of which is represented by the Class A Certificates, Mezzanine Certificates and Class B Certificates, the weighted average (adjusted for the actual number of days elapsed in the related Accrual Period) of the Uncertificated REMIC II Pass-Through Rate on the REMIC II Regular Interests (other than REMIC II Regular Interest LT-IO and REMIC II Regular Interest LT-P), weighted on the basis of the Uncertificated Principal Balance of each such REMIC II Regular Interest immediately prior to such Distribution Date.

Net Interest Shortfalls: Shall mean Interest Shortfalls net of payments by the Servicer or the Master Servicer in respect of Compensating Interest.

Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the related Mortgage Rate less the sum of (i) the Servicing Fee Rate, (ii) the Master Servicing Fee Rate, (iii) the Credit Risk Management Fee Rate and (iv) the rate at which the fee payable to any provider of lender-paid mortgage insurance is calculated, if applicable.

Net Swap Payment: With respect to each Distribution Date, the net payment required to be made pursuant to the terms of the Swap Agreement by either the Swap Provider or the Supplemental Interest Trust, which net payment shall not take into account any Swap Termination Payment.

Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

Nonrecoverable Advance: With respect any Mortgage Loan, any portion of an Advance or Servicing Advance previously made or proposed to be made by the Servicer pursuant to the Servicing Agreement or the Trustee as Successor Servicer, that, in the good faith judgment of the Servicer or the Trustee as Successor Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or otherwise.

Notional Amount: For each Distribution Date shall be equal to the lesser of (a) the Aggregate Loan Balance of the Mortgage Loans on the Business Day immediately preceding such Distribution Date and (b) the Swap Notional Amount for such Distribution Date as set forth in the Swap Agreement.

Officer’s Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor or the Trustee (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with a particular subject) or (ii), if provided for in the Servicing Agreement, signed by an Authorized Servicer Representative, as the case may be, and delivered to the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and/or the Trustee, as the case may be, as required by the Servicing Agreement.

One-Month LIBOR: With respect to any Accrual Period (other than the first Accrual Period), the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Securities Administrator and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual Period. The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Senior Certificates and the Subordinate Certificates for the related Accrual Period shall, in the absence of manifest error, be final and binding. With respect to the first Accrual period, One-Month LIBOR shall equal 5.341% per annum.

One-Year LIBOR: The per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related Mortgage Note.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Sponsor, the Master Servicer, the Depositor or the Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 2.05, 7.05 or 11.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Sponsor, the Master Servicer Depositor and the Servicer, (ii) not have any direct financial interest in the Sponsor, the Depositor, the Master Servicer or the Servicer or in any affiliate of any of them, and (iii) not be connected with the Sponsor, the Depositor, the Master Servicer or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Optimal Interest Remittance Amount: With respect to any Distribution Date, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the Mortgage Loans for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans or were not taken into account in computing the expense fee rate.

Optional Termination: The termination of the Trust Fund created hereunder as a result of the purchase of all of the Mortgage Loans and any related REO Property pursuant to Section 10.01.

Optional Termination Date: The first Distribution Date on which the Master Servicer may purchase, at its option, the Mortgage Loans and related REO Properties as described in Section 10.01.

OTS: The Office of Thrift Supervision or any successor thereto.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(a) Certificates theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and

(b) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

Outstanding Mortgage Loan: As of any date of determination, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (a) the Aggregate Loan Balance for such Distribution Date over (b) the aggregate Certificate Principal Balance of the Publicly Offered Certificates and the Class B Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Remittance Amount (without regard to any payments made pursuant to the Swap Agreement with respect to Realized Losses) on such Distribution Date).

Overcollateralization Deficiency Amount: With respect to any Distribution Date, the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Certificate Principal Balance of the Publicly Offered Certificates and the Class B Certificates resulting from the payment of the Principal Remittance Amount (without regard to any payments made pursuant to the Swap Agreement with respect to Realized Losses) on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

Overcollateralization Release Amount: With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount (without regard to any payments made pursuant to the Swap Agreement with respect to Realized Losses) for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date exceeds (2) the Targeted Overcollateralization Amount for such Distribution Date.

Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Pass-Through Rate: The Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1, Class B-2 and Class X Pass-Through Rate, as applicable.

Payahead: Any Scheduled Payment intended by the related Mortgagor to be applied in a Due Period subsequent to the Due Period in which such payment was received.

PCAOB: Shall mean the Public Company Accounting Oversight Board.

Percentage Interest: With respect to any Certificate of a specified Class, the Percentage Interest set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class.

Periodic Rate Cap: With respect to the Adjustment Date for any adjustable rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such adjustable rate Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Interest Rate or the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i)  direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are unconditionally backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency that rates such securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee or the Master Servicer in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(v)  demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

(vi)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(vii)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

(viii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(ix)  units of money market funds registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee, the Master Servicer or an affiliate of either, having a rating by S&P of AAAm or AAAm-G, and if rated by Moody’s, rated Aaa, Aa1 or Aa2, and if rated by Fitch, F1, F2 or F3;

(x)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee, the Master Servicer or any affiliate thereof) which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; and

(xi)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor and (vi) any other Person based upon an Opinion of Counsel (which shall not be an expense of the Trustee) that states that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Prepayment Assumption: The assumed rate of prepayment, as described in the Prospectus Supplement relating to each Class of Publicly Offered Certificates.

Prepayment Charge: With respect to any Principal Prepayment, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note (other than any Servicer Prepayment Charge Payment Amount) as shown on the Prepayment Charge Schedule.

Prepayment Charge Schedule: As of any date, the list of Mortgage Loans providing for a Prepayment Charge included in the Trust Fund on such date, attached hereto as Exhibit K (including the prepayment charge summary attached thereto). The Depositor shall deliver or cause the delivery of the Prepayment Charge Schedule to the Servicer, the Master Servicer and the Trustee on the Closing Date. The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

(i)	the Mortgage Loan identifying number;

(ii)	a code indicating the type of Prepayment Charge;

(iii)	the date on which the first Monthly Payment was due on the related Mortgage Loan;

(iv)	the term of the related Prepayment Charge;

(v)	the original Stated Principal Balance of the related Mortgage Loan; and

(vi)	the Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date.

Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring in the month prior to the month in which such Distribution Date occurs, (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 3.24 or 10.01 hereof), the amount, if any, by which (i) one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment less the sum of (a) the Servicing Fee, (b) the Credit Risk Management Fee and (c) the fee payable to any provider of lender-paid mortgage insurance, if any.

Prepayment Period: With respect to any Distribution Date, and (a) prepayments in full, the 16th of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Closing Date) through the 15th of the month in which such Distribution Date occurs or (b) prepayments in part, the prior calendar month.

Principal Payment Amount: With respect to each Distribution Date, the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 3.26 and 10.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

Principal Remittance Amount: With respect to any Distribution Date, the sum, without duplication, of (a) the principal portion of all Scheduled Payments on the Mortgage Loans due during the related Due Period whether or not received on or prior to the related Determination Date, (b) the principal portion of all unscheduled collections (other than Payaheads) including Insurance Proceeds, Condemnation Proceeds, Subsequent Recoveries and all full and partial Principal Prepayments exclusive of prepayment charges or penalties collected during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, (c) the Stated Principal Balance of each Mortgage Loan that was repurchased by the Sponsor during the related Prepayment Period pursuant to Sections 2.02, 2.03 and 3.24, (d) the aggregate of all Substitution Adjustment Amounts received during the related Prepayment Period for the related Determination Date in connection with the substitution of Mortgage Loans pursuant to Section 2.03(b), (e) amounts in respect of principal on the Mortgage Loans paid by the Master Servicer pursuant to Section 10.01, (f) all Liquidation Proceeds and Subsequent Recoveries with respect to the Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal), in each case to the extent remitted by the Servicer to the Distribution Account pursuant to this Agreement, (g) the principal portion of Payaheads previously received on the Mortgage Loans and intended for application in the related Due Period and (h) any payments made pursuant to the Swap Agreement with respect to Realized Losses, minus (ii) all amounts required to be reimbursed by the Trust pursuant to Sections 4.02, 4.05, 4.07, 5.10 and 9.05 or as otherwise set forth in this Agreement, the Servicing Agreement or the Custodial Agreement and to the extent not reimbursed from the Interest Remittance Amount for such Distribution Date.

Private Certificate: Each of the Class B-1, Class B-2, Class X, Class P and Class R Certificates.

Prospectus Supplement: The Prospectus Supplement dated April 26, 2006 relating to the offering of the Publicly Offered Certificates.

Protected Account: An account established and maintained for the benefit of the Certificateholders by the Servicer with respect to the Mortgage Loans and any related REO Properties pursuant to the Servicing Agreement.

Publicly Offered Certificates: Any Certificates other than the Private Certificates.

PUD: A planned unit development.

Purchase Price: With respect to any Mortgage Loan required to be repurchased by the Sponsor pursuant to Section 2.02, 2.03 or 3.24 hereof and as confirmed by an Officer’s Certificate from the Sponsor to the Trustee, an amount equal to the sum of (i) 100% of the outstanding principal balance of the Mortgage Loan as of the date of such purchase plus, (ii) 30 days’ accrued interest thereon at the applicable Net Mortgage Rate, plus any portion of the Servicing Fee, Servicing Advances and Advances payable to the Servicer or Master Servicer, as applicable, with respect to such Mortgage Loan plus (iii) any costs and damages of the Trust Fund in connection with any violation by such Mortgage Loan of any abusive or predatory lending law, including any expenses incurred by the Trustee with respect to such Mortgage Loan prior to the purchase thereof.

Rating Agency: Each of Moody’s, S&P, Fitch and DBRS. If any such organization or its successor is no longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the Stated Principal Balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (iii) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer pursuant to the Servicing Agreement. To the extent the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent that Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the Stated Principal Balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (iii) the aggregate of all unreimbursed Advances and Servicing Advances.

With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

In addition, to the extent the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

Record Date: With respect to the Publicly Offered Certificates and Class B Certificates and any Distribution Date, so long as such Certificates are Book-Entry Certificates, the Business Day preceding such Distribution Date, and otherwise, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs. With respect to the Class X, Class P and Class R Certificates and any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

Reference Banks: Shall mean leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) which are not controlling, controlled by, or under common control with, the Depositor, the Sponsor or the Servicer.

Reference Bank Rate: With respect to any Accrual Period shall mean the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the Publicly Offered Certificates and Class B Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Publicly Offered Certificates and Class B Certificates for such Accrual Period.

Regular Certificate: Any Certificate other than a Residual Certificate.

Regulation AB: Means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relevant Servicing Criteria: Means with respect to any Servicing Function Participant, the Servicing Criteria applicable to such party, as set forth on Exhibit L attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator or the Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such party.

Relief Act: The Servicemembers Civil Relief Act of 2003, as amended from time to time or similar state or local laws.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC I: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of (i) the Mortgage Loans and all interest accruing and principal due with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof and all related Prepayment Charges; (ii) the related Mortgage Files, (iii) the Protected Account (other than any amounts representing any Servicer Prepayment Charge Payment Amount), the Distribution Account, the Class P Certificate Account and such assets that are deposited therein from time to time, together with any and all income, proceeds and payments with respect thereto; (iv) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (v) the mortgagee’s rights under the Insurance Policies with respect to the Mortgage Loans; (vi) the rights under the Mortgage Loan Purchase Agreement, and (vii) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. Notwithstanding the foregoing, however, REMIC I specifically excludes (i) all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date, (ii) all Prepayment Charges payable in connection with Principal Prepayments on the Mortgage Loans made before the Cut-off Date, (iii) the Basis Risk Shortfall Reserve Fund, (iv) the Swap Agreement and (v) the Supplemental Interest Trust.

REMIC I Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a “regular interest” in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto.

REMIC II: The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the REMIC II Regular Interests and the Holders of the Class R (as holders of the Class R-II Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC II Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-AA minus the Marker Rate, divided by (b) 12.

REMIC II Overcollateralization Amount: With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Principal Balances of the REMIC II Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5, REMIC II Regular Interest LT-M6, REMIC II Regular Interest LT-M7, REMIC II Regular Interest LT-M8, REMIC II Regular Interest LT-M9, REMIC II Regular Interest LT-B1, REMIC II Regular Interest LT-B2 and REMIC II Regular Interest LT-P, in each case as of such date of determination.

REMIC II Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5, REMIC II Regular Interest LT-M6, REMIC II Regular Interest LT-M7, REMIC II Regular Interest LT-M8, REMIC II Regular Interest LT-M9, REMIC II Regular Interest LT-B1, REMIC II Regular Interest LT-B2 and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5, REMIC II Regular Interest LT-M6, REMIC II Regular Interest LT-M7, REMIC II Regular Interest LT-M8, REMIC II Regular Interest LT-M9, REMIC II Regular Interest LT-B1, REMIC II Regular Interest LT-B2 and REMIC II Regular Interest LT-ZZ.

REMIC II Regular Interests: REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5, REMIC II Regular Interest LT-M6, REMIC II Regular Interest LT-M7, REMIC II Regular Interest LT-M8, REMIC II Regular Interest LT-M9, REMIC II Regular Interest LT-B1, REMIC II Regular Interest LT-B2, REMIC II Regular Interest LT-ZZ and REMIC II Regular Interest LT-P.

REMIC II Regular Interest LT-AA: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-AA shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-A1: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-A1 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-A2: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-A2 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-A3: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-A3 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-A4: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-A4 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-B1: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-B1 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-B2: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-B2 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-IO: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-IO shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, subject to the terms and conditions hereof.

REMIC II Regular Interest LT-M1: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M1 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-M2: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M2 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-M3: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M3 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-M4: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M4 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-M5: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M5 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-M6: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M6 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-M7: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M7 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-M8: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M8 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-M9: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M9 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-P: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-P shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-ZZ: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-ZZ shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-ZZ Maximum Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC II Pass-Through Rate applicable to REMIC II Regular Interest LT-ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-ZZ minus the REMIC II Overcollateralization Amount, in each case for such Distribution Date, over (ii) the Uncertificated Accrued Interest on REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5, REMIC II Regular Interest LT-M6, REMIC II Regular Interest LT-M7, REMIC II Regular Interest LT-M8, REMIC II Regular Interest LT-M9, REMIC II Regular Interest LT-B1 and REMIC II Regular Interest LT-B2 for such Distribution Date, with the rate on each such REMIC II Regular Interest subject to a cap equal to the related Pass-Through Rate.

REMIC II Targeted Overcollateralization Amount: 1.00% of the Targeted Overcollateralization Amount.

REMIC III: The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC III Certificateholders pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC III Certificate: Any Regular Certificate or Class R Certificate.

REMIC III Certificateholder: The Holder of any REMIC III Certificate.

REMIC Opinion: Shall mean an Opinion of Counsel to the effect that the proposed action will not have an adverse affect on any REMIC created hereunder.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REMIC Regular Interest: Any REMIC I Regular Interest, REMIC II Regular Interest, Regular Certificate or Class IO Interest.

Remittance Date: Shall mean not later than 3:00 p.m. Eastern Time on the eighteenth (18th) day of the month and if such day is not a Business Day, the immediately preceding Business Day.

REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Replacement Mortgage Loan: A Mortgage Loan or Mortgage Loans in the aggregate substituted by the Sponsor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a request for release in accordance with the terms of the Custodial Agreement, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have an adjustable Mortgage Rate not less than or more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) have a Loan-to-Value Ratio or Combined Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) have the same lien priority as the Deleted Mortgage Loan; (vii) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied; (viii) have a Maximum Mortgage Interest Rate not less than the Maximum Mortgage Interest Rate on the Deleted Loan; (ix) have a Minimum Mortgage Interest Rate not less than the Minimum Mortgage Interest Rate of the Deleted Loan, if applicable; (x) have a Gross Margin equal to the Gross Margin of the Deleted Loan; (xi) have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Loan, if applicable; and (xii) comply with each representation and warranty set forth in the Mortgage Loan Purchase Agreement.

Reportable Event: Has the meaning set forth in Section 5.13(b) of this Agreement.

Reporting Servicer: Shall mean the Servicer, the Master Servicer, the Securities Administrator, the Custodian under the Custodial Agreement, and any Servicing Function Participant engaged by such parties.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

Residual Certificates: The Class R Certificates.

Responsible Officer: With respect to the Trustee and the Securities Administrator, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer, any other officer customarily performing functions similar to those performed by any of the above designated officers or other officers of the Trustee or the Securities Administrator specified by the Trustee or the Securities Administrator, as the case may be, having direct responsibility over this Agreement and customarily performing functions similar to those performed by any one of the designated officers, as to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Responsible Party: The party indicated on Exhibit N as the entity primarily responsible for reporting the information set forth therein to the Securities Administrator pursuant to Section 5.13.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

Sarbanes-Oxley Act: Means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification: A written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Securities Administrator: As of the Closing Date, Wells Fargo Bank, N.A. and thereafter, its respective successors in interest that meet the qualifications of this Agreement. The Securities Administrator and the Master Servicer shall at all times be the same Person or Affiliates.

Senior Certificates: The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

Senior Enhancement Percentage: With respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Subordinate Certificates and the Overcollateralization Amount, in each case after giving effect to payments on such Distribution Date (assuming no Trigger Event is in effect), and the denominator of which is the Aggregate Loan Balance for such Distribution Date.

Senior Principal Payment Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the Certificate Principal Balances of the Senior Certificates, in each case, immediately prior to such Distribution Date exceed (y) the lesser of (A) the product of (i) 59.60% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Service(s)(ing): Means, in accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust Fund by an entity that meets the definition of “servicer’ set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

Servicer: Wells Fargo Bank, National Association, or any successor thereto appointed hereunder in connection with the servicing and administration of the Mortgage Loans.

Servicer Default: As defined in Section 8.01.

Servicer Prepayment Charge Payment Amount: The amount payable by a Servicer in respect of any waived Prepayment Charges pursuant to the Servicing Agreement.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable legal fees) incurred prior to, on or after the Cut-off Date in the performance by the Servicer of its servicing obligations under the Servicing Agreement, including, but not limited to, the cost of (i) the preservation, restoration, inspection, valuation and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered in the MERS® System, (iii) the management and liquidation of any REO Property (including, without limitation, realtor’s commissions), (iv) compliance with any obligations under Section 3.07 hereof to cause insurance to be maintained, (v) payment of taxes, (vi) obtaining broker price opinions and (vii) obtaining any legal documentation required to be included in the Mortgage File and/or correcting any outstanding title issues (i.e., any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position) reasonably necessary for the Servicer to perform its obligations under this Agreement. Servicing Advances also include any reasonable “out-of-pocket” cost and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments to the extent not recovered from the Mortgagor or otherwise payable under the Servicing Agreement. The Servicer shall not be required to make any Servicing Advances that would constitute a Nonrecoverable Advance, provided that the Servicer delivers an Officer’s Certificate to the Master Servicer and the Trustee certifying that such Servicing Advance would constitute a Nonrecoverable Advance.

Servicing Agreement: The Seller’s Warranties and Servicing Agreement, dated as of March 1, 2006 between the Sponsor and the Servicer (as modified pursuant to the Assignment Agreement).

Servicing Criteria: Means the criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the last day of the related Due Period or, in the event of any payment of interest that accompanies a Principal Prepayment in full during the related Due Period made by the Mortgagor immediately prior to such prepayment, interest at the Servicing Fee Rate on the same Stated Principal Balance of such Mortgage Loan used to calculate the payment of interest on such Mortgage Loan.

Servicing Fee Rate: 0.50% per annum.

Servicing Function Participant: Means any Subservicer or Subcontractor of the Servicer, the Master Servicer and the Securities Administrator, the Custodian, respectively or any other Person that is participating in the servicing function within the meaning of Item 1122 of Regulation AB, without regard to any threshold referenced therein.

Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and the servicing of Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished to the Master Servicer, the Securities Administrator the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

Six-Month LIBOR: The per annum rate equal to the average of interbank offered rates for Six-Month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related Mortgage Note.

Sponsor: Nomura Credit & Capital, Inc., a Delaware corporation, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

Startup Day: The Startup Day for each REMIC formed hereunder shall be the Closing Date.

Stated Principal Balance: With respect to any Mortgage Loan or related REO Property and any Distribution Date, the Cut-off Date Principal Balance thereof minus the sum of (i) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment), (ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with the Servicing Agreement with respect to such Mortgage Loan, that were received by the Servicer as of the close of business on the last day of the Prepayment Period related to such Distribution Date and (iii) any Realized Losses on such Mortgage Loan incurred during the related Prepayment Period. The Stated Principal Balance of a Liquidated Loan equals zero.

Stepdown Date: The later to occur of (x) the Distribution Date in July 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions to the holders of the Publicly Offered Certificates and the Class B Certificates on such Distribution Date) is greater than or equal to 40.40%.

Subcontractor: Shall mean any vendor, subcontractor or other Person who is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer (or a Subservicer of the Servicer), the Master Servicer, the Trustee, the Custodian or the Securities Administrator.

Subordinate Certificates: Shall mean, collectively, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Certificates.

Subsequent Recoveries: Shall mean all amounts in respect of principal received by a Servicer (net of reimbursable expenses) on a Mortgage Loan for which a Realized Loss was previously incurred.

Subservicer: Shall mean any Person who is identified in Item 1122(d) of Regulation AB that services the Mortgage Loans on behalf of the Servicer, and is responsible for the performance (whether directly or through subservicers or Subcontractors) of servicing functions required to be performed under the Servicing Agreement or any subservicing agreement.

Subservicing Agreement: Any agreement entered into between the Servicer and a Subservicer with respect to the subservicing of any Mortgage Loan subject to the Servicing Agreement by such Subservicer.

Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(d).

Successor Servicer: Any successor to the Servicer appointed pursuant to Section 8.02 of this Agreement after the occurrence of a Servicer Default or upon the resignation of the Servicer pursuant to the Servicing Agreement.

Supplemental Interest Trust: The corpus of a trust created pursuant to Section 5.11 of this Agreement and designated as the “Supplemental Interest Trust,” consisting of the Swap Agreement, the Class IO Interest and the right to receive payments in respect of the Class IO Distribution Amount. For the avoidance of doubt, the Supplemental Interest Trust does not constitute a part of the Trust Fund.

Swap Agreement: The interest rate swap agreement, dated June 30, 2006, between HSBC Bank USA, National Association, as trustee on behalf of the Supplemental Interest Trust, and the Swap Provider, which agreement provides for Net Swap Trust Payments and Swap Termination Payments to be paid, as provided therein, together with any schedules, confirmations or other agreements relating thereto, attached hereto as Exhibit P.

Swap LIBOR: LIBOR as determined pursuant to the Swap Agreement.

Swap Provider: The swap provider under the Swap Agreement either (a) entitled to receive payments from the Supplemental Interest Trust or (b) required to make payments to the Supplemental Interest Trust, in either case pursuant to the terms of the Swap Agreement, and any successor in interest or assign. Initially, the Swap Provider shall be Bear Sterns Financial Products, Inc.

Swap Provider Trigger Event: A Swap Provider Trigger Event shall have occurred if any of an Event of Default (under the Swap Agreement) with respect to which the Swap Provider is a Defaulting Party, a Termination Event (under the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party or an Additional Termination Event (under the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party has occurred.

Swap Termination Payment: Upon the designation of an “Early Termination Date” as defined in the Swap Agreement, the payment to be made by the Supplemental Interest Trust to the Swap Provider, or by the Swap Provider to the Supplemental Interest Trust, as applicable, pursuant to the terms of the Swap Agreement.

Targeted Overcollateralization Amount: With respect to any Distribution Date prior to the Stepdown Date, 2.20% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) 4.40% of the Aggregate Loan Balance for such Distribution Date, or (b) 0.50% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Targeted Overcollateralization Amount for such Distribution Date will be equal to the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Publicly Offered Certificates and the Class B Certificates to zero, the Targeted Overcollateralization Amount shall be zero.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury regulation § 1.860F-4(d) and temporary Treasury regulation § 301.6231(a)(7)-1T. The holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Securities Administrator, or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

Termination Price: The price, calculated as set forth in Section 10.01, to be paid in connection with the purchase of the Mortgage Loans pursuant to Section 10.01.

Transaction Party: Shall mean the Depositor, the Sponsor, the Trustee, the Servicer, the Master Servicer, the Securities Administrator, the Custodian and the Swap Provider.

Transfer Affidavit: As defined in Section 6.02(c).

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

Trigger Event: With respect to any Distribution Date, a Trigger Event is in effect if either (i) the Delinquency Rate as of the last day of the related Due Period exceeds 39.60% of the Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative Realized Losses as a percentage of the original Aggregate Loan Balance on the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Distribution Date	Percentage
July 2009 - June 2010	1.25%
July 2010 - June 2011	2.75%
July 2011 - June 2012	4.30%
July 2012 - June 2013	5.55%
July 2013 and thereafter	6.25%

*The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Trust Fund: Collectively, the assets of REMIC I, REMIC II, REMIC III and the Basis Risk Shortfall Reserve Fund. For the avoidance of doubt, the Trust Fund does not include the Supplemental Interest Trust.

Trustee: HSBC Bank USA, National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

Uncertificated Accrued Interest: With respect to each Uncertificated REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and shortfalls resulting from application of the Relief Act (allocated to such REMIC Regular Interests as set forth in Sections 1.02 and 5.07).

Uncertificated Notional Amount: With respect to the Class X Interest and any Distribution Date, an amount equal to the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest P) for such Distribution Date.

With respect to REMIC II Regular Interest LT-IO and each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC I Regular Interests
1	I-1-A through I-60-A
2	I-2-A through I-60-A
3	I-3-A through I-60-A
4	I-4-A through I-60-A
5	I-5-A through I-60-A
6	I-6-A through I-60-A
7	I-7-A through I-60-A
8	I-8-A through I-60-A
9	I-9-A through I-60-A
10	I-10-A through I-60-A
11	I-11-A through I-60-A
12	I-12-A through I-60-A
13	I-13-A through I-60-A
14	I-14-A through I-60-A
15	I-15-A through I-60-A
16	I-16-A through I-60-A
17	I-17-A through I-60-A
18	I-18-A through I-60-A
19	I-19-A through I-60-A
20	I-20-A through I-60-A
21	I-21-A through I-60-A
22	I-22-A through I-60-A
23	I-23-A through I-60-A
24	I-24-A through I-60-A
25	I-25-A through I-60-A
26	I-26-A through I-60-A
27	I-27-A through I-60-A
28	I-28-A through I-60-A
29	I-29-A through I-60-A
30	I-30-A through I-60-A
31	I-31-A through I-60-A
32	I-32-A through I-60-A
33	I-33-A through I-60-A
34	I-34-A through I-60-A
35	I-35-A through I-60-A
36	I-36-A through I-60-A
37	I-37-A through I-60-A
38	I-38-A through I-60-A
39	I-39-A through I-60-A
40	I-40-A through I-60-A
41	I-41-A through I-60-A
42	I-42-A through I-60-A
43	I-43-A through I-60-A
44	I-44-A through I-60-A
45	I-45-A through I-60-A
46	I-46-A through I-60-A
47	I-47-A through I-60-A
48	I-48-A through I-60-A
49	I-49-A through I-60-A
50	I-50-A through I-60-A
51	I-51-A through I-60-A
52	I-52-A through I-60-A
53	I-53-A through I-60-A
54	I-54-A through I-60-A
55	I-55-A through I-60-A
56	I-56-A through I-60-A
57	I-57-A through I-60-A
58	I-58-A through I-60-A
59	I-59-A and I-60-A
60	I-60-A
thereafter	$0.00

With respect to the Class IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC II Regular Interest IO.

Uncertificated Principal Balance: With respect to each REMIC Regular Interest (other than REMIC II Regular Interest LT-IO), the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each such REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 5.07 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 5.07. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero.

Uncertificated Pass-Through Rate: The Uncertificated REMIC I Pass-Through Rate or Uncertificated REMIC II Pass-Through Rate.

Uncertificated REMIC I Pass-Through Rate: With respect to REMIC I Regular Interest I, a per annum rate equal to the weighted average Net Mortgage Rate of Mortgage Loans. With respect to each REMIC I Regular Interest ending with the designation “A”, a per annum rate equal to the weighted average Net Mortgage Rate of the Mortgage Loans multiplied by 2, subject to a maximum rate of 11.228%. With respect to each REMIC I Regular Interest ending with the designation “B”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average Net Mortgage Rate of the Mortgage Loans over (ii) 11.228% and (y) 0.00%.

Uncertificated REMIC II Pass-Through Rate: With respect to REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5, REMIC II Regular Interest LT-M6, REMIC II Regular Interest LT-M7, REMIC II Regular Interest LT-M8, REMIC II Regular Interest LT-M9, REMIC II Regular Interest LT-B1, REMIC II Regular Interest LT-B2 and REMIC II Regular Interest LT-ZZ, a per annum rate (but not less than zero) equal to the weighted average of (w) with respect to REMIC I Regular Interest I, the Uncertificated REMIC I Pass-Through Rate for such REMIC I Regular Interest for each such Distribution Date, (x) with respect to REMIC I Regular Interests ending with the designation “B”, the weighted average of the Uncertificated REMIC I Pass-Through Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interests for each such Distribution Date and (y) with respect to REMIC I Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC I Regular Interest listed below, weighted on the basis of the Uncertificated Principal Balance of each such REMIC I Regular Interest for each such Distribution Date:

Distribution Date	REMIC I Regular Interest	Rate
1	I-1-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate

2	I-2-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A	Uncertificated REMIC I Pass-Through Rate
3	I-3-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A and I-2-A	Uncertificated REMIC I Pass-Through Rate
4	I-4-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-3-A	Uncertificated REMIC I Pass-Through Rate
5	I-5-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-4-A	Uncertificated REMIC I Pass-Through Rate
6	I-6-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-5-A	Uncertificated REMIC I Pass-Through Rate
7	I-7-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-6-A	Uncertificated REMIC I Pass-Through Rate
8	I-8-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-7-A	Uncertificated REMIC I Pass-Through Rate
9	I-9-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-8-A	Uncertificated REMIC I Pass-Through Rate
10	I-10-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-9-A	Uncertificated REMIC I Pass-Through Rate
11	I-11-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-10-A	Uncertificated REMIC I Pass-Through Rate
12	I-12-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-11-A	Uncertificated REMIC I Pass-Through Rate
13	I-13-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-12-A	Uncertificated REMIC I Pass-Through Rate
14	I-14-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-13-A	Uncertificated REMIC I Pass-Through Rate
15	I-15-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-14-A	Uncertificated REMIC I Pass-Through Rate
16	I-16-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-15-A	Uncertificated REMIC I Pass-Through Rate
17	I-17-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-16-A	Uncertificated REMIC I Pass-Through Rate
18	I-18-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-17-A	Uncertificated REMIC I Pass-Through Rate
19	I-19-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-18-A	Uncertificated REMIC I Pass-Through Rate
20	I-20-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-19-A	Uncertificated REMIC I Pass-Through Rate
21	I-21-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-20-A	Uncertificated REMIC I Pass-Through Rate
22	I-22-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-21-A	Uncertificated REMIC I Pass-Through Rate
23	I-23-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-22-A	Uncertificated REMIC I Pass-Through Rate
24	I-24-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-23-A	Uncertificated REMIC I Pass-Through Rate
25	I-25-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-24-A	Uncertificated REMIC I Pass-Through Rate
26	I-26-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-25-A	Uncertificated REMIC I Pass-Through Rate
27	I-27-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-26-A	Uncertificated REMIC I Pass-Through Rate
28	I-28-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-27-A	Uncertificated REMIC I Pass-Through Rate
29	I-29-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-28-A	Uncertificated REMIC I Pass-Through Rate
30	I-30-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-29-A	Uncertificated REMIC I Pass-Through Rate
31	I-31-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-30-A	Uncertificated REMIC I Pass-Through Rate
32	I-32-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-31-A	Uncertificated REMIC I Pass-Through Rate
33	I-33-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-32-A	Uncertificated REMIC I Pass-Through Rate
34	I-34-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-33-A	Uncertificated REMIC I Pass-Through Rate
35	I-35-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-34-A	Uncertificated REMIC I Pass-Through Rate
36	I-36-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-35-A	Uncertificated REMIC I Pass-Through Rate
37	I-37-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-36-A	Uncertificated REMIC I Pass-Through Rate
38	I-38-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-37-A	Uncertificated REMIC I Pass-Through Rate
39	I-39-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-38-A	Uncertificated REMIC I Pass-Through Rate
40	I-40-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-39-A	Uncertificated REMIC I Pass-Through Rate
41	I-41-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-40-A	Uncertificated REMIC I Pass-Through Rate
42	I-42-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-41-A	Uncertificated REMIC I Pass-Through Rate
43	I-43-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-42-A	Uncertificated REMIC I Pass-Through Rate
44	I-44-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-43-A	Uncertificated REMIC I Pass-Through Rate
45	I-45-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-44-A	Uncertificated REMIC I Pass-Through Rate
46	I-46-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-45-A	Uncertificated REMIC I Pass-Through Rate
47	I-47-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC I Pass-Through Rate
48	I-48-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-47-A	Uncertificated REMIC I Pass-Through Rate
49	I-49-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-48-A	Uncertificated REMIC I Pass-Through Rate
50	I-50-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-49-A	Uncertificated REMIC I Pass-Through Rate
51	I-51-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-50-A	Uncertificated REMIC I Pass-Through Rate
52	I-52-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-51-A	Uncertificated REMIC I Pass-Through Rate
53	I-53-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-52-A	Uncertificated REMIC I Pass-Through Rate
54	I-54-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-53-A	Uncertificated REMIC I Pass-Through Rate
55	I-55-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-54-A	Uncertificated REMIC I Pass-Through Rate
56	I-56-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-55-A	Uncertificated REMIC I Pass-Through Rate
57	I-57-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-56-A	Uncertificated REMIC I Pass-Through Rate
58	I-58-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-57-A	Uncertificated REMIC I Pass-Through Rate
59	I-59-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-58-A	Uncertificated REMIC I Pass-Through Rate
60	I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-59-A	Uncertificated REMIC I Pass-Through Rate
thereafter	I-1-A through I-60-A	Uncertificated REMIC I Pass-Through Rate

With respect to REMIC II Regular Interest LT-IO, the excess of (i) the Uncertificated REMIC I Pass-Through Rates for REMIC I Regular Interests ending with the designation “A”, over (ii) 2 multiplied by Swap LIBOR.

Uncertificated REMIC Regular Interest: The REMIC I Regular Interests, the REMIC II Regular Interests and the Class IO Interest.

Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions hereunder. Voting Rights shall be allocated (i) 95% to the Certificates (other than the Class X, Class P and the Residual Certificates) and (ii) 3% to the Class X Certificates and 1% to each of the Class P Certificates and the Class R Certificates. Voting rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests. The Residual Certificates will not be allocated any voting rights.

Section 1.02  Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Interest Remittance Amount for any Distribution Date, (1) the aggregate amount of any Net Interest Shortfalls in respect of the Mortgage Loans for any Distribution Date shall reduce the Interest Remittance Amount on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each class of Publicly Offered Certificates and (2) the aggregate amount of any Realized Losses allocated to the Subordinate Certificates and Basis Risk Shortfalls allocated to the Publicly Offered Certificates and the Class B Certificates for any Distribution Date shall be allocated to the Class X Certificates based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the Certificate Principal Balance thereof on any Distribution Date.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date the aggregate amount of any Net Interest Shortfalls for any Distribution Date shall be allocated first, to REMIC I Regular Interest I and to the REMIC I Regular Interests ending with the designation “B”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest, and then, to REMIC I Regular Interests ending with the designation “A”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC II Regular Interests for any Distribution Date:

The aggregate amount of any Net Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5, REMIC II Regular Interest LT-M6, REMIC II Regular Interest LT-M7, REMIC II Regular Interest LT-M8, REMIC II Regular Interest LT-M9, REMIC II Regular Interest LT-B1, REMIC II Regular Interest LT-B2 and REMIC I Regular Interest LT-ZZ, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC I Regular Interest.

ARTICLE II
CONVEYANCE OF TRUST FUND
REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Trust Fund.

The Sponsor hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all the right, title and interest of the Sponsor in and to the assets in the Trust Fund and the Supplemental Interest Trust.

The Sponsor has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor and has agreed to take the actions specified herein.

The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund and the Supplemental Interest Trust.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Purchase Agreement, to the extent of the Mortgage Loans sold under the Mortgage Loan Purchase Agreement and all of the rights and interests under the Assignment Agreement. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Purchase Agreement and the Assignment Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Sponsor or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

In connection with such sale, the Depositor does hereby deliver to, and deposit with the Custodian pursuant to the Custodial Agreement the documents with respect to each Mortgage Loan as described under Section 2 of the Custodial Agreement (the “Mortgage Loan Documents”). In connection with such delivery and as further described in the Custodial Agreement, the Custodian will be required to review such Mortgage Loan Documents and deliver to the Trustee, the Depositor, the Servicer and the Sponsor certifications (in the forms attached to the Custodial Agreement) with respect to such review with exceptions noted thereon. In addition, under the Custodial Agreement the Depositor will be required to cure certain defects with respect to the Mortgage Loan Documents for the related Mortgage Loans after the delivery thereof by the Depositor to the Custodian as more particularly set forth therein.

Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Files and preparation and delivery of the certifications shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement.

The Depositor shall deliver or cause to be delivered to the Servicer copies of all trailing documents required to be included in the related Mortgage File at the same time the originals or certified copies thereof are delivered to the Custodian, such documents including the mortgagee policy of title insurance and any Mortgage Loan Documents upon return from the recording office.

The Mortgage Loans permitted by the terms of this Agreement to be included in the Trust are limited to (i) Mortgage Loans (which the Depositor acquired pursuant to the Mortgage Loan Purchase Agreement, which contains, among other representations and warranties, a representation and warranty of the Sponsor that no Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004) as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9) and (ii) Qualified Substitute Mortgage Loans (which, by definition as set forth herein and referred to in the Mortgage Loan Purchase Agreement, are required to conform to, among other representations and warranties, the representation and warranty of the Sponsor that no Qualified Substitute Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9). The Depositor and the Trustee on behalf of the Trust understand and agree that it is not intended that any mortgage loan be included in the Trust that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9).

Section 2.02  Acceptance of the Mortgage Loans.

(a)  Based on the initial trust receipt received by it from the Custodian pursuant to the Custodial Agreement, the Trustee acknowledges receipt, subject to the provisions of Section 2.01 hereof and Section 2 of the Custodial Agreement, of the Mortgage Loan Documents and all other assets included in the definition of “REMIC I” under clauses (i), (ii) (iii), (v) and (vi) (to the extent of amounts deposited into the Distribution Account) and declares that it holds (or the Custodian on its behalf holds) and will hold such documents and the other documents delivered to it constituting a Mortgage Loan Document, and that it holds (or the Custodian on its behalf holds) or will hold all such assets and such other assets included in the definition of “REMIC I” in trust for the exclusive use and benefit of all present and future Certificateholders.

(b)  In conducting the review of the Mortgage Files in accordance with the Custodial Agreement, the Custodian on the Trustee’s behalf will ascertain whether all required documents have been executed and received and whether those documents relate to the Mortgage Loans identified in Exhibit B to this Agreement, as supplemented. If the Custodian finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B, the Sponsor shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Sponsor may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of the Certificateholders in such Mortgage Loan within sixty (60) days from the date of notice from the Custodian of the defect and if the Sponsor fails to correct or cure the defect or deliver such opinion within such period, the Sponsor will, subject to Section 2.03, within ninety (90) days from the notification of the Custodian purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the Mortgage, assignment thereof to the Custodian, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan if the Sponsor delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(c)  No later than 180 days after the Closing Date, the Custodian on the Trustee’s behalf will review, for the benefit of the Certificateholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Sponsor, the Servicer and the Trustee, a final trust receipt substantially in the form annexed to the Custodial Agreement. In conducting such review, the Custodian on the Trustee’s behalf and in accordance with the terms of the Custodial Agreement will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Custodian on the Trustee’s behalf has received either an original or a copy thereof, as required in the Custodial Agreement. If the Custodian finds that any document with respect to a Mortgage Loan has not been received, or is unrelated to the Mortgage Loans identified in Exhibit B or appears to be defective on its face, the Custodian shall note such defect in the exception report attached the final trust receipt issued pursuant to the Custodial Agreement and the Sponsor shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Sponsor may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 60 days from the date of notice from the Trustee of the defect and if the Sponsor is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement Mortgage Loan or to deliver such opinion, the Sponsor shall, subject to Section 2.03, within 90 days from the notification of the Trustee, purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the Mortgage, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan, if the Sponsor delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(d)  In the event that a Mortgage Loan is purchased by the Sponsor in accordance with subsections 2.02(a) or (b) above or Section 2.03, the Sponsor shall remit the applicable Purchase Price to the Servicer for deposit in the Protected Account and shall provide written notice to the Securities Administrator detailing the components of the Purchase Price, signed by an authorized officer. Upon receipt of notice of the deposit of the Purchase Price in the Protected Account and upon receipt of a request for release (in the form attached to the Custodial Agreement) with respect to such Mortgage Loan, the Custodian, on behalf of the Trustee, will release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Sponsor, as are necessary to vest in the Sponsor title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit into the Protected Account was made. The Securities Administrator shall promptly notify the Rating Agencies of such repurchase. The obligation of the Sponsor to cure, repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedies respecting such defect available to the Certificateholders or to the Securities Administrator on their behalf. The Sponsor shall promptly reimburse the Securities Administrator for any expenses incurred by the Securities Administrator in respect of enforcing the remedies for such breach.

(e)  The Sponsor shall deliver to the Custodian the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan, which the Custodian will review as provided in the Custodial Agreement, provided, that the Closing Date referred to therein shall instead be the date of delivery of the Mortgage File with respect to each Replacement Mortgage Loan.

Section 2.03  Representations, Warranties and Covenants of the Sponsor and the Master Servicer.

(a)  The Sponsor hereby represents and warrants to and covenants with, the Depositor, the Master Servicer, the Securities Administrator and the Trustee as follows, as of the Closing Date:

(i)  The Sponsor is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Sponsor in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(ii)  The Sponsor has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Sponsor the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

(iii)  The execution and delivery of this Agreement by the Sponsor, the sale of the Mortgage Loans by the Sponsor under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Sponsor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Sponsor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Sponsor is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Sponsor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Sponsor; and the Sponsor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Sponsor’s ability to perform or meet any of its obligations under this Agreement.

(iv)  The Sponsor is an approved seller of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)  No litigation is pending or, to the best of the Sponsor’s knowledge, threatened, against the Sponsor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Sponsor to sell the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(vi)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Sponsor of, or compliance by the Sponsor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Sponsor has obtained the same.

(vii)  The representations and warranties set forth in Section 8 of the Mortgage Loan Purchase Agreement are true and correct as of the Closing Date.

(viii)  No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or any comparable law and no Mortgage Loan is classified and/or defined as a “high cost”, “covered”, “high risk home” or “predatory” loan under any other state, federal or local law or regulation or ordinance (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

(ix)  No loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in Appendix E of the Standard & Poor's Glossary For File Format For LEVELS® Version 5.6 Revised (attached hereto as Exhibit O) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

(x)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, predatory, abusive lending or disclosure laws applicable to the origination and servicing of the Mortgage Loans have been complied with in all material respects.

(b)  Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 2.03(b)(viii), (ix) and (x) and Section 8 of the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties. The Sponsor hereby covenants with respect to the representations and warranties set forth in Section 2.03(b)(viii), (ix) and (x) and Section 8 of the Mortgage Loan Purchase Agreement, that within ninety (90) days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, (i) prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee of an Opinion of Counsel if required by Section 2.05 and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Custodian of a request for release in accordance with the Custodial Agreement. The Sponsor shall promptly reimburse the Trustee for any expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach. To enable the Servicer to amend the Mortgage Loan Schedule, the Sponsor shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Trustee whether it intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties in Section 8 of the Mortgage Loan Purchase Agreement that are made to the best of the Sponsor’s knowledge, if it is discovered by any of the Depositor, the Sponsor or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Sponsor’s lack of knowledge with respect to the substance of such representation or warranty, the Sponsor shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing. Notwithstanding the foregoing, any breach of a representation or warranty contained in clauses (xxxiii), (xxxvii), (xxxviii), (xl), (xlv) and/or (lii) of Section 8 of the Mortgage Loan Purchase Agreement shall be automatically deemed to materially and adversely affect the interests of the Certificateholders.

With respect to any Replacement Mortgage Loan or Loans, the Sponsor shall deliver to the Custodian for the benefit of the Certificateholders such documents and agreements as are required by Section 2 of the Custodial Agreement. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the Sponsor. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the Sponsor shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and shall deliver the amended Mortgage Loan Schedule to the Trustee, the Master Servicer and the Securities Administrator. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Sponsor shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 8 of the Mortgage Loan Purchase Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit into the Protected Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph and receipt by the Custodian of a request for release for such Mortgage Loan in accordance with the Custodial Agreement, the Custodian on behalf of the Trustee shall release to the Sponsor the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and the Trustee shall execute and deliver at the Sponsor’s direction such instruments of transfer or assignment as have been prepared by the Sponsor, in each case without recourse, as shall be necessary to vest in the Sponsor, or its respective designee, title to the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03. Neither the Trustee nor the Custodian shall have any further responsibility with regard to such Mortgage File.

For any month in which the Sponsor substitutes one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, the Securities Administrator will determine the amount (if any) by which the aggregate principal balance of all the Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) of such Deleted Mortgage Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the “Substitution Adjustment Amount”) shall be remitted to the Servicer for deposit in the Protected Account by the Sponsor delivering such Replacement Mortgage Loan on or before the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan was required to be purchased or replaced hereunder.

In the event that the Sponsor shall be required to repurchase a Mortgage Loan, the Purchase Price therefor shall be remitted to the Servicer for deposit in the Protected Account, on or before the Determination Date immediately following the date on which the Sponsor was required to repurchase such Mortgage Loan. The Purchase Price shall be remitted by the Servicer to the Securities Administrator on the Remittance Date occurring in the month immediately following the month in which the Purchase Price was deposited in the Protected Account. In addition, upon such deposit of the Purchase Price, the delivery of an Officer’s Certificate by the Servicer to the Trustee certifying that the Purchase Price has been deposited in the Protected Account (which shall be delivered no more than two Business Days following such deposit), the delivery of an Opinion of Counsel if required by Section 2.05 and the receipt of a Request for Release, the Trustee shall release the related Mortgage File held for the benefit of the related Certificateholders to the Sponsor, and the Trustee shall execute and deliver at such Person’s direction the related instruments of transfer or assignment prepared by the Sponsor, in each case without recourse, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee’s interest to the Sponsor to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of the Sponsor to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred or is continuing shall constitute the sole remedies against the Sponsor respecting such breach available to Certificateholder, the Depositor or the Trustee.

(c)  The Master Servicer hereby represents, warrants and covenants with the Sponsor, the Depositor and the Trustee as follows, as of the Closing Date:

(i)  The Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

(ii)  The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(iii)  The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of charter and by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer’s knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

(iv)  The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

(v)  No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof,

(vi)  There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

(vii)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

(d)  The representations and warranties set forth in Section 2.03 shall survive delivery of the respective Mortgage Loans and Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders.

Section 2.04  Representations and Warranties of the Depositor.

The Depositor hereby represents and warrants to, and covenants, with the Sponsor, the Master Servicer, the Securities Administrator and the Trustee as follows, as of the date hereof and as of the Closing Date:

(i)  The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

(ii)  The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, moratorium receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

(iii)  The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor’s ability to perform or meet any of its obligations under this Agreement.

(iv)  No litigation is pending, or, to the best of the Depositor’s knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof.

(v)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

The Depositor hereby represents and warrants to the Trustee as of the Closing Date, following the transfer of the Mortgage Loans to it by the Sponsor, the Depositor had good title to the Mortgage Loans and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders. Upon discovery by the Depositor, the Master Servicer or the Trustee of a breach of such representations and warranties, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

Section 2.05  Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.

(a)  Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02 or 2.03 shall be made unless the Sponsor delivers to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on “prohibited transactions” of REMIC I, REMIC II or REMIC III or contributions after the Closing Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee of an Opinion of Counsel to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

(b)  Upon discovery by the Depositor or the Sponsor that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties and the Trustee. In connection therewith, the Sponsor, at its option, shall either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within ninety (90) days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee shall reconvey to the Sponsor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

Section 2.06  Issuance of the REMIC I Regular Interests and the Class R Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to the Custodian on its behalf of the related Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC I, the receipt of which is hereby acknowledged. The interests evidenced by the Class R-I Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I. The rights of the Holders of the Class R-I Interest and REMIC I (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Interest and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Interest and the REMIC I Regular Interests, shall be as set forth in this Agreement.

Section 2.07  Conveyance of the REMIC I Regular Interests; Issuance and Conveyance of the REMIC II Regular Interests.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests for the benefit of the Class R-II Interest and REMIC II (as holder of the REMIC I Regular Interests). The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-II Interest and REMIC II (as holder of the REMIC I Regular Interests). The rights of the Holder of the Class R-II Interest and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Interest and the REMIC II Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-II Interest and the REMIC II Regular Interests, shall be as set forth in this Agreement. The Class R-II Interest and the REMIC II Regular Interests shall constitute the entire beneficial ownership interest in REMIC II.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests for the benefit of the Class R-III Interest and REMIC III (as holder of the REMIC II Regular Interests). The Trustee acknowledges receipt of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-III Interest and REMIC III (as holder of the REMIC II Regular Interests). The rights of the Holder of the Class R-III Interest and REMIC III (as holder of the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC III in respect of the Class R-III Interest and the Regular Certificates and the Class IO Interest, respectively, and all ownership interests evidenced or constituted by the Class R-III Interest and the Regular Certificates and the Class IO Interest, shall be as set forth in this Agreement. The Class R-III Interest, the Regular Certificates and the Class IO Interest shall constitute the entire beneficial ownership interest in REMIC III.

Section 2.08  Issuance of Class R Certificates.

The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and the REMIC II Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Securities Administrator has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations.

Section 2.09  Establishment of Trust.

The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as “Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-WF1” and does hereby appoint HSBC Bank USA, National Association, as Trustee in accordance with the provisions of this Agreement.

Section 2.10  Purpose and Powers of the Trust.

The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(a)  acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(b)  to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

(c)  to make payments on the Certificates;

(d)  to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e)  subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The trust is hereby authorized to engage in the foregoing activities. The Trustee shall not cause the trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.10 may not be amended, without the consent of the Certificateholders evidencing 51% or more of the aggregate voting rights of the Certificates.

ARTICLE III
ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS; ACCOUNTS

Section 3.01  Reserved.

Section 3.02  Reserved.

Section 3.03  Reserved.

Section 3.04  Reserved.

Section 3.05  Reserved.

Section 3.06  Reserved.

Section 3.07  Reserved.

Section 3.08  Reserved.

Section 3.09  Reserved.

Section 3.10  Reserved.

Section 3.11  Reserved.

Section 3.12  Reserved.

Section 3.13  Annual Statement as to Compliance.

(a)  The Master Servicer and the Securities Administrator shall deliver or otherwise make available (and shall cause each Additional Servicer engaged by it to deliver) to the Depositor and the Securities Administrator and in the case of the Master Servicer, to the Trustee on or before March 15 of each year, commencing in March 2007, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer (other than the Master Servicer or the Securities Administrator), in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The Master Servicer shall enforce the obligation of the Servicer as set forth in the Servicing Agreement to deliver to the Master Servicer an annual statement of compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the Servicing Agreement The Master Servicer shall include such annual statement of compliance with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section. For so long as the Trust Fund is subject to Exchange Act reporting requirements, failure of the Servicer to timely deliver an annual statement of compliance pursuant to the Servicing Agreement shall be deemed a Servicer Default under the Servicing Agreement, automatically, without notice and without any cure period, and the Master Servicer shall notify the Trustee and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement, the Servicing Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under the Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. The Trustee shall so terminate the Servicer by delivery of notice thereof via first class mail, facsimile or electronic mail. After the Trust Fund ceases to be subject to Exchange Act reporting requirements, failure of the Servicer to perform deliver an annual statement of compliance on or before March 31 of each such year shall be deemed a Servicer Default under the Servicing Agreement. The Master Servicer shall notify the Trustee and the Trustee may terminate the Servicer by delivery of notice thereof via first class mail, facsimile or electronic mail.

(b)  (i)For so long as the Trust Fund is subject to Exchange Act reporting requirements, failure of the Master Servicer to comply timely with this Section 3.13 shall be deemed a Master Servicer Default, without any cure period, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. The Trustee shall so terminate the Master Servicer by delivery of notice thereof via first class mail, facsimile or electronic mail. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

(ii) After the Trust Fund ceases to be subject to Exchange Act reporting requirements, failure of the Master Servicer to duly perform its obligations under this Section 3.13 on or before March 31 of each such year shall be deemed a Master Servicer Default as provided for in Section 8.01(a)(x). The Trustee may terminate the Master Servicer by delivery of notice thereof via first class mail, facsimile or electronic mail.

(c)  The Master Servicer shall include all annual statements of compliance received by it from any Additional Servicer with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section 3.13.

(d)  Copies of any Master Servicer annual statements of compliance required to be delivered hereunder shall be provided to any Certificateholder upon request at the Master Servicer’s expense.

(e)  In the event the Servicer, the Master Servicer, the Securities Administrator or any Additional Servicer is terminated or resigns pursuant to the terms of this Agreement or the Servicing Agreement, or any applicable agreement in the case of such Additional Servicer, as the case may be, such party shall provide or cause such Additional Servicer to provide an Officer’s Certificate pursuant to this Section 3.13 or pursuant to the Servicing Agreement with respect to the period of time it was subject to this Agreement, the Servicing Agreement or any other applicable agreement, as the case may be.

Section 3.14  Assessments of Compliance and Attestation Reports.

(a)  By March 15 of each year, commencing in March 2007, the Master Servicer and the Securities Administrator, each at its own expense and pursuant to Item 1122(a) of Regulation AB, shall furnish or otherwise make available, and shall cause any Servicing Function Participant engaged by it to furnish, which in each case shall not be an expense of the Trust Fund, to the Securities Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria for the period consisting of the prior calendar year, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria for the period consisting of the prior calendar year; however, notwithstanding anything herein to the contrary, no Subcontractor will be required to deliver any assessment of compliance in any such given year in which a Form 10-K is not required to be filed.

(b)  No later than February 1 of each year, commencing in February 2007, the Master Servicer shall forward to the Securities Administrator and the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant; provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same entity. When the Master Servicer (or any Servicing Function Participant engaged by them) submits its assessments to the Securities Administrator, such party will also at such time include the assessment (and attestation pursuant to paragraph (c) below) of each Servicing Function Participant engaged by it.

Promptly after receipt of each such report on assessment of compliance pursuant to this Agreement and the Servicing Agreement, (i) the Depositor shall review each such report and, if applicable, consult with the Servicer, the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit L and on any similar exhibit set forth in the Servicing Agreement in respect of the Servicer and notify the Depositor of any exceptions.

In the event the Master Servicer, Securities Administrator or any Servicing Function Participant is terminated, assigns its rights and obligations under or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide, or cause a Servicing Function Participant engaged by it to provide, a report on assessment of compliance pursuant to this Section 3.14 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

The Master Servicer shall include all annual reports on assessment of compliance received by it from each Servicer with its own assessment of compliance to be submitted to the Securities Administrator pursuant to this Section.

(c)  By March 15 of each year, commencing in March 2007, the Master Servicer and the Securities Administrator, each at its own expense, shall cause, and shall cause any Servicing Function Participant engaged by such party to cause, which in each case shall not be an expense of the trust, a registered public accounting firm (which may also render other services to such Servicing Function Participants) and that is a member of the American Institute of Certified Public Accountants to furnish an attestation report to the Master Servicer and Securities Administrator to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria; however, notwithstanding anything herein to the contrary, no Subcontractor will be required to deliver any attestation in any such given year in which a Form 10-K is not required to be filed. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

Promptly after receipt of each such report on assessment of compliance and attestation report from a Servicing Function Participant, the Securities Administrator shall confirm that each assessment submitted pursuant to paragraph (a) above is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

In the event the Master Servicer, Securities Administrator or any Servicing Function Participant is terminated, assigns its rights and obligations under or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 3.14 or such other agreement with respect to the period of time it was subject to this Agreement or such other agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

Section 3.15  Reserved.

Section 3.16  The Trustee.

The Trustee shall furnish the Servicer with any powers of attorney and other documents prepared and submitted by the Servicer to the Trustee in a form agreeable to the Trustee and necessary or appropriate to enable the Servicer to service and administer the related Mortgage Loans and REO Properties.

The Trustee shall provide access to the records and documentation in possession of the Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s actual costs.

The Trustee shall execute and deliver as directed in writing by the Servicer any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or otherwise available at law or equity.

Section 3.17  REMIC-Related Covenants.

For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to treat each REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Sponsor, the Servicer or the Master Servicer with respect to such treatment. In particular, the Trustee shall not (a) knowingly sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

Section 3.18  Annual Sarbanes-Oxley Certification; Additional Information.

The Master Servicer and the Securities Administrator shall and shall cause any Servicing Function Participant engaged by such party to, provide to the Certifying Person, by March 15 of each year in which the Trust Fund is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit M, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The senior officer of the Master Servicer in charge of the master servicing function shall prepare a Sarbanes-Oxley Certification and sign the same on behalf of the Trust Fund serving as the “Certifying Person”. Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at (410) 715-2380. In the event the Servicer, the Master Servicer or the Securities Administrator, or any Servicing Function Participant engaged by such party, is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 3.18 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be.

Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if each is the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to execute any Sarbanes-Oxley Certification in the event that it does not receive a Back-Up Certification from any party required to deliver such Back-Up Certification pursuant to this Section or the Custodial Agreement; provided, however, in the event the Master Servicer shall not be required to execute a Sarbanes-Oxley Certification pursuant to clause (ii), the Master Servicer shall prepare such Sarbanes-Oxley Certification and deliver it to the Depositor for execution.

Section 3.19  Release of Mortgage Files.

(a)  Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will (or if the Servicer does not, the Master Servicer may), if required by the Servicing Agreement, promptly furnish to the Trustee and the Custodian, on behalf of the Trustee, two copies of a request for release substantially in the form attached to the Custodial Agreement signed by an Authorized Servicer Representative or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from an Authorized Servicer Representative (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account pursuant to the Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the Servicer the related Mortgage File. Within three (3) Business Days of receipt of such certification and request, the Custodian, on behalf of the Trustee, shall release the related Mortgage File to the Servicer and the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the related Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account unless determined to be a Servicing Advance.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, within three (3) Business Days following written request of the Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by an Authorized Servicer Representative substantially in the form attached to the Custodial Agreement (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from an Authorized Servicer Representative), release the related Mortgage File held in its possession or control to the Servicer. Such request for release shall obligate the Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by such Person no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of an Authorized Servicer Representative similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Servicer.

Section 3.20  Reserved.

Section 3.21  Reserved.

Section 3.22  Reserved.

Section 3.23  UCC.

The Sponsor agrees to execute and file continuation statements for any Uniform Commercial Code financing statements which the Sponsor has informed the Trustee were filed on the Closing Date in connection with the Trust. The Sponsor shall file any financing statements or amendments and continuation statements thereto required by any change in the Uniform Commercial Code.

Section 3.24  Optional Purchase of Certain Mortgage Loans.

With respect to any Mortgage Loan which is delinquent in payment by ninety-one (91) days or more or is an REO Property, the Sponsor shall have the right to purchase such Mortgage Loan or REO Property from the Trust at a price equal to the Purchase Price. The Purchase Price shall be remitted to the Servicer for deposit in the Protected Account and remitted by the Servicer to the Securities Administrator on the Remittance Date in the month immediately following the month in which the Purchase Price was deposited in the Protected Account.

In addition, the Sponsor shall, at its option, purchase any Mortgage Loan from the Trust if the first or second Due Date for such Mortgage Loan is subsequent to the Cut-off Date and the first or second Monthly Payment is not made within thirty (30) days of such Due Date. Such purchase shall be made at a price equal to the Purchase Price.

If at any time the Sponsor remits to the Servicer a payment for deposit in the Protected Account covering the amount of the Purchase Price for such a Mortgage Loan and the Servicer delivers an Officer’s Certificate to the Trustee certifying that the Purchase Price has been deposited in the Protected Account (which shall be delivered no more than two Business Days following such deposit), the Trustee shall execute the assignment of such Mortgage Loan at the request of the Sponsor without recourse to the Sponsor which shall succeed to all the Trustee’s, right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Sponsor will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. The Sponsor shall be responsible for any transfer costs incurred with respect to a Mortgage Loan purchased pursuant to this Section 3.24.

If the Sponsor is required to repurchase a Mortgage Loan pursuant to this Section 3.24, the Servicer shall continue to service such Mortgage Loan unless the Sponsor shall repurchase the servicing rights thereon on terms mutually agreed to by the Sponsor and the Servicer. Notwithstanding the foregoing, the Master Servicer shall have no obligation to master service any Mortgage Loan that has been so repurchased.

Section 3.25  Obligations Under Credit Risk Management Agreement.

Notwithstanding anything in this Agreement or the Credit Risk Management Agreements to the contrary, the Trustee shall not have any duty or obligation to enforce any Credit Risk Management Agreement or to supervise, monitor or oversee the activities of the Credit Risk Manager or the Servicer under the Credit Risk Management Agreements or this Agreement with respect to any action taken or not taken by the Servicer pursuant to a recommendation of the Credit Risk Manager or otherwise in connection with obligations of the Servicer under the related Credit Risk Management Agreement.

Section 3.26  Reserved.

Section 3.27  Reserved.

Section 3.28  Reserved.

Section 3.29  Reserved.

Section 3.30  Reserved.

Section 3.31  Distribution Account.

(a)  The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated non-interest bearing trust account or accounts. The Securities Administrator will deposit in the Distribution Account as identified by the Securities Administrator and as received by the Securities Administrator, the following amounts:

(i)  All payments and recoveries in respect of principal on the Mortgage Loans, including, without limitation, Principal Prepayments, Subsequent Recoveries, Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and all payments and recoveries in respect of interest on the Mortgage Loans withdrawn by the Servicer from the Protected Account and remitted by the Servicer to the Securities Administrator;

(ii)  Any Advance and any Compensating Interest Payments;

(iii)  Any Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans (including any Servicer Prepayment Charge Payment Amounts);

(iv)  Any Insurance Proceeds or Liquidation Proceeds received by or on behalf of the Securities Administrator or which were not deposited in a Protected Account;

(v)  The Purchase Price with respect to any Mortgage Loans purchased by the Sponsor or Section 2.02 or 2.03, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of such a Purchase Price, the Purchase Price with respect to any Mortgage Loans purchased by the Depositor pursuant to Section 3.24, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Master Servicer pursuant to Section 10.01;

(vi)  Any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

(vii)  Any other amounts received by or on behalf of the Securities Administrator and required to be deposited in the Distribution Account pursuant to this Agreement.

(b)  All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the Securities Administrator to the Distribution Account.

(c)  The amount at any time credited to the Distribution Account may be invested by the Securities Administrator in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date as directed by the Master Servicer, unless the investment is managed by the Securities Administrator or an affiliate of the Securities Administrator, in which case such Permitted Investments may mature on the Distribution Date. All such investment income shall be for the benefit of the Master Servicer, and any losses incurred shall be deposited by the Master Servicer in the Distribution Account immediately as realized.

Section 3.32  Permitted Withdrawals and Transfers from the Distribution Account.

(a)  The Securities Administrator will from time to time make or cause to be made such withdrawals or transfers from the Distribution Account pursuant to this Agreement for the following purposes:

(i)  to pay to the Trustee any expenses recoverable by the Trustee pursuant to this Agreement.

(ii)  to reimburse the Master Servicer as Successor Servicer or the Servicer for any Advance or Servicing Advance of its own funds, the right of the Master Servicer as Successor Servicer or the Servicer to reimbursement pursuant to this subclause (ii) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and condemnation proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or Servicing Advance was made;

(iii)  to reimburse the Master Servicer or the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer as Successor Servicer or the Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

(iv)  to reimburse the Trustee as Successor Servicer or the Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer as Successor Servicer or the Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

(v)  to reimburse the Trustee as Successor Servicer or the Servicer for advances of funds pursuant to this Agreement, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and condemnation proceeds) which represent late recoveries of the payments for which such advances were made;

(vi)  to reimburse the Trustee as Successor Servicer or the Servicer for any Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or advance has not been reimbursed pursuant to clauses (ii) and (v);

(vii)  to pay the Credit Risk Management Fee to the Credit Risk Manager; provided, however, that upon the termination of the Credit Risk Manager pursuant to Section 3.32 hereof, the amount of the Credit Risk Management Fee (or any portion thereof) previously payable to the Credit Risk Manager as described herein shall be paid to the Sponsor;

(viii)  to reimburse the Trustee or the Securities Administrator for expenses, costs and liabilities incurred by and reimbursable to it pursuant to this Agreement (including the expenses of the Securities Administrator in connection with a tax audit in connection with the performance of its obligations pursuant to Section 9.13);

(ix)  to pay to the Trust Fund, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the Servicer;

(x)  to reimburse or pay the Servicer any such amounts as are due thereto under this Agreement and have not been retained by or paid to the Servicer, to the extent provided herein or therein;

(xi)  to reimburse the Trustee for expenses incurred in the transfer of servicing responsibilities of the terminated Servicer after the occurrence and continuance of a Servicer Default to the extent not paid by the terminated servicer;

(xii)  to reimburse the Master Servicer for any costs and expenses reimbursable to the Master Servicer pursuant to this Agreement;

(xiii)  to reimburse the Custodian for expenses, costs and liabilities incurred or reimbursable to it pursuant to this Agreement or the Custodial Agreement;

(xiv)  to remove amounts deposited in error; and

(xv)  to clear and terminate the Distribution Account pursuant to Section 10.01.

(b)  The Securities Administrator shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (ii) through (v), inclusive, and (vii) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Securities Administrator without being deposited in the Distribution Account under Section 3.31.

(c)  On each Distribution Date, the Securities Administrator shall distribute the Available Distribution Amount, to the extent of funds on deposit in the Distribution Account to the holders of the Certificates in accordance with Section 5.04.

Section 3.33  Duties of the Credit Risk Manager; Termination.

(a)  The Depositor appoints Portfolio Surveillance Analytics, LLC, a wholly owned subsidiary of InformationLogix, Inc., as Credit Risk Manager. For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning the Mortgage Loans that are past due, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies which are in default, as to which a Mortgagor is the subject of bankruptcy, receivership, or an arrangement of creditors, or as to which have become REO Properties. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the related Credit Risk Management Agreement and the Credit Risk Manager shall look solely to the Servicer and/or Master Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the related Mortgage Loans. If the Credit Risk Manager is no longer able to perform its duties hereunder, the Credit Risk Manager may be terminated by the Depositor at the direction of Certificateholders evidencing not less than 66 2/3% of the Voting Rights. The Depositor may, at its option, cause the appointment of a successor Credit Risk Manager. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the Servicer, the Trustee, each Rating Agency and the Credit Risk Manager. Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to Section 3.33(b) shall not become effective until the appointment of a successor Credit Risk Manager.

(b)  Within six months of the Closing Date, the Sponsor may, at its option, terminate the Credit Risk Manager if, in its reasonable judgment, (i) the value of the servicing rights with respect to the Mortgage Loans is adversely affected as a result of the presence of the Credit Risk Manager or (ii) the presence of the Credit Risk Manager impairs the ability of the Sponsor to transfer the servicing rights with respect to the Mortgage Loans as permitted by this Agreement. Upon the termination of the Credit Risk Manager, the Sponsor may, at its option, cause the Depositor to appoint a successor Credit Risk Manager. Notice of such termination shall be provided by the Sponsor to the Rating Agencies, the Trustee, the Securities Administrator, the Depositor, the Servicer and the Credit Risk Manager. Upon the appointment of a successor Credit Risk Manager, the Depositor shall provide written notice thereof to each Rating Agency, the Trustee, the Servicer, the Securities Administrator and the Credit Risk Manager.

If the Credit Risk Manager is terminated pursuant to this Section 3.33(b), the Credit Risk Manager shall only be entitled to a fee equal to 0.0050% with respect to each Mortgage Loan for the one year period following such termination. After the expiration of such one year period, the Credit Risk Manager shall not be entitled to the Credit Risk Management Fee or any portion thereof with respect to any Mortgage Loan. The excess of the Credit Risk Management Fee with respect to each Mortgage Loan over the amount payable to the Credit Risk Manager as described in this paragraph shall be paid to the Sponsor pursuant to Section 5.04(a).

Section 3.34  Limitation Upon Liability of the Credit Risk Manager.

Neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Servicer, the Master Servicer, the Securities Administrator, the Trustee, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by the Servicer and/or Master Servicer under the related Credit Risk Management Agreement or of errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties under this Agreement or the applicable Credit Risk Management Agreement. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer and/or Master Servicer pursuant to the related Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

ARTICLE IV
ADMINISTRATION AND MASTER SERVICING OF THE MORTGAGE LOANS

Section 4.01  The Master Servicer.

The Master Servicer shall supervise, monitor and oversee the obligation of the Servicer to service and administer the Mortgage Loans in accordance with the terms of the Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall enforce the Servicer’s obligation to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer under the Servicing Agreement. The Master Servicer shall independently and separately monitor the Servicer’s servicing activities with respect to each Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer’s and Master Servicer’s records, and based on such reconciled and corrected information, provide such information relating to the Mortgage Loans to the Securities Administrator as shall be necessary to enable it to prepare the statements specified in Section 5.06 and any other information and statements required to be provided by the Securities Administrator hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicer to the Distribution Account pursuant to the Servicing Agreement.

Notwithstanding anything in this Agreement or the Servicing Agreement to the contrary, the Master Servicer shall not have any duty or obligation to enforce any Credit Risk Management Agreement that the Servicer is a party to (the “Servicer Credit Risk Management Agreement”) or to supervise, monitor or oversee the activities of the Credit Risk Manager under the Servicer Credit Risk Management Agreement with respect to any action taken or not taken by the Servicer pursuant to a recommendation of the Credit Risk Manager.

The Trustee shall furnish the Servicer and the Master Servicer with any limited powers of attorney and other documents in form agreeable to the Trustee necessary or appropriate to enable the Servicer and the Master Servicer to service or master service and administer the Mortgage Loans and REO Property. The Trustee shall have no responsibility for any action of the Master Servicer or the Servicer pursuant to any such limited power of attorney or any other executed document delivered by the Trustee pursuant to this paragraph and shall be indemnified by the Master Servicer and the Servicer for any cost, liability or expense arising from the misuse thereof by the Master Servicer or the Servicer.

The Trustee, the Custodian and the Securities Administrator shall provide access to the records and documentation in possession of the Trustee, the Custodian or the Securities Administrator regarding the Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee, the Custodian or the Securities Administrator; provided, however, that, unless otherwise required by law, none of the Trustee, the Custodian or the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee, the Custodian and the Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s, the Custodian’s or the Securities Administrator’s actual costs.

The Trustee shall execute and deliver to the Servicer or the Master Servicer upon request any court pleadings, requests for trustee’s sale or other documents necessary or desirable and, in each case, provided to the Trustee by the Servicer or the Master Servicer to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or any other Loan Document; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or any other Mortgage Loan Document or otherwise available at law or equity.

Section 4.02     Monitoring of the Servicer.

The Master Servicer shall be responsible for monitoring the compliance by the Servicer with its duties under the Servicing Agreement. In the review of the Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer with regard to its compliance with the terms of the Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with the Servicing Agreement, or that a notice should be sent pursuant to the Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Sponsor and the Trustee thereof and the Trustee shall issue such notice or take such other action as it deems appropriate.

The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Servicer under the Servicing Agreement, and shall, in the event that the Servicer fails to perform its obligations in accordance with the Servicing Agreement, subject to this Section and Article VIII, shall notify the Trustee and the Trustee shall terminate the rights and obligations of the Servicer hereunder in accordance with the provisions of Article VIII and act as Successor Servicer of the Mortgage Loans or enter in to a new servicing agreement with a Successor Servicer selected by the Trustee; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed ninety (90) days) before the actual servicing functions can be fully transferred to such Successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received indemnity reasonably acceptable to it for its costs and expenses in pursuing such action.

To the extent that the costs and expenses related to the termination of the Servicer, appointment of a Successor Servicer or the transfer and assumption of servicing by the Trustee as Successor Servicer with respect to the Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by the Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Successor Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Successor Servicer to service the Mortgage Loans in accordance with the Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

The Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in the Servicing Agreement.

If the Trustee acts as Successor Servicer, it shall not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

Section 4.03  Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy that shall be in such form and amount generally acceptable for entities serving as master servicers or trustees, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. Any such errors and omissions policy and fidelity bond may not be cancelable without thirty (30) days’ prior written notice to the Trustee.

Section 4.04  Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Section 9.13 hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Loan, in each case, in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 4.02, shall not permit the Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer or an Authorized Servicer Representative, with any powers of attorney, in form agreeable to the Trustee, empowering the Master Servicer, or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer or the Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for the misuse of any such powers of attorney by the Master Servicer or the Servicer and shall be indemnified by the Master Servicer and the Servicer, as applicable, for any costs, liabilities or expenses incurred by the Trustee in connection with such misuse). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.10 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action authorized pursuant to this Agreement to be taken by it in the name of the Trustee, be deemed to be the agent of the Trustee.

Section 4.05  Due-on-Sale Clauses; Assumption Agreements.

To the extent provided in the Servicing Agreement and to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall enforce the Servicer’s obligation to enforce such clauses in accordance with the Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the Servicing Agreement.

Section 4.06  Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

The Master Servicer shall transmit, and the Servicer (to the extent required under the Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer or the Servicer from time to time as are required by the terms hereof, or in the case of the Servicer, the Servicing Agreement, to be delivered to the Trustee or the Custodian. Any funds received by the Master Servicer or by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by the Servicer as Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Distribution Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of the Servicer to retain its Servicing Fee and other amounts as provided in the Servicing Agreement. The Master Servicer shall, and (to the extent provided in the Servicing Agreement) shall enforce the Servicer’s obligation to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the OTS, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the OTS or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the Servicer under this Agreement or the Servicing Agreement.

Section 4.07  Standard Hazard Insurance and Flood Insurance Policies.

For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicer under the Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the Servicing Agreement. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Pursuant to Section 3.31, any amounts collected by the Master Servicer or by the Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Servicing Agreement) shall be deposited into the Distribution Account, subject to withdrawal pursuant to Section 3.32. Any cost incurred by the Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Servicer pursuant to the Servicing Agreement.

Section 4.08  Presentment of Claims and Collection of Proceeds.

The Master Servicer shall enforce (to the extent provided in the Servicing Agreement) the Servicer’s obligation to, prepare and present on behalf of the Trustee and the Certificateholders all claims under any insurance policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to the Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable insurance policy need not be so deposited (or remitted).

Section 4.09  Maintenance of the Primary Mortgage Insurance Policies.

The Master Servicer shall not take, or (to the extent within its control) permit the Servicer (to the extent such action is prohibited under the Servicing Agreement) to take, any action that would result in noncoverage under any primary mortgage insurance policy or any loss which, but for the actions of the Master Servicer or the Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to enforce the Servicer’s obligation (to the extent required under the Servicing Agreement) to keep in force and effect (to the extent that the related Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable. The Master Servicer shall not, and (to the extent within its control) shall not permit the Servicer (to the extent required under the Servicing Agreement) to, cancel or refuse to renew any primary mortgage insurance policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable.

The Master Servicer agrees to enforce the Servicer’s obligation (to the extent required under the Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any primary mortgage insurance policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any primary mortgage insurance policies respecting defaulted Mortgage Loans. Pursuant to Section 3.31, any amounts collected by the Master Servicer or the Servicer under any primary mortgage insurance policies shall be deposited by the Servicer or by the Master Servicer in the Distribution Account, subject to withdrawal pursuant to Section 3.32.

Section 4.10  Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee or the Custodian, shall retain possession and custody of the originals (to the extent available) of any primary mortgage insurance policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer and the Servicer otherwise have fulfilled theirobligations under this Agreement and the Servicing Agreement, the Trustee or the Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement and the Custodial Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the Custodian, upon the execution or receipt thereof the originals of any primary mortgage insurance policies, any certificates of renewal, and such other documents or instruments that constitute Mortgage Loan Documents that come into the possession of the Master Servicer from time to time.

Section 4.11  Realization Upon Defaulted Loans.

The Master Servicer shall enforce the Servicer’s obligation (to the extent required under the Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the Servicing Agreement.

Section 4.12  Compensation for the Master Servicer.

As compensation for its services hereunder, the Master Servicer shall be entitled to retain all income and gain realized from any investment of funds in the Distribution Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

The amount of the Master Servicing Compensation payable to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with Section 4.14.

Section 4.13  REO Property.

In the event the Trust Fund acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The Master Servicer shall enforce, to the extent provided in the Servicing Agreement, the Servicer’s obligation to sell, and the Servicer agrees to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable. Further, the Master Servicer shall to the extent provided in the Servicing Agreement, enforce the Servicer’s obligation to sell any REO Property prior to three (3) years after the end of the calendar year of its acquisition by REMIC I, unless (i) the Trustee and the Securities Administrator shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such REO Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC hereunder as defined in Section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. The Master Servicer shall to the extent provided in the Servicing Agreement, cause the Servicer to protect and conserve, such REO Property in the manner and to the extent required by the Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

The Master Servicer shall enforce, to the extent required by the Servicing Agreement, the Servicer’s obligation to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account maintained by the Servicer.

The Master Servicer and the Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees and Master Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

Section 4.14  Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls.

The Master Servicer shall deposit in the Distribution Account not later than each Distribution Date an amount equal to the lesser of (i) the aggregate amounts required to be paid by the Servicer under the Servicing Agreement with respect to Prepayment Interest Shortfalls on the Mortgage Loans for the related Distribution Date, and not so paid by the Servicer and (ii) the Master Servicing Compensation for such Distribution Date without reimbursement therefor.

ARTICLE V
ADVANCES AND DISTRIBUTIONS

Section 5.01  Advances.

If the Scheduled Payment on a Mortgage Loan or a portion thereof is delinquent as of its Due Date, other than as a result of interest shortfalls due to bankruptcy proceedings or application of the Relief Act, and the Servicer fails to make an advance of the delinquent amount pursuant to the Servicing Agreement, then the Trustee (in its capacity as Successor Servicer) shall deposit in the Distribution Account on the Remittance Date on which such Advance was required to be remitted by the Servicer, from its own funds an amount equal to such delinquency, net of the Servicing Fee for such Mortgage Loan except to the extent the Trustee determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds, or future payments on the Mortgage Loan for which such Advance was made; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make Advances pursuant to this Section 5.01; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer’s failure to provide information required by the Trustee in connection with the making of any such required Advance shall not be considered a default by the Trustee as successor to the Servicer; provided, however, that (1) it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to the Trustee or any Successor Servicer and (2) any failure to perform such duties or responsibilities caused by the Servicer’s failure to provide information required by the Trustee in connection with the making of any such Advance shall not be considered a default by the Trustee as successor to the Servicer.

Section 5.02  Compensating Interest Payments.

In the event that there is a Prepayment Interest Shortfall arising from a voluntary Principal Prepayment in full by the Mortgagor with respect to any Mortgage Loan, the Servicer shall, to the extent of the Servicing Fee for such Distribution Date, deposit into its Protected Account, no later than the close of business on the Remittance Date immediately preceding such Distribution Date, an amount equal to the Prepayment Interest Shortfall; and in case of such deposit, the Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Sponsor, the Trust Fund, the Master Servicer or the Certificateholders. In the event that the Servicer fails to make such payments, the Master Servicer shall deposit in the Distribution Account not later than each Distribution Date an amount equal to the lesser of (i) the aggregate amounts required to be paid by the Servicer under the Servicing Agreement with respect to Prepayment Interest Shortfalls on the Mortgage Loans for the related Distribution Date, and (ii) the Master Servicing Compensation for such Distribution Date without reimbursement therefor.

Section 5.03  REMIC Distributions.

On each Distribution Date the Securities Administrator, shall be deemed to allocate distributions to the REMIC I Regular Interests and REMIC II Regular Interests in accordance with Section 5.07 hereof.

Section 5.04  Distributions.

(a)  On each Distribution Date, the Securities Administrator will withdraw funds on deposit in the Distribution Account and make distributions to the Certificateholders in accordance with the Remittance Report for such Distribution Date, in the following order of priority:

(i)  On each Distribution Date, the Interest Remittance Amount for such Distribution Date will be paid in the following order of priority:

(1) any Net Swap Payment or Swap Termination Payment paid to the Supplemental Interest Trust and owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

(2) to the Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for each such Class and such Distribution Date;

(3) to the Class M-1 Certificates, Current Interest and any Carryforward Interest for such Class and Distribution Date;

(4) to the Class M-2 Certificates, Current Interest and any Carryforward Interest for such Class and Distribution Date;

(5) to the Class M-3 Certificates, Current Interest and any Carryforward Interest for such Class and Distribution Date;

(6) to the Class M-4 Certificates, Current Interest and any Carryforward Interest for such Class and Distribution Date;

(7) to the Class M-5 Certificates, Current Interest and any Carryforward Interest for such Class and Distribution Date;

(8) to the Class M-6 Certificates, Current Interest and any Carryforward Interest for such Class and Distribution Date;

(9) to the Class M-7 Certificates, Current Interest and any Carryforward Interest for such Class and Distribution Date;

(10) to the Class M-8 Certificates, Current Interest and any Carryforward Interest for such Class and Distribution Date;

(11) to the Class M-9 Certificates, Current Interest and any Carryforward Interest for such Class and Distribution Date;

(12) to the Class B-1 Certificates, Current Interest and any Carryforward Interest for such Class and Distribution Date; and

(13) to the Class B-2 Certificates, Current Interest and any Carryforward Interest for such Class and Distribution Date.

(ii)  The Principal Payment Amount will be paid on each Distribution Date as follows:

I. On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

(i)
to the Supplemental Interest Trust from the Principal Payment Amount, any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee)) to the extent not paid from the Interest Remittance Amount on such Distribution Date;

(ii)	sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

(iii)	to the Class M-1 Certificates, until its Certificate Principal Balance is reduced to zero;

(iv)	to the Class M-2 Certificates, until its Certificate Principal Balance is reduced to zero;

(v)	to the Class M-3 Certificates, until its Certificate Principal Balance is reduced to zero;

(vi)	to the Class M-4 Certificates, until its Certificate Principal Balance is reduced to zero;

(vii)	to the Class M-5 Certificates, until its Certificate Principal Balance is reduced to zero;

(viii)	to the Class M-6 Certificates, until its Certificate Principal Balance is reduced to zero;

(ix)	to the Class M-7 Certificates, until its Certificate Principal Balance is reduced to zero;

(x)	to the Class M-8 Certificates, until its Certificate Principal Balance is reduced to zero;

(xi)	to the Class M-9 Certificates, until its Certificate Principal Balance is reduced to zero;

(xii)	to the Class B-1 Certificates, until its Certificate Principal Balance is reduced to zero;

(xiii)	to the Class B-2 Certificates, until its Certificate Principal Balance is reduced to zero; and

(xiv)
for application as part of Monthly Excess Cashflow for such Distribution Date pursuant to subclause (iii) below, any such Principal Payment Amount remaining after application pursuant to clauses I(i) through (xiii) above.

II. On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

(i)
to the Supplemental Interest Trust from the Principal Payment Amount, any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee)) remaining unpaid after the distribution of the Interest Remittance Amount on such Distribution Date;

(ii)
from the Senior Principal Payment Amount, sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

(iii)	to the Class M-1 Certificates, the Class M-1 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero;

(iv)	to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero;

(v)	to the Class M-3 Certificates, the Class M-3 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero;

(vi)	to the Class M-4 Certificates, the Class M-4 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero;

(vii)	to the Class M-5 Certificates, the Class M-5 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero;

(viii)	to the Class M-6 Certificates, the Class M-6 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero;

(ix)	to the Class M-7 Certificates, the Class M-7 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero;

(x)	to the Class M-8 Certificates, the Class M-8 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero;

(xi)	to the Class M-9 Certificates, the Class M-9 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero;

(xii)	to the Class B-1 Certificates, the Class B-1 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero;

(xiii)	to the Class B-2 Certificates, the Class B-2 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero; and

(xiv)
for application as part of Monthly Excess Cashflow for such Distribution Date pursuant to clause (iii) below, any such Principal Payment Amount remaining after application pursuant to clauses II(i) through (xiii) above.

The foregoing notwithstanding, on and after the Distribution Date on which the aggregate Certificate Principal Balance of each class of Subordinate Certificates has been reduced to zero, distributions to the Senior Certificates will be allocated to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, on a pro rata basis based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balance of each such Class has been reduced to zero.

(iii)  On each Distribution Date, the Monthly Excess Cashflow will be distributed in the following order of priority:

(1)(A) until the aggregate Certificate Principal Balance of the Publicly Offered Certificates and Class B Certificates equals the Aggregate Loan Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Publicly Offered Certificates and Class B Certificates, in the following order of priority:

(a)	sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

(b)	to the Class M-1 Certificates, until its Certificate Principal Balance is reduced to zero;

(c)	to the Class M-2 Certificates, until its Certificate Principal Balance is reduced to zero;

(d)	to the Class M-3 Certificates, until its Certificate Principal Balance is reduced to zero;

(e)	to the Class M-4 Certificates, until its Certificate Principal Balance is reduced to zero; and

(f)	to the Class M-5 Certificates, until its Certificate Principal Balance is reduced to zero;

(g)	to the Class M-6 Certificates, until its Certificate Principal Balance is reduced to zero;

(h)	to the Class M-7 Certificates, until its Certificate Principal Balance is reduced to zero;

(i)	to the Class M-8 Certificates, until its Certificate Principal Balance is reduced to zero;

(j)	to the Class M-9 Certificates, until its Certificate Principal Balance is reduced to zero;

(k)	to the Class B-1 Certificates, until its Certificate Principal Balance is reduced to zero; and

(l)	to the Class B-2 Certificates, until its Certificate Principal Balance is reduced to zero;

(B) on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth in Section 5.04(ii)II after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

(2) to the Class M-1 Certificates, any Deferred Amount for such Class;

(3) to the Class M-2 Certificates, any Deferred Amount for such Class;

(4) to the Class M-3 Certificates, any Deferred Amount for such Class;

(5) to the Class M-4 Certificates, any Deferred Amount for such Class;

(6) to the Class M-5 Certificates, any Deferred Amount for such Class;

(7) to the Class M-6 Certificates, any Deferred Amount for such Class;

(8) to the Class M-7 Certificates, any Deferred Amount for such Class;

(9) to the Class M-8 Certificates, any Deferred Amount for such Class;

(10) to the Class M-9 Certificates, any Deferred Amount for such Class;

(11) to the Class B-1 Certificates, any Deferred Amount for such Class;

(12) to the Class B-2 Certificates, any Deferred Amount for such Class;

(13) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, concurrently, any Basis Risk Shortfall for each such Class, on a pro rata basis based on the entitlement of each such Class;

(14) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-1 Certificates, any Basis Risk Shortfall for such Class;

(15) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-2 Certificates, any Basis Risk Shortfall for such Class;

(16) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-3 Certificates, any Basis Risk Shortfall for such Class;

(17) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-4 Certificates, any Basis Risk Shortfall for such Class;

(18) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-5 Certificates, any Basis Risk Shortfall for such Class;

(19) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-6 Certificates, any Basis Risk Shortfall for such Class;

(20) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-7 Certificates, any Basis Risk Shortfall for such Class;

(21) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-8 Certificates, any Basis Risk Shortfall for such Class;

(22) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-9 Certificates, any Basis Risk Shortfall for such Class;

(23) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class B-1 Certificates, any Basis Risk Shortfall for such Class;

(24) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class B-2 Certificates, any Basis Risk Shortfall for such Class;

(25) to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Provider in the event of a Swap Provider Trigger Event not paid on prior Distribution Dates and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee;

(26) to the Class X Certificates, the Class X Distribution Amount; and

(27) to the Class R Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class R Certificates under this clause (27).

Notwithstanding the foregoing, distributions pursuant to clauses (8) through (24) above on any Distribution Date will be made after giving effect to payments received pursuant to the Swap Agreement. On each Distribution Date, the Securities Administrator, after making the required distributions of interest and principal to the Certificates as described in clauses (i) and (ii) above and after the distribution of the Monthly Excess Cashflow as described in clause (iii) above, will withdraw from the Basis Risk Shortfall Reserve Fund the amounts on deposit therein and distribute such amounts to the Publicly Offered Certificates and Class B Certificates in respect of any Basis Risk Shortfalls in the following manner and order of priority: first, concurrently to the Senior Certificates, on a pro rata basis, based on the entitlement of each such Class, the amount of any Basis Risk Shortfalls allocated to such Class for such Distribution Date; second, to the Class M-1 Certificates, the amount of any Basis Risk Shortfall allocated to such Class for such Distribution Date for such Class; third, to the Class M-2 Certificates, the amount of any Basis Risk Shortfall allocated to such Class for such Distribution Date for such Class; fourth, to the Class M-3 Certificates, the amount of any Basis Risk Shortfalls allocated to such Class for such Distribution Date for such Class; fifth, to the Class M-4 Certificates, the amount of any Basis Risk Shortfalls allocated to such Class for such Distribution Date; sixth, to the Class M-5 Certificates, the amount of any Basis Risk Shortfalls allocated to such Class for such Distribution Date; seventh, to the Class M-6 Certificates, the amount of any Basis Risk Shortfall allocated to such Class for such Distribution Date for such Class; eighth, to the Class M-7 Certificates, the amount of any Basis Risk Shortfall allocated to such Class for such Distribution Date for such Class; ninth, to the Class M-8 Certificates, the amount of any Basis Risk Shortfall allocated to such Class for such Distribution Date for such Class; tenth, to the Class M-9 Certificates, the amount of any Basis Risk Shortfall allocated to such Class for such Distribution Date for such Class; eleventh, to the Class B-1 Certificates, the amount of any Basis Risk Shortfall allocated to such Class for such Distribution Date for such Class; and twelfth, to the Class B-2 Certificates, the amount of any Basis Risk Shortfall allocated to such Class for such Distribution Date for such Class.

(iv)  Subject to Section 10.02 hereof respecting the final distribution on a Class of Publicly Offered Certificates or a Class of Class B Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Holder of a Publicly Offered Certificate or Class B Certificate of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Securities Administrator at least five (5) Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Certificates with aggregate principal denominations of not less than $1,000,000 or evidencing a Percentage Interest aggregating ten percent (10%) or more with respect to such Class or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 10.02 hereof respecting the final distribution, distributions with respect to Publicly Offered Certificates and Class B Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

(v)  Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) payable by the Supplemental Interest Trust to the Swap Provider pursuant to the Swap Agreement shall be deducted from Interest Remittance Amount, and to the extent of any such remaining amounts due, from Principal Remittance Amount, prior to any distributions to the Certificateholders. On each Distribution Date, such amounts will be remitted to the Supplemental Interest Trust, first to make any Net Swap Trust Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date, and second to make any Swap Termination Payment (not due to a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date. Any Swap Termination Payment due as a result of the occurrence of a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement will be subordinated to distributions to the Holders of the Publicly Offered Certificates and Class B Certificates and shall be paid as set forth in Section 5.04(a)(iii)(25).

(b)  On each Distribution Date, the Securities Administrator shall distribute from the amounts received from the Swap Provider in respect of any Net Swap Trust Payment then on deposit in the Supplemental Interest Trust in the following order of priority:

(i)  concurrently to the Senior Certificates, on a pro rata basis based on the entitlement of each such Class, in an amount equal to any Carryforward Interest for such Class or Classes to the extent not covered by the Interest Remittance Amount on that Distribution Date and solely to the extent the amount of any Carryforward Interest is a result of the allocation of the interest portion of Realized Losses;

(ii)  concurrently to the Senior Certificates and Subordinate Certificates, on a pro rata basis based on the entitlement of each such Class, an amount equal to any Principal Payment Amount, to the extent not covered by the Monthly Excess Cashflow on that Distribution Date and solely to the extent the payment of the Extra Principal Distribution Amount is as a result of current or prior period Realized Losses, to be included in the Principal Payment Amount for that Distribution Date and payable as provided under Section 5.04(a)(ii) above;

(iii)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Certificates, in that order, in an amount equal to any Carryforward Interest for such Class or Classes to the extent not covered by the Monthly Excess Cashflow on that Distribution Date and solely to the extent the amount of any Carryforward Interest is as a result of the allocation of the interest portion of Realized Losses;

(iv)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Certificates, in an amount equal to any Applied Loss Amount for such Class or Classes, to the extent not covered by the Monthly Excess Cashflow on that Distribution Date;

(v)  to the Basis Risk Shortfall Reserve Fund, to pay the Senior Certificates and Subordinate Certificates as follows: first, to the Senior Certificates, on a pro rata basis based on the entitlement of each such Class, based on the aggregate amount of Basis Risk Shortfall Amounts for each such Class of Senior Certificates remaining unpaid, and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Certificates, in that order, any related Basis Risk Shortfall Amount for such Class or Classes remaining unpaid on such Distribution Date, in each case to the extent not covered by the Monthly Excess Cashflow on that Distribution Date; and

(vi)  to the Class X Certificates, any remaining amounts.

Section 5.05  Allocation of Realized Losses.

(a)  On or prior to each Determination Date, the Securities Administrator shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month, based solely on the reports delivered by the Servicer pursuant to the Servicing Agreement.

(b)  The interest portion of Realized Losses on the Mortgage Loans shall be allocated to the Certificates as described in Section 1.02 hereof.

(c)  The principal portion of all Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date as follows: first, in reduction of Net Swap Payments paid by the Swap Provider under the Interest Rate Swap Agreement and the Monthly Excess Cashflow for such Distribution date; second, to the Class X Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, to the Class M-4 certificates, until the Certificate Principal Balance thereof has been reduced to zero; eleventh, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; thirteenth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and fourteenth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All such Realized Losses to be allocated to the Certificate Principal Balances of the Classes of Subordinate Certificates on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Subordinate Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

Any allocation of the principal portion of Realized Losses to a Class of Subordinate Certificates on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class X Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 5.04(iii)(26). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Senior Certificates or Class P Certificates.

All such Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

(d)  Notwithstanding anything to the contrary contained herein, if on any Distribution Date the Securities Administrator discovers, based solely on the reports delivered by the Servicer under the Servicing Agreement that any Subsequent Recoveries have been collected by the Servicer with respect to the Mortgage Loans, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Subordinate Certificates with the highest payment priority to which Realized Losses on the Mortgage Loans have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Subordinate Certificates pursuant to this Section 5.05. After the Certificate Principal Balances of any Class of Subordinate Certificates have been increased up to the amount of Realized Losses allocated thereto pursuant to this Section 5.05 to the extent that such Applied Loss Amounts have not been paid to such certificates as a Deferred Amount, any additional Subsequent Recoveries with respect to the Mortgage Loans will be applied to increase the Certificate Principal Balance of the remaining Subordinate Certificates, beginning with the Class of Subordinate Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to such Class of Certificates pursuant to this Section 5.05 but only to the extent that any such Applied Loss Amount has not been paid to any Class of Certificates as a Deferred Amount. Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Class of Subordinate Certificate in accordance with its respective Percentage Interest.

(e)  With respect to the REMIC I Regular Interests, all Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date first, to REMIC I Regular Interest I until the Uncertificated Principal Balance has been reduced to zero, and second, to REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-60-B, starting with the lowest numerical denomination until such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC I Regular Interests.

(f)  All Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date to the following REMIC II Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC II Regular Interest LT-AA and REMIC II Regular Interest LT-ZZ up to an aggregate amount equal to the REMIC II Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA and REMIC II Regular Interest LT-ZZ up to an aggregate amount equal to the REMIC II Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-B2 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-B2 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-B1 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-B1 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M9 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M9 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M8 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M8 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M7 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M7 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M6 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M6 has been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M5 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M5 has been reduced to zero; tenth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M4 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M4 has been reduced to zero; eleventh, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M3 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M3 has been reduced to zero; twelfth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M2 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M2 has been reduced to zero; and thirteenth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M1 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M1 has been reduced to zero.

Section 5.06  Monthly Statements to Certificateholders.

(a)  Not later than each Distribution Date, the Securities Administrator shall prepare and make available to each Holder of Certificates, the Depositor and the Credit Risk Manager via its website a statement setting forth the following information for the Certificates:

(i)  the Interest Accrual Period and general Distribution Dates for each Class of Certificates;

(ii)  the Pass-Through Rate for each Class of Certificates with respect to the current Accrual Period;

(iii)  the total cash flows received and the general sources thereof;

(iv)  the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein, (C) the Monthly Excess Interest with respect to the Certificates (if any) and (D) the amount of Prepayment Charges distributed to the Class P Certificates;

(v)  the amount distributed to Holders of each Class on such Distribution Date allocable to interest;

(vi)  the Certificate Principal Balance of each Class of Certificates, if applicable, after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Realized Losses for such Distribution Date;

(vii)  the aggregate amount of P&I Advances included in the distributions on the Distribution Date;

(viii)  the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

(ix)  the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.02 of this Agreement or the Master Servicer pursuant to Section 4.14 of this Agreement;

(x)  the cumulative amount of Realized Losses to date and, in addition, if the Certificate Principal Balance of any Class of Certificates have been reduced to zero, the cumulative amount of any Realized Losses that have not been allocated to any Class of Certificates;

(xi)  the Overcollateralization Amount and the Senior Enhancement Percentage, any Overcollateralization Deficiency Amount and any Overcollateralization Release Amount for such Distribution Date

(xii)  the amount of any Prepayment Charges remitted by the Servicer;

(xiii)  the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

(xiv)  the number and Scheduled Principal Balance of all the Mortgage Loans for the following Distribution Date;

(xv)  the number and aggregate principal balance of any Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) using the “OTS” method (1) one scheduled payment is delinquent, (2) two scheduled payments are delinquent, (3) three scheduled payments are delinquent and (4) foreclosure proceedings have been commenced, and loss information for the period; the number and aggregate principal balance of any Mortgage Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

(xvi)  with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and the Stated Principal Balance of, and Realized Loss on, such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date;

(xvii)  the total number and principal balance of any real estate owned or REO Properties as of the close of business on the Determination Date preceding such Distribution Date;

(xviii)  the three month rolling average of the percent equivalent of a fraction, the numerator of which is the Aggregate Loan Group Balance of the Mortgage Loans that are sixty (60) days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the Aggregate Loan Balance of all of the Mortgage Loans as of the related Due Period;

(xix)  the aggregate Servicing Fee received by the Servicer, and the Master Servicing Fees, if any, received by the Master Servicer during the related Due Period;

(xx)  the amount of the Credit Risk Management Fees paid to the Credit Risk Manager and/or the Sponsor for such Distribution Date;

(xxi)  the amount, if any, of other fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

(xxii)  the amount of any Basis Risk Shortfalls and the amount in the Basis Risk Shortfall Reserve Fund after all deposits and withdrawals on such Distribution Date;

(xxiii)  amounts payable in respect of the Swap Agreement; and

(xxiv)  whether the Stepdown Date has occurred and whether any Trigger Event is in effect.

The Securities Administrator may make the foregoing monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at “www.ctslink.com”. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

The Securities Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing such statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

(b)  The Securities Administrator’s responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information provided by the Servicer and the Swap Provider. The Securities Administrator will make available a copy of each statement provided pursuant to this Section 5.06 to each Rating Agency.

(c)  Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished upon written request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 5.06 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

(d)  Upon filing with the Internal Revenue Service, the Securities Administrator shall furnish to the Holders of the Residual Certificates the applicable Form 1066 and each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

(i)  The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

(ii)  The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

(iii)  The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

(iv)  The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

(v)  The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of a REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

(vi)  The amount and timing of any non-interest expenses of a REMIC; and

(vii)  Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on “prohibited transactions,” “contributions” or “net income from foreclosure property” or state or local income or franchise taxes.

The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 9.13.

Section 5.07  REMIC Designations, REMIC I and REMIC II Allocations.

(a)  The Securities Administrator shall elect that each of REMIC I, REMIC II and REMIC III shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The REMIC I Regular Interests shall constitute the assets of REMIC II. The REMIC II Regular Interests shall constitute the assets of REMIC III.

(b)  On each Distribution Date, the following amounts, in the following order of priority and in accordance with the Remittance Report, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R-I Interest, as the case may be:

(i)  to Holders of each of REMIC I Regular Interest I and REMIC I Regular Interest I-1-A through I-60-B, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(ii)  to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall be allocated as follows: first, to REMIC I Regular Interests I-1-A through I-60-B starting with the lowest numerical denomination until the Uncertificated Principal Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC I Regular Interests, and second, to the extent of any Overcollateralization Release Amounts, to REMIC I Regular Interest I until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero; and

(iii)  to the Holders of REMIC I Regular Interest P, (A) on each Distribution Date, 100% of the amount paid in respect of Prepayment Charges and (B) on the Distribution Date in July 2011 until $100 has been distributed pursuant to this clause.

(c)  On each Distribution Date, the following amounts, in the following order of priority and in accordance with the Remittance Report, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R-II Interest, as the case may be:

(i)  first, to the Holders of REMIC II Regular Interest LT-IO, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and then to the Holders of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5, REMIC II Regular Interest LT-M6, REMIC II Regular Interest LT-M7, REMIC II Regular Interest LT-M8, REMIC II Regular Interest LT-M9, REMIC II Regular Interest LT-B1, REMIC II Regular Interest LT-B2 and REMIC II Regular Interest LT-ZZ, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC II Regular Interest LT-ZZ shall be reduced and deferred when the REMIC II Overcollateralization Amount is less than the REMIC II Targeted Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the REMIC II Regular Interest LT-ZZ Maximum Interest Deferral Amount and such amount will be payable to the Holders of REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5, REMIC II Regular Interest LT-M6, REMIC II Regular Interest LT-M7, REMIC II Regular Interest LT-M8, REMIC II Regular Interest LT-M9, REMIC II Regular Interest LT-B1 and REMIC II Regular Interest LT-B2 in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of REMIC II Regular Interest LT-ZZ shall be increased by such amount;

(ii)  second, to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the Interest Remittance Amount and the Principal Payment Amount for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(A)  98.00% of such remainder (other than amounts payable under clause (C) below) to the Holders of REMIC II Regular Interest LT-AA and REMIC II Regular Interest LT-P, until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero, provided, however, that the Uncertificated Principal Balance of REMIC II Regular Interest LT-P shall not be reduced until the Distribution Date in July 2011 or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC II Regular Interest LT-P, until $100 has been distributed pursuant to this clause;

(B)  2.00% of such remainder, first, to the Holders REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5, REMIC II Regular Interest LT-M6, REMIC II Regular Interest LT-M7, REMIC II Regular Interest LT-M8, REMIC II Regular Interest LT-M9, REMIC II Regular Interest LT-B1 and REMIC II Regular Interest LT-B2, 1% in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC II Regular Interests are reduced to zero and second, to the Holders of REMIC II Regular Interest LT-ZZ (other than amounts payable under the proviso below), until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero; and

(C)  any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-II Interest).

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of (i) REMIC II Regular Interest LT-AA and REMIC II Regular Interest LT-P, in that order and (ii) REMIC II Regular Interest LT-ZZ, respectively; provided that REMIC II Regular Interest LT-P shall not be reduced until the Distribution Date in July 2011, at which point such amount shall be distributed to REMIC II Regular Interest LT-P, until $100 has been distributed pursuant to this clause.

Section 5.08  Prepayment Charges.

On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and deposited in the Distribution Account will be withdrawn from the Distribution Account and distributed by the Securities Administrator in accordance with the Remittance Report to the Class P Certificates and shall not be available for distribution to the holders of any other Class of Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class P Certificates.

Section 5.09  Class P Certificate Account.

The Securities Administrator shall establish and maintain with itself a separate, segregated trust account titled “Wells Fargo Bank, NA, as Securities Administrator, for the benefit of Nomura Home Equity Loan, Inc., Home Equity Loan Trust 2006-WF1 Class P Certificate Account”. On the Closing Date, the Depositor will deposit, or cause to be deposited in the Class P Certificate Account $100.00. The amount on deposit in the Class P Certificate Account shall be held uninvested. On the July 2011 Distribution Date, the Securities Administrator shall withdraw the amount on deposit in the Class P Certificate Account and remit such amount to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof.

Section 5.10  Basis Risk Shortfall Reserve Fund.

(a)  The Securities Administrator shall establish a Basis Risk Shortfall Reserve Fund on behalf of the holders of the Publicly Offered Certificates and the Class B Certificates. The Basis Risk Shortfall Reserve Fund must be an Eligible Account. The Basis Risk Shortfall Reserve Fund shall be entitled “Basis Risk Shortfall Reserve Fund, HSBC Bank USA, National Association, as Trustee for the benefit of holders of Nomura Home Equity Loan, Inc., Asset-Backed Certificates, Series 2006-WF1, Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Certificates. On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Basis Risk Shortfall Reserve Fund $5,000. On each Distribution Date as to which there is a Basis Risk Shortfall payable to any Class of Certificates, the Securities Administrator shall deposit the amounts pursuant to paragraphs (13) through (24) of Section 5.04(a)(iii) into the Basis Risk Shortfall Reserve Fund and the Securities Administrator has been directed by the Class X Certificateholder to distribute such amounts to the Holders of the Publicly Offered Certificates and Class B Certificates in the amounts and priorities set forth in Section 5.04(a)(iii).

(b)  The Basis Risk Shortfall Reserve Fund is an “outside reserve fund” within the meaning of Treasury Regulation §1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Securities Administrator on behalf of the Trust shall be the nominal owner of the Basis Risk Shortfall Reserve Fund. The Class X Certificateholders shall be the beneficial owners of the Basis Risk Shortfall Reserve Fund, subject to the power of the Securities Administrator to transfer amounts under Section 5.04(a)(iii). Amounts in the Basis Risk Shortfall Reserve Fund shall be held either uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereof or, at the written direction of the Majority Class X Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. All net income and gain from such investments shall be distributed to the Majority Class X Certificateholder, not as a distribution in respect of any interest in any REMIC, on such Distribution Date. All amounts earned on amounts on deposit in the Basis Risk Shortfall Reserve Fund shall be taxable to the Majority Class X Certificateholder. Any losses on such investments shall be deposited in the Basis Risk Shortfall Reserve Fund by the Majority Class X Certificateholder out of its own funds immediately as realized. In the event that the Majority Class X Certificateholder shall fail to provide investment instructions to the Securities Administrator, the amounts on deposit in the Basis Risk Shortfall Reserve Fund shall be held uninvested.

(c)  For federal tax return and information reporting, the value of the right of the holders of the Senior Certificates and Subordinate Certificates to receive payments from the Basis Risk Shortfall Reserve Fund in respect of any Basis Risk Shortfall shall be zero dollars ($0.00).

Section 5.11  Supplemental Interest Trust.

(a)  On the Closing Date, the Securities Administrator shall establish and maintain in the name of the Trustee a separate account for the benefit of the holders of the Publicly Offered Certificates and Class B Certificates (the “Supplemental Interest Trust”). The Supplemental Interest Trust shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee or of the Securities Administrator held pursuant to this Agreement.

(b)  On each Distribution Date, the Securities Administrator shall deposit into the Supplemental Interest Trust amounts distributable to the Swap Provider by the Supplemental Interest Trust pursuant to Sections 5.04(a)(i)(1) and 5.04(a)(iii)(25) of this Agreement. On each Distribution Date, the Securities Administrator shall distribute any such amounts to the Swap Provider pursuant to the Swap Agreement, first to pay any Net Swap Payment owed to the Swap Provider for such Distribution Date, and second to pay any Swap Termination Payment owed to the Swap Provider.

(c)  On each Distribution Date, the Securities Administrator shall deposit into the Supplemental Interest Trust amounts received by it from the Swap Provider. On each Distribution Date, the Securities Administrator shall distribute from the Supplemental Interest Trust an amount equal to the amount of any Net Swap Payment received from the Swap Provider under the Swap Agreement, and make the distributions required under Section 5.04(b) of this Agreement.

(d)  The Supplemental Interest Trust constitutes an “outside reserve fund” within the meaning of Treasury Regulation § 1.860G-2(h) and is not an asset of any REMIC. The Holders of the Class X Certificates shall be the beneficial owner of the Supplemental Interest Trust, subject to the power of the Securities Administrator to transfer amounts under this Agreement. The Securities Administrator shall keep records that accurately reflect the funds on deposit in the Supplemental Interest Trust. The Securities Administrator shall, at the written direction of the holder of the Majority Class X Certificateholder, invest amounts on deposit in the Supplemental Interest Trust in Permitted Investments. In the absence of written direction to the Securities Administrator from the Majority Class X Certificateholder, all funds in the Supplemental Interest Trust shall remain uninvested. On each Distribution Date, the Securities Administrator shall distribute, not in respect of any REMIC, any interest earned on the Supplemental Interest Trust to the Holders of the Class X Certificates.

(e)  For federal income tax purposes, amounts paid to the Supplemental Interest Trust on each Distribution Date pursuant to Sections 5.04(a)(i)(1) and 5.04(a)(iii)(25) shall first be deemed paid to the Supplemental Interest Trust in respect of the Class IO Interest to the extent of the amount distributable on such Class IO Interest on such Distribution Date, and any remaining amount shall be deemed paid to the Supplemental Interest Trust in respect of a Class IO Distribution Amount. For federal income tax purposes, the Supplemental Interest Trust will be a disregarded entity.

(f)  The Securities Administrator shall treat the Holders of Certificates (other than the Class P, Class X and Class R Certificates) as having entered into a notional principal contract with respect to the Holders of the Class X Certificates. Pursuant to each such notional principal contract, all Holders of Certificates (other than the Class P, Class X and Class R Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class X Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC III Regular Interest ownership of which is represented by such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class IO Distribution Amount”). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the amount of interest otherwise payable to such Certificates, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of such Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class X Certificates shall be treated as having agreed to pay Basis Risk Shortfalls to the Holders of the Certificates (other than the Class X, Class P and Class R Certificates) in accordance with the terms of this Agreement. Any payments to such Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates (other than the Class X, Class P and Class R Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of the REMIC III Regular Interest ownership of which is represented by such Certificates, and as having been paid by such Holders to the Supplemental Interest Trust pursuant to the notional principal contract. Thus, each Certificate (other than the Class P Certificates and Class R Certificates) shall be treated as representing not only ownership of a Regular Interest in REMIC III, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

(g)  The Sponsor shall provide to the Securities Administrator the value of the right of the holders of the Senior and Subordinate Certificates to receive payments from the Supplemental Interest Trust for federal tax return and information reporting not later than the December 31, 2006.

(h)  In the event that the Swap Agreement is terminated prior to the Distribution Date in June 2011, the Sponsor shall use reasonable efforts to appoint a successor swap provider using any Swap Termination Payments paid by the Swap Provider. If the Sponsor is unable to locate a qualified successor swap provider, any such Swap Termination Payments will be remitted to the Securities Administrator for payment to the holders of the Publicly Offered Certificates and Class B Certificates of amounts described in Section 5.11(c).

Section 5.12  Tax Treatment of Swap Payments and Swap Termination Payments.

For federal income tax purposes, each holder of a Senior Certificate or Subordinate Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Basis Risk Shortfall Reserve Fund or the Supplemental Interest Trust in respect of any Basis Risk Shortfall Carry-Forward Amounts or the obligation to make payments to the Supplemental Interest Trust. For federal income tax purposes, the Securities Administrator will account for payments to each Senior Certificate and Subordinate Certificate as follows: each Senior Certificate and Subordinate Certificate will be treated as receiving their entire payment from REMIC III (regardless of any Swap Termination Payment or obligation under the Swap Agreement) and subsequently paying their portion of any Swap Termination Payment in respect of each such Class’ obligation under the Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Swap Agreement to pay any such Swap Termination Payment (or any shortfall in Net Swap Payment), will be made by one or more of the REMIC Regular Interests issued by the resecuritization REMIC subsequent to such REMIC Regular Interest receiving its full payment from any such Senior Certificate and Subordinate Certificate.

The REMIC Regular Interest corresponding to a Senior Certificate and Subordinate Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net Funds Cap computed for this purpose by limiting the Notional Amount of the Swap Agreement to the aggregate Stated Principal Balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from amounts otherwise payable to the Class X Certificates. As a result of the foregoing, the amount of distributions and taxable income on the REMIC Regular Interest corresponding to a Senior Certificate and Subordinate Certificate may exceed the actual amount of distributions on the Senior Certificate and Subordinate Certificate.

Section 5.13  Reports Filed with Securities and Exchange Commission.

(a)  (i)For so long as the Trust Fund is subject to Exchange Act reporting requirements, within fifteen (15) days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported to the Depositor and the Securities Administrator by the entity indicated on Exhibit N and approved by the Depositor pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(i)  As set forth on Exhibit N hereto, within five (5) calendar days after the related Distribution Date, (i) each Transaction Party shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit H hereto (an “Additional Disclosure Notification”) and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(ii)  After preparing the Form 10-D, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor (provided that such Form 10-D includes any Additional Form 10-D Disclosure). Within two (2) Business Days after receipt of such copy, but no later than the twelfth (12th) calendar day after the Distribution Date, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-D. A duly authorized representative of the Master Servicer shall sign each Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 5.13(c)(ii). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D filed by the Securities Administrator. Each party to this Agreement acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 5.13(a) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties as set forth in this Agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(b)  (i)For so long as the Trust Fund is subject to Exchange Act reporting requirements, within four (4) Business Days after the occurrence of an event set forth on Exhibit N hereto or such other event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), or if requested by the Depositor, and subject to receipt of such information by the Securities Administrator from the entity indicated on Exhibit N as the responsible party for providing that information, the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit N to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(ii)  As set forth on Exhibit N hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business (New York City time) on the second (2nd) Business Day after the occurrence of a Reportable Event (i) the parties to this transaction shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(iii)  After preparing the Form 8-K, the Securities Administrator shall forward electronically a copy of the Form 8-K to the Depositor. Promptly, but no later than the close of business on the third (3rd) Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K. A duly authorized representative of the Master Servicer shall sign each Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 5.13(c)(ii). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website a final executed copy of each Form 8-K that it has filed. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 5.13(b) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(c)  (i)On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

(ii)  In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify electronically the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than for the purpose of restating any monthly report), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Securities Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized representative, or senior officer in charge of master servicing, as applicable, of the Master Servicer. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 5.12(c) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(d)  (i)For so long as the trust is subject to Exchange Act reporting requirements, within ninety (90) days after the end of each calendar year or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”), (it being understood that the fiscal year for the trust ends on December 31 of each year) commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for each Additional Servicer and Reporting Servicer other than any servicing function participant, as described under Section 3.13, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each Reporting Servicer, as described under Section 3.14, and (B) if any Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 3.14 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Servicing Function Participant’s report on assessment of compliance with servicing criteria described under Section 3.14 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Servicing Function Participant, as described under Section 3.14, and (B) if any registered public accounting firm attestation report described under Section 3.14 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 3.18. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K as set forth on Exhibit N under Form 10-K (“Additional Form 10-K Disclosure”) shall be reported to the Depositor and the Securities Administrator by the parties set forth on Exhibit N, and shall be approved by the Depositor pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(ii)  As set forth on Exhibit N hereto, no later than March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) each Transaction Party shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

(iii)  After preparing the Form 10-K, the Securities Administrator shall forward electronically a copy of the Form 10-K to the Depositor. Within three (3) Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-K. A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 5.13(c)(ii). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K to be filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 5.13(d) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties (and any Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 5.13(d), Section 3.13, Section 3.14 and Section 3.18. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(e)  The Master Servicer, the Depositor, the Custodian, the Sponsor and Securities Administrator shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of such party’s obligations under this Section 5.13 or such party’s negligence, bad faith or willful misconduct in connection therewith.

Notwithstanding the provisions of Section 11.01, this Section 5.13 may be amended without the consent of the Certificateholders.

(f)  Any notice required to be delivered by the Securities Administrator to the Depositor pursuant to this Sections 3.13, 3.14, 3.18 or 5.13 shall be delivered by the Securities Administrator by facsimile and electronic mail to Juliet Buck, Esq. at (646) 587-9817 and , with a copy to John Graham at (646) 587-9592 and and a copy to N. Dante LaRocca at (646) 587-9804 and .

ARTICLE VI
THE CERTIFICATES

Section 6.01  The Certificates.

(a)  The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-6. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

Class	Minimum Denomination	Integral Multiple in Excess of Minimum	Original Certificate Principal Balance	Pass-Through Rate
A-1	$100,000	$1	$316,881,000.00	Class A-1 Pass-Through Rate
A-2	$100,000	$1	$40,807,000.00	Class A-2 Pass-Through Rate
A-3	$100,000	$1	$93,357,000.00	Class A-3 Pass-Through Rate
A-4	$100,000	$1	$46,080,000.00	Class A-4 Pass-Through Rate
M-1	$100,000	$1	$21,180,000.00	Class M-1 Pass-Through Rate
M-2	$100,000	$1	$19,623,000.00	Class M-2 Pass-Through Rate
M-3	$100,000	$1	$11,524,000.00	Class M-3 Pass-Through Rate
M-4	$100,000	$1	$10,278,000.00	Class M-4 Pass-Through Rate
M-5	$100,000	$1	$9,344,000.00	Class M-5 Pass-Through Rate
M-6	$100,000	$1	$9,032,000.00	Class M-6 Pass-Through Rate
M-7	$100,000	$1	$8,721,000.00	Class M-7 Pass-Through Rate
M-8	$100,000	$1	$7,164,000.00	Class M-8 Pass-Through Rate
M-9	$100,000	$1	$4,672,000.00	Class M-9 Pass-Through Rate
B-1	$100,000	$1	$4,983,000.00	Class B-1 Pass-Through Rate
B-2	$100,000	$1	$5,606,000.00	Class B-2 Pass-Through Rate
X	$1	$1	$13,712,030.21	Class X Pass-Through Rate
P	$1	$1	$100.00	N/A
R	N/A	N/A	N/A	N/A

Upon original issue, the Certificates shall be executed and authenticated by the Securities Administrator and delivered by the Trustee to and upon the written order of the Depositor. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust by the Securities Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Securities Administrator shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Securities Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

The Depositor shall provide, or cause to be provided, to the Securities Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

(b)  The Class X Certificates and Class P Certificates offered and sold to Qualified Institutional Buyers in reliance on Rule 144A under the Securities Act (“Rule 144A”) will be issued in the form of Definitive Certificates.

Section 6.02  Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)  The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 6.09, a Certificate Register for the Certificates in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator’s customary procedures.

(b)  No Transfer of a Private Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder’s prospective transferee shall each certify to the Securities Administrator in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit E (the “Transferor Certificate”) and (x) deliver a letter in substantially the form of either Exhibit F (the “Investment Letter”) or Exhibit G (the “Rule 144A Letter”) or (y) there shall be delivered to the Securities Administrator an Opinion of Counsel, at the expense of the transferor, that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Sponsor, the Securities Administrator, the Trustee or the Trust Fund. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Securities Administrator, the Depositor and the Sponsor against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

If any such transfer of a Class B-1 Certificate or Class B-2 Certificate held by the related transferor and also to be held by the related transferee in the form of a Book-Entry Certificate is to be made without registration under the Securities Act, the transferor will be deemed to have made as of the transfer date each of the representations and warranties set forth on Exhibit J hereto in respect of such Class B-1 Certificate or Class B-2 Certificate and the transferee will be deemed to have made as of the transfer date each of the representations and warranties set forth on Exhibit G or Exhibit F hereto in respect of such Class B-1 Certificate or Class B-2 Certificate.

No transfer of any Class B-1 Certificate or Class B-2 Certificate that is a Book-Entry Certificate or interest therein shall be made by any related Certificate Owner except (A) in the manner set forth in the preceding paragraph and in reliance on Rule 144A under the 1933 Act to a “qualified institutional buyer” that is acquiring such Book-Entry Certificate for its own account or for the account of another “qualified institutional buyer” or (B) in the manner set forth in the second preceding paragraph and in the form of a Definitive Certificate.

If any Certificate Owner that is required under this Section 6.02(b) to transfer its Book-Entry Certificates in the form of Definitive Certificates, (i) notifies the Securities Administrator of such transfer or exchange and (ii) transfers such Book-Entry Certificates to the Securities Administrator, in its capacity as such, through the book-entry facilities of the Depository, then the Securities Administrator shall decrease the balance of such Book-Entry Certificates or, the Securities Administrator shall use reasonable efforts to cause the surrender to the Certificate Registrar of such Book-Entry Certificates by the Depository, and thereupon, the Securities Administrator shall execute, authenticate and deliver to such Certificate Owner or its designee one or more Definitive Certificates in authorized denominations and with a like aggregate principal amount.

Subject to the provisions of this Section 6.02(b) governing registration of transfer and exchange, Class B-1 Certificates or Class B-2 Certificates (i) held as Definitive Certificates may be transferred in the form of Book-Entry Certificates in reliance on Rule 144A under the 1933 Act to one or more “qualified institutional buyers” that are acquiring such Definitive Certificates for their own accounts or for the accounts of other “qualified institutional buyers” and (ii) held as Definitive Certificates by a “qualified institutional buyer” for its own account or for the account of another “qualified institutional buyer” may be exchanged for Book-Entry Certificates, in each case upon surrender of such Class B-1 Certificates or Class B-2 Certificates for registration of transfer or exchange at the offices of the Securities Administrator maintained for such purpose. Whenever any such Class B-1 Certificates are so surrendered for transfer or exchange, either the Securities Administrator shall increase the balance of the related Book-Entry Certificates or the Securities Administrator shall execute, authenticate and deliver the Book-Entry Certificates for which such Class B-1 Certificates or Class B-2 Certificates were transferred or exchanged, as necessary and appropriate. No Holder of Definitive Certificates other than a “qualified institutional buyer” holding such Certificates for its own account or for the account of another “qualified institutional buyer” may exchange such Class B-1 Certificates or Class B-2 Certificates for Book-Entry Certificates. Further, any Certificate Owner of a Book-Entry Certificate other than any such “qualified institutional buyers” shall notify the Securities Administrator of its status as such and shall transfer such Book-Entry Certificate to the Securities Administrator, through the book-entry facilities of the Depository, whereupon, and also upon surrender to the Securities Administrator of such Book-Entry Certificate by the Depository, (which surrender the Securities Administrator shall use reasonable efforts to cause to occur), the Securities Administrator shall execute, authenticate and deliver to such Certificate Owner or such Certificate Owner’s nominee one or more Definitive Certificates in authorized denominations and with a like aggregate principal amount.

No Transfer of an ERISA Restricted Certificate shall be made unless the Securities Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Securities Administrator for the benefit of the Securities Administrator, the Depositor and the Servicer and on which they may rely to the effect that the purchase and holding of such ERISA Restricted Certificate is permissible under applicable law, will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Securities Administrator, the Depositor, the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Depositor, the Servicer or the Trustee. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code other than in compliance with the foregoing shall be void and of no effect; provided that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Securities Administrator an Opinion of Counsel meeting the requirements of clause (ii) of the first sentence of this paragraph. The Securities Administrator shall not be under any liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement. The Securities Administrator shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

For so long as the Supplemental Interest Trust is in existence, each beneficial owner of a Publicly Offered Certificate, Class B Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Publicly Offered Certificate, Class B Certificate or interest therein, that either (i) it is not a Plan or (ii)(A) it is an accredited investor within the meaning of Prohibited Transaction Exemption 2002-41, as amended from time to time (the “Exemption”) and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under Prohibited Transaction Class Exemption (“PTCE”) 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”) in the case of a Publicly Offered Certificate, or PTCE 95-60 in the case of a Class B-2 Certificate.

Each beneficial owner of a Class M Certificate or a Class B Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with “Plan Assets”, (ii) in the case of a Certificate other than a Class B-2 Certificate, it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-“ (or its equivalent) by S&P, Fitch or Moody’s, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Certificate, or any interest therein, is acquired or held in violation of this section 6.02(b), the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of a Certificate, or interest therein, was effected in violation of this Section shall indemnify to the extent permitted by law and hold harmless the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, the Servicer, the Underwriter and the Trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(c)  (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(A)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(B)  In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement (a “Transfer Affidavit and Agreement,” in the form attached hereto as Exhibit B-3) from the proposed Transferee, in form and substance satisfactory to the Securities Administrator, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 6.02(c) and agrees to be bound by them.

(C)  Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if an authorized officer of the Securities Administrator who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

(D)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (Y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit B-2) to the Securities Administrator stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

(E)  Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Securities Administrator written notice that it is a “pass-through interest holder” within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a “pass-through interest holder.”

(ii)  The Securities Administrator will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Securities Administrator as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Securities Administrator shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

(iii)  (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(c), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 6.02(c) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

(B)  If any purported Transferee shall become a holder of a Residual Certificate in violation of the restrictions in this Section 6.02(c) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Securities Administrator. Such purchaser may be the Securities Administrator itself or any Affiliate of the Securities Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator or its Affiliates), expenses and taxes due, if any, will be remitted by the Securities Administrator to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Securities Administrator, and the Securities Administrator shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(iv)  The Securities Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the “excess inclusions” of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be charged or collected by the Securities Administrator.

(v)  The provisions of this Section 6.02(c) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Securities Administrator at the expense of the party seeking to modify, add to or eliminate any such provision the following:

(A)  written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

(B)  an Opinion of Counsel, in form and substance satisfactory to the Securities Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any Trust REMIC to cease to qualify as a REMIC and will not cause any Trust REMIC, as the case may be, to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

(d)  Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 9.11, the Securities Administrator shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

(e)  At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 9.11. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Securities Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for three separate certificates, each representing such holder's respective Percentage Interest in the Class R-I Interest, the Class R-II Interest and the Class R-III Interest respectively, in each case that was evidenced by the Class R Certificate being exchanged.

(f)  No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(g)  The preparation and delivery of all certificates and opinions referred to above in this Section 6.02 shall not be an expense of the Trust Fund, the Securities Administrator, the Depositor or the Sponsor.

(h)  All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Securities Administrator in accordance with its customary procedures.

Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Securities Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 6.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Securities Administrator under the terms of this Section 6.03 shall be canceled and destroyed by the Securities Administrator in accordance with its standard procedures without liability on its part.

Section 6.04  Persons Deemed Owners.

The Depositor, the Servicer, the Trustee, the Master Servicer, the Securities Administrator and any of their agents may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the Master Servicer, the Securities Administrator nor any of their agents shall be affected by any notice to the contrary.

Section 6.05  Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of the Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 6.06  Book-Entry Certificates.

The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book- Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner’s interest in such Certificates, except as provided in Section 6.08. Unless and until definitive, fully registered Certificates (“Definitive Certificates”) have been issued to the Certificate Owners of such Certificates pursuant to Section 6.08:

(a)  the provisions of this Section shall be in full force and effect;

(b)  the Depositor and the Securities Administrator may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

(c)  registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository;

(d)  the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

(e)  the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

(f)  the Depositor, the Servicer, the Trustee, the Master Servicer and the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

(g)  to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

Section 6.07  Notices to Depository.

Whenever any notice or other communication is required to be given to Certificateholders of a Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Securities Administrator shall give all such notices and communications to the Depository.

Section 6.08  Definitive Certificates.

If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor or the Depository advises the Securities Administrator that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Securities Administrator or the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, advises the Securities Administrator that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of either of the events described in clauses (a) or (b) above, Certificate Owners of such Book-Entry Certificates having not less than fifty one percent (51%) of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Securities Administrator and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Securities Administrator shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to applicable Certificate Owners requesting the same. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Securities Administrator of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall countersign and deliver such Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

Section 6.09  Maintenance of Office or Agency.

Certificates may be surrendered for registration of transfer or exchange at the applicable Corporate Trust Office of the Securities Administrator. The Securities Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VII
THE DEPOSITOR AND THE MASTER SERVICER

Section 7.01  Liabilities of the Depositor and the Master Servicer.

Each of the Depositor and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

Section 7.02  Merger or Consolidation of the Depositor or the Master Servicer.

(a)  Subject to subsection (b) below, the Depositor will keep in full force and effect its rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its formation. The Depositor and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Loans and to perform its respective duties under this Agreement.

(b)  The Depositor or the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer shall be the successor of the Depositor or the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 7.03  Indemnification of Depositor and Servicing Function Participants.

(a)  The Depositor agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates (i) related to the Depositor’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Depositor’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. This indemnity shall survive the resignation and the termination of this Agreement.

(b)  [Reserved].

(c)  Each of the Depositor, Master Servicer, Securities Administrator and any Servicing Function Participant engaged by such party, respectively, shall indemnify and hold harmless the Master Servicer, the Securities Administrator and the Depositor, respectively, and each of its directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such party of any if its obligations under hereunder, including particularly its obligations to provide any Assessment of Compliance, Attestation Report, Compliance Statement or any information, data or materials required to be included in any 1934 Act report, (b) any material misstatement or omission in any information, data or materials provided by such party (or, in the case of the Securities Administrator or Master Servicer, any material misstatement or material omission in (i) any Compliance Statement, Assessment of Compliance or Attestation Report delivered by it, or by any Servicing Function Participant engaged by it, pursuant to this Agreement, or (ii) any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure concerning the Master Servicer or the Securities Administrator), or (c) the negligence, bad faith or willful misconduct of such indemnifying party in connection with its performance hereunder. If the indemnification provided for in this Section 11.03(e) is unavailable or insufficient to hold harmless the Master Servicer, the Securities Administrator or the Depositor, as the case may be, then each such party agrees that it shall contribute to the amount paid or payable by the Master Servicer, the Securities Administrator or the Depositor, as applicable, as a result of any claims, losses, damages or liabilities incurred by such party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the indemnifying party on the other. This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

Section 7.04  Limitations on Liability of the Depositor, the Securities Administrator, the Master Servicer, the Servicer and Others.

Subject to the obligation of the Depositor to indemnify the Indemnified Persons pursuant to Section 7.03 and the Servicer’s indemnification obligations under the Servicing Agreement:

(a)  None of the Depositor, the Securities Administrator, the Master Servicer or any of the directors, officers, employees or agents of the Depositor, the Securities Administrator, the Master Servicer and the Servicer shall be under any liability to the Indemnified Persons, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement or the Servicing Agreement, as applicable, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Securities Administrator, the Master Servicer or any such Person against any breach of warranties, representations or covenants made herein or under the Servicing Agreement or against any specific liability imposed on any such Person pursuant hereto or against any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder or under the Servicing Agreement.

(b)  The Depositor, the Securities Administrator, the Master Servicer, the Servicer and any director, officer, employee or agent of the Depositor, the Securities Administrator and the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder or under the Servicing Agreement.

(c)  The Depositor, the Securities Administrator, the Master Servicer, the Servicer, the Trustee, the Custodian and any director, officer, employee or agent of the Depositor, the Securities Administrator, the Master Servicer, the Servicer, the Trustee or the Custodian shall be indemnified by the Trust Fund and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to this Agreement, the Servicing Agreement, the Custodial Agreement or the Certificates (including any pending or threatened claim or legal action), other than (i) with respect to the Servicer, such loss, liability or expense related to the Servicer’s failure to perform its duties in compliance with the Servicing Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or, with respect to the Custodian, to the Custodian’s failure to perform its duties under the Custodial Agreement, (ii) with respect to the Servicer, any such loss, liability or expense incurred by reason of the Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under the Servicing Agreement or (iii) with respect to the Custodian, any such loss, liability or expense incurred by reason of the Custodian’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder.

(d)  The Depositor, the Securities Administrator, the Servicer or the Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement or the Servicing Agreement and that in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor, the Securities Administrator, the Servicer and the Master Servicer may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the Servicing Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder and under the Servicing Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Servicing Agreement or by reason of reckless disregard of obligations and duties hereunder or under the Servicing Agreement) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Securities Administrator, the Servicer and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Section 3.27 or Section 3.32, as applicable. Nothing in this Subsection 7.04(d) shall affect the Master Servicer’s obligation to take such actions as are necessary to ensure the servicing and administration of the Mortgage Loans pursuant to this Agreement.

(e)  In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Trustee shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties.

(f)  The Trustee shall not be liable for any acts or omissions of the Servicer, the Depositor or the Custodian.

Section 7.05  Reserved.

Section 7.06  Appointment of Special Servicer; Termination of the Servicer.

(a)  The Sponsor may appoint a special servicer with respect to the Mortgage Loans. The Sponsor and the Servicer shall negotiate in good faith with any proposed special servicer with respect to the duties and obligations of such special servicer with respect to any such Mortgage Loan. Any subservicing agreement shall contain terms and provisions not inconsistent with this Agreement and shall obligate the special servicer to service such Mortgage Loans in accordance with Accepted Servicing Practices. The fee payable to the special servicer for the performance of such duties and obligations will be paid from the Servicing Fee collected by the Servicer with respect to each such Mortgage Loan and will be remitted to such special servicer by the Servicer. The Sponsor shall reimburse the Servicer for Servicing Fee shortfalls, if any, incurred as a result of the fee payable to such special servicer.

(b)  If at any time the Sponsor retains or comes into possession of any servicing rights with respect to any of the Mortgage Loans, the Sponsor may, at its option, terminate the servicing responsibilities of the Servicer hereunder with respect to such Mortgage Loans without cause. No such termination shall become effective unless and until a successor to the Servicer shall have been appointed to service and administer the related Mortgage Loans pursuant to the terms and conditions of this Agreement. No appointment shall be effective unless (i) such Successor Servicer meets the eligibility criteria contained in Section 8.02, (ii) the Master Servicer shall have consented to such appointment, (iii) the Rating Agencies have been notified in writing of such appointment and such Successor Servicer meets the Minimum Servicing Requirements, (iv) such successor has agreed to assume the obligations of the Servicer hereunder to the extent of the related Mortgage Loans and (v) all amounts reimbursable to the terminated Servicer pursuant to the terms of this Agreement shall have been paid to the Servicer by the Successor Servicer appointed pursuant to the terms of this Section 7.06 or by the Sponsor including without limitation, all unpaid Servicing Fees accrued and unreimbursed Advances and Servicing Advances made by the terminated Servicer and all out-of-pocket expenses of the Servicer incurred in connection with the transfer of servicing to such successor. The Sponsor shall provide a copy of the agreement executed by such successor to the Trustee and the Master Servicer.

Section 7.07  Limitation on Resignation of the Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Rating Agencies. No resignation of the Master Servicer shall become effective until the Trustee or a successor Master Servicer meeting the criteria specified in Section 7.08 shall have assumed the Master Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

Section 7.08  Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation and assuming the obligations of the Master Servicer hereunder (a) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as Master Servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning the master servicing shall deliver to the Trustee an officer’s certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

Section 7.09  Rights of the Depositor in Respect of the Master Servicer.

The Master Servicer shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer in respect of the Master Servicer’s rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor and the Trustee its most recent financial statements and such other information relating to the Master Servicer’s capacity to perform its obligations under this Agreement as it possesses. To the extent the Depositor and the trustee are informed that such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer’s written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) to its legal counsel, auditors, taxing authorities or other governmental agencies and the Certificateholders, (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor and the Trustee or the Trust Fund, and in any case, the Depositor or the Trustee, (iii) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the Depositor or the Master Servicer, (iv) disclosure as required pursuant to this Agreement or (v) disclosure of any and all information (A) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Agreement approved in advance by the Depositor or the Master Servicer or (B) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. Nothing in this Section 7.09 shall limit the obligation of the Master Servicer to comply with any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section 7.09 as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 7.09 shall require the Master Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The Master Servicer shall not be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of the costs thereof. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

ARTICLE VIII
DEFAULT; TERMINATION OF SERVICER AND MASTER SERVICER

Section 8.01  Events of Default.

(a) In case one or more events of default by the Servicer under the Servicing Agreement (each, a “Servicer Default”) shall occur and be continuing, then, and in each and every such case, so long as a Servicer Default shall not have been remedied, the Master Servicer shall notify the Trustee and the Trustee, by notice in writing to the defaulting Servicer, shall with respect to a payment default by the Servicer pursuant to the Servicing Agreement and, upon the occurrence and continuance of any other Servicer Default, may, and, at the written direction of Certificateholders evidencing not less than 25% of the Voting Rights shall, in addition to whatever rights the Trustee on behalf of the Certificateholders may have under this Agreement and the Servicing Agreement and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the defaulting Servicer under the Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the defaulting Servicer for the same with respect to a default by the Servicer. On or after the receipt by the defaulting Servicer of such written notice, all authority and power of the Servicer under the Servicing Agreement whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. Upon written request from the Trustee, the defaulting Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Trustee’s (or its custodian’s) possession all Mortgage Files relating to the related Mortgage Loans, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the related Mortgage Loans and related documents, or otherwise, at the Servicer’s sole expense. The defaulting Servicer shall cooperate with the Trustee in effecting the termination of the Servicer’s responsibilities and rights under the Servicing Agreement including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the defaulting Servicer to the Protected Account or thereafter received with respect to the related Mortgage Loans or any related REO Property (provided, however, that the defaulting Servicer shall continue to be entitled to receive all amounts accrued or owing to it under the Servicing Agreement on or prior to the date of such termination, whether in respect of Advances, Servicing Advances, accrued and unpaid Servicing Fees or otherwise. The Trustee shall not have knowledge of any Servicer Default unless a Responsible Officer of the Trustee has actual knowledge or unless written notice of the Servicer Default is received by the Trustee at its address for notice and such notice references the Certificates, the Trust Fund or this Agreement.

(b) In case one or more of the following events of default by the Master Servicer (each, a “Master Servicer Default”) shall occur and be continuing, that is to say:

(i)  any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in Section 2.03, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least twenty-five percent (25%) of the Voting Rights; or

(ii)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of ninety (90) days; or

(iii)  the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(iv)  the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(v)  so long as the Trust Fund is subject to Exchange Act reporting requirements, failure by the Master Servicer to duly perform, within the required time period, its obligations under Sections 3.13, 3.14, 3.18 or 5.12, which default shall not be subject to notice or a cure period.

If a Master Servicer Default shall occur, then, and in each and every such case, so long as such Master Servicer Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the Master Servicer under this Agreement, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer’s functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer’s responsibilities and rights under this Agreement (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination and shall continue to be entitled to the benefits of Section 7.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 8.01, the Trustee shall not be deemed to have knowledge of a Master Servicer Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Default is received by the Trustee and such notice references the Certificates, the Trust or this Agreement. The Trustee shall promptly notify the Rating Agencies of the occurrence of a Master Servicer Default of which it has knowledge as provided above.

To the extent that the costs and expenses of the Trustee related to the termination of the Master Servicer, appointment of a successor Master Servicer or the transfer and assumption of the master servicing by the Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Master Servicer as a result of a Master Servicer Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor Master Servicer to master service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Master Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or appoint on its own behalf, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer.

Section 8.02  Trustee to Act; Appointment of Successor.

On and after the time the Servicer receives a notice of termination pursuant to Section 8.01, the Trustee shall become the successor to the Servicer with respect to the transactions set forth or provided for herein and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of the Servicing Agreement, including, the obligation to make Advances, except as otherwise provided herein; provided, however, that the Trustee’s obligation to make Advances in its capacity as Successor Servicer shall not be subject to such 90 day transition period and the Trustee will make any Advance required to be made by the terminated Servicer on the Distribution Date on which the terminated Servicer was required to make such Advance. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all fees, costs and expenses relating to the Mortgage Loans that the terminated Servicer would have been entitled to if it had continued to act as Servicer under the Servicing Agreement, provided, however, that the Trustee shall not be (i) liable for any acts or omissions of the terminated Servicer, (ii) obligated to make Advances if it is prohibited from doing so under applicable law or determines that such Advance, if made, would constitute a Nonrecoverable Advance, (iii) responsible for expenses of the terminated Servicer or (iv) obligated to deposit losses on any Permitted Investment directed by the terminated Servicer.

Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to this Agreement or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Servicer under the Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under the Servicing Agreement. Any Successor Servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000 and (ii) be willing to act as Successor Servicer of the Mortgage Loans under the Servicing Agreement, and shall have executed and delivered to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the terminated Servicer (other than any liabilities of the terminated Servicer hereof incurred prior to termination of the Servicer under the Servicing Agreement), with like effect as if originally named as a party to the Servicing Agreement, provided that each Rating Agency shall have acknowledged in writing that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the Trustee assumes the duties and responsibilities of the terminated Servicer in accordance with this Section 8.02, the Master Servicer shall not resign as Servicer until a Successor Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the terminated Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted the terminated Servicer under the Servicing Agreement. The Trustee and such successor shall take such action, consistent with this Agreement and the Servicing Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other Successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the Trustee in connection with the termination of the Servicer, appointment of a Successor Servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the Successor Servicer to service the related Mortgage Loans properly and effectively, to the extent not paid by the terminated Servicer as may be required herein shall be payable to the Trustee from the Distribution Account pursuant to Section 3.31. Any successor to the terminated Servicer as Successor Servicer under the Servicing Agreement shall give notice to the applicable Mortgagors of such change of the Servicer and shall, during the term of its service as Successor Servicer maintain in force the policy or policies that the terminated Servicer is required to maintain pursuant to the Servicing Agreement.

On and after the time the Master Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer (and, if applicable, the Securities Administrator) in its capacity as Master Servicer (and, if applicable, the Securities Administrator) under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Trustee (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.3 and the obligation to deposit amounts in respect of losses pursuant to Section 3.22(c)) by the terms and provisions hereof. As compensation therefor, the Trustee shall be entitled to and all funds relating to the Loans, investment earnings on the Distribution Account and all other remuneration to which the Master Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above and subject to the immediately following paragraph, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Holders of Certificates evidencing, in aggregate, not less than 51% of the Certificate Principal Balance of the Certificates so request in writing promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $25,000,000, as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement.

No appointment of a successor to the Master Servicer (and, if applicable, the Securities Administrator) under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer’s (and, if applicable, the Securities Administrator’s) responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer (and, if applicable, the Securities Administrator) as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer (and, if applicable, the Securities Administrator) under this Agreement, the Trustee shall act in such capacity as hereinabove provided. The transition costs and expenses incurred by the Trustee in connection with the replacement of the Master Servicer (and, if applicable, the Securities Administrator) shall be reimbursed out of the Trust Fund.

Section 8.03  Notification to Certificateholders.

(a)  Upon any termination of or appointment of a successor to the Servicer or the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

(b)  Within sixty (60) days after the occurrence of any Servicer Default or Master Servicer Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Servicer Default or Master Servicer Default hereunder known to the Trustee, unless such default shall have been cured or waived.

Section 8.04  Waiver of Servicer Defaults and Master Servicer Defaults.

The Trustee may waive only by written notice from Certificateholders evidencing 66-2/3 of the Voting Rights (unless such default materially and adversely affects all Certificateholders, in which case the written direction shall be from all of the Certificateholders) any default by the Servicer or Master Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default or Master Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

ARTICLE IX
CONCERNING THE TRUSTEE AND SECURITIES ADMINISTRATOR

Section 9.01  Duties of Trustee and Securities Administrator.

(a)  The Trustee, prior to the occurrence of a Servicer Default or Master Servicer Default, and after the curing or waiver of all Servicer Defaults or Master Servicer Defaults, which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If a Servicer Default or Master Servicer Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

(b)  Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Securities Administrator, as the case may be, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator will provide notice to the Trustee thereof and the Trustee will provide notice to the Certificateholders.

(c)  The Trustee shall promptly remit to the Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the Trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

(d)   No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)  Prior to the occurrence of a Servicer Default or Master Servicer Default and after the curing or waiver of all such Servicer Defaults or Master Servicer Defaults which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of its duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely and shall be fully protected in acting or refraining from acting, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, that conform to the requirements of this Agreement;

(ii)  Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

(iii)  Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement or in accordance with the directions of the Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator or exercising any trust or other power conferred upon the Trustee or the Securities Administrator under this Agreement;

(iv)  The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default, Servicer Default or Master Servicer Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Master Servicer Default;

(v)  The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

(vi)  Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action and whether or not any such damages were foreseeable or contemplated; and

(vii)  None of the Sponsor, the Depositor or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the terminated Servicer or Master Servicer hereunder.

(e)  All funds received by the Securities Administrator and required to be deposited in the Distribution Account pursuant to this Agreement will be promptly so deposited by the Securities Administrator.

Section 9.02  Certain Matters Affecting the Trustee and Securities Administrator.

(a)  Except as otherwise provided in Section 9.01:

(i)  The Trustee and the Securities Administrator may conclusively rely and shall be fully protected in acting or refraining from acting in reliance on any resolution or certificate of the Sponsor, the Depositor or the Servicer, any certificates of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)  The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel:

(iii)  Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Servicer Default or Master Servicer Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

(iv)  Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)  Prior to the occurrence of a Servicer Default or Master Servicer Default hereunder and after the curing or waiver of all Servicer Defaults or Master Servicer Defaults which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates and provided that the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

(vi)  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, nominees, custodians, agents or attorneys. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee’s agents or attorneys or paying agent appointed hereunder by the Trustee with due care;

(vii)  Should the Trustee deem the nature of any action required on its part to be unclear, the Trustee may require prior to such action that it be provided by the Depositor with reasonable further instructions; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its gross negligence or willful misconduct in the performance of any such act;

(viii)  The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder;

(ix)  The Trustee shall not have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Person pursuant to this Agreement, or the eligibility of any Mortgage Loan for purposes of this Agreement;

(x)  The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however that the Trustee shall promptly remit to the Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Trustee at is Corporate Trust Office, (ii) of which a Responsible Officer has actual knowledge and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property;

(xi)  The Trustee is hereby directed by the Depositor to execute the Swap Agreement on behalf of the Supplemental Interest Trust, in the form presented to it by the Depositor and shall have no responsibility for the contents of the Swap Agreement, including, without limitation, the representations and warranties contained therein. Any funds payable by the Securities Administrator, on behalf of the Trustee, under the Swap Agreement at closing shall be paid by the Depositor;

(xii)  None of the Securities Administrator, the Master Servicer, the Servicer, the Sponsor, the Depositor, the Custodian or the Trustee shall be responsible for the acts or omissions of the others or of the Swap Provider, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another; and

(xiii)  The permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 9.03  Trustee and Securities Administrator not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator, the authentication of the Securities Administrator on the Certificates, the acknowledgements of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 9.12) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 9.12), the Swap Agreement, the Certificates (other than the signature of the Securities Administrator and authentication of the Securities Administrator on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02. The Securities Administrator’s signature and authentication (or authentication of its agent) on the Certificates shall be solely in its capacity as Securities Administrator and shall not constitute the Certificates an obligation of the Securities Administrator in any other capacity. The Trustee and the Securities Administrator shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans.

Section 9.04  Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator in its individual capacity or in any other capacity other than as Trustee or Securities Administrator hereunder may become the owner or pledgee of any Certificates and may transact business with other interested parties and their Affiliates with the same rights it would have if it were not the Trustee or the Securities Administrator.

Section 9.05  Fees and Expenses of Trustee and Securities Administrator.

The fees of the Trustee and the Securities Administrator hereunder shall be paid in accordance with a side letter agreement with the Master Servicer and at the sole expense of the Master Servicer. In addition, the Trustee, the Securities Administrator, the Custodian and any director, officer, employee or agent of the Trustee, the Securities Administrator and the Custodian shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee, the Custodian or the Securities Administrator including any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its respective obligations and duties under this Agreement and any and all other agreements related hereto, other than any loss, liability or expense (i) for which the Trustee is indemnified by the Master Servicer or the Servicer, (ii) that constitutes a specific liability of the Trustee or the Securities Administrator pursuant to this Agreement or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder by the Trustee or the Securities Administrator or by reason of reckless disregard of obligations and duties hereunder. In no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if it has been advised of the likelihood of such loss or damage and regardless of the form of action. The Master Servicer agrees to indemnify the Trustee, from, and hold the Trustee harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Master Servicer’s reckless disregard of its obligations and duties under this Agreement. The indemnities in this Section 9.05 shall survive the termination or discharge of this Agreement and the resignation or removal of the Master Servicer, the Trustee, the Securities Administrator or the Custodian. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer’s own funds, without reimbursement from REMIC I therefor.

Section 9.06  Eligibility Requirements for Trustee and Securities Administrator.

The Trustee and the Securities Administrator shall at all times be a corporation or an association (other than the Depositor, the Sponsor or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (or a member of a bank holding company whose capital and surplus is at least $50,000,000) and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 9.07.

Additionally, the Securities Administrator (i) may not be an originator, Master Servicer, Servicer, Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "A/F1" by Fitch, if Fitch is a Rating Agency, or rated at least "A-1" by S&P (or such rating acceptable to Fitch pursuant to a rating confirmation). Wells Fargo Bank, N.A. shall act as Securities Administrator for so long as it is Master Servicer under this Agreement.

Section 9.07  Resignation and Removal of Trustee and Securities Administrator.

The Trustee and the Securities Administrator may at any time resign (including, without limitation, and in the case of the Securities Administrator, upon the resignation or removal of the Master Servicer) and be discharged from the trust hereby created by giving written notice thereof to the Depositor, to the Master Servicer, to the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and to the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and to the successor trustee or successor securities administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator, as the case may be, may, at the expense of the Trust Fund, petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator, as applicable.

If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Securities Administrator, as applicable and appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Securities Administrator so removed and to the successor trustee or successor securities administrator. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or the Securities Administrator and appoint a successor trustee or successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or the Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Trustee (in the case of the removal of the Securities Administrator), the Securities Administrator (in the case of the removal of the Trustee) and the Master Servicer by the Depositor.

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or successor securities administrator, as applicable, as provided in Section 9.08.

Notwithstanding anything to the contrary contained herein, the Master Servicer and the Securities Administrator shall at all times be the same Person.

Section 9.08  Successor Trustee or Securities Administrator.

Any successor trustee or successor securities administrator appointed as provided in Section 9.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee or predecessor securities administrator instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator shall become effective and such successor trustee or successor securities administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or Securities Administrator herein. The predecessor trustee or predecessor securities administrator shall deliver to the successor trustee or successor securities administrator all Mortgage Loan Documents and related documents and statements to the extent held by it hereunder, as well as all monies, held by it hereunder, and the Depositor and the predecessor trustee or predecessor securities administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor securities administrator all such rights, powers, duties and obligations.

No successor trustee or successor securities administrator shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor trustee or successor securities administrator shall be eligible under the provisions of Section 9.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee or successor securities administrator as provided in this Section 9.08, the successor trustee or successor securities administrator shall mail notice of the succession of such trustee or securities administrator hereunder to all Holders of Certificates. If the successor trustee or successor securities administrator fails to mail such notice within ten days after acceptance of appointment, the Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

Section 9.09  Merger or Consolidation of Trustee or Securities Administrator.

Any corporation, state bank or national banking association into which the Trustee or Securities Administrator may be merged or converted or with which it may be consolidated or any corporation, state bank or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation, state bank or national banking association succeeding to substantially all of the corporate trust business of the Trustee or Securities Administrator shall be the successor of the Trustee or Securities Administrator hereunder, provided that such corporation shall be eligible under the provisions of Section 9.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.10  Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the REMIC I or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, and for the benefit of the Holders of the Certificates, such title to REMIC I, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or co-trustee.

Section 9.11  Appointment of Office or Agency.

The Certificates may be surrendered for registration of transfer or exchange at the Securities Administrator’s office initially located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, and presented for final distribution at the Corporate Trust Office of the Securities Administrator where notices and demands to or upon the Securities Administrator in respect of the Certificates and this Agreement may be served.

Section 9.12  Representations and Warranties.

The Trustee hereby represents and warrants to the Master Servicer, the Securities Administrator, the Servicer and the Depositor as applicable, as of the Closing Date, that:

(i)  It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

(ii)  The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii)  It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)  This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v)  It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

No litigation is pending or, to the best of its knowledge, threatened against it, which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or its financial condition.

Section 9.13  Tax Matters.

It is intended that the Trust Fund shall constitute, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of the Trust Fund. The Securities Administrator, as agent on behalf of the Trust Fund, shall do or refrain from doing, as applicable, the following: (a) the Securities Administrator shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) the Securities Administrator shall make or cause to be made elections, on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Securities Administrator shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) the Securities Administrator shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) the Securities Administrator shall, to the extent under its control, conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) the Securities Administrator shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC formed hereunder; (h) the Securities Administrator shall pay, from the sources specified in the last paragraph of this Section 9.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Trustee shall sign or cause to be signed federal, state or local income tax or information returns or any other document prepared by the Securities Administrator pursuant to this Section 9.13 requiring a signature thereon by the Trustee; (j) the Securities Administrator shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (k) the Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis; (l) the Securities Administrator shall not enter into any arrangement not otherwise provided for in this Agreement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code; and (m) as and when necessary and appropriate, the Securities Administrator shall represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

In order to enable the Securities Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Securities Administrator within 10 days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor, any such additional information or data that the Securities Administrator may, from time to time, request in order to enable the Securities Administrator to perform its duties as set forth herein. The Depositor hereby indemnifies the Securities Administrator for any losses, liabilities, damages, claims or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Securities Administrator on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any of REMIC as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any of REMIC after the startup day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any REMIC, and is not paid as otherwise provided for herein, such tax shall be paid by (i) the Securities Administrator, if any such other tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Section, (ii) any party hereto (other than the Securities Administrator) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), any such tax will be paid first with amounts otherwise to be distributed to the Class R Certificateholders, and second with amounts otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class B-2 Certificates; second, to the Class B-1 Certificates; third, to the Class M-9 Certificates; fourth, to the Class M-8 Certificates; fifth, to the Class M-7 Certificates; sixth, to the Class M-6 Certificates; seventh, to the Class M-5 Certificates; eighth, to the Class M-4 Certificates; ninth, to the Class M-3 Certificates; tenth, to the Class M-2 Certificates; eleventh, to the Class M-2 Certificates; and twelfth, to the Senior Certificates (pro rata based on the amounts to be distributed). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Holder of any Certificates, the Securities Administrator is hereby authorized to retain on any Distribution Date, from the Holders of the Class R Certificates (and, if necessary, second, from the Holders of the other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Securities Administrator shall include in its monthly report to Certificateholders distributions to such parties taking into account the priorities described in the second preceding sentence. The Securities Administrator agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof. Notwithstanding the foregoing, however, in no event shall the Securities Administrator have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of this Agreement, (2) for any losses other than arising out of a grossly negligent performance by the Securities Administrator of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

ARTICLE X
TERMINATION

Section 10.01  Termination upon Liquidation or Repurchase of all Mortgage Loans.

Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Sponsor, the Securities Administrator, the Master Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate (other than the obligations of the Master Servicer to the Trustee pursuant to Section 9.05 and of the Securities Administrator to make payments in respect of the REMIC I Regular Interests or the Classes of Certificates as hereinafter set forth) upon the earlier of (a) the Master Servicer’s exercise of its optional right to purchase the Mortgage Loans and related REO Properties (the “Cleanup Call”) and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Latest Possible Maturity Date.

The Cleanup Call or shall be exercisable at a price (the “Termination Price”) equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan, (ii) accrued interest thereon at the applicable Mortgage Rate to, but not including, the first day of the month of such purchase, (iii) the appraised value of any related REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee, (iv) unreimbursed out-of-pocket costs of the Securities Administrator, the Master Servicer, the Servicer or the Trustee, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the related Mortgage Loans prior to the exercise of such repurchase right, (v) any Swap Termination Payment payable to the Swap Provider which remains unpaid or which is due to such Cleanup Call and (vi) any other amounts due and owing to the Trustee, the Securities Administrator, the Master Servicer and the Custodian payable pursuant to this Agreement or the Custodial Agreement.

The right to exercise the Cleanup Call pursuant to the preceding paragraph shall be exercisable if the Stated Principal Balance of all of the Mortgage Loans at the time of any such repurchase, is less than or equal to ten percent (10%) of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

Section 10.02  Final Distribution on the Certificates.

If on any Determination Date, (i) the Securities Administrator determines based on the reports delivered by the Master Servicer under this Agreement that there are no Outstanding Mortgage Loans, and no other funds or assets in the Trust Fund other than the funds in the Distribution Account, the Securities Administrator shall notify the Trustee and send a final distribution notice promptly to each related Certificateholder or (ii) the Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the Trustee and the Certificateholders within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the related Certificates at the office of the Securities Administrator set forth herein. If the Master Servicer elects to terminate the Trust Fund pursuant to Section 10.01, at least ten (10) days prior to the date notice is to be mailed to the Certificateholders, the Master Servicer shall notify the Securities Administrator and the Trustee of the date the Master Servicer intends to terminate the Trust Fund. The Master Servicer shall remit the related Termination Price to the Securities Administrator on behalf of the Trust Fund on the Business Day prior to the Distribution Date for such Optional Termination by the Master Servicer.

Notice of the exercise of the Cleanup Call, specifying the Distribution Date on which the Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to the Certificateholders mailed no later than the fifteenth (15th) day of the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of the Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such notice to each Rating Agency at the time such notice is given to the Certificateholders.

In the event such notice is given, the Master Servicer shall deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date an amount equal to the final distribution in respect of the Certificates. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Master Servicer the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

In connection with the exercise of the Cleanup Call, on or after the date on which the Securities Administrator has mailed notice of the Cleanup Call to Certificateholders, but no later than three Business Days prior to the final Distribution Date specified in such notice, the Securities Administrator shall provide written confirmation to the Sponsor, the Depositor, the Master Servicer, the Supplemental Interest Trust Trustee, the Trustee and the Swap Provider that the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period is less than or equal to 10% of the Aggregate Cut-off Date Principal Balance, and that all other requirements of the Cleanup Call (other than the deposit of funds in the Distribution Account in an amount equal to the final distribution in respect of the Certificates) have been met. Upon such written confirmation, the Cleanup Call shall become irrevocable, notice to Certificateholders of such Cleanup Call shall become unrescindable, and the Swap Termination Price shall be determined as of that date.

Upon presentation and surrender of the related Certificates, the Securities Administrator shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 5.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six (6) months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining affected Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six (6) months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining affected Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within two (2) years after the second notice all affected Certificates shall not have been surrendered for cancellation, the related Residual Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto and the Securities Administrator shall release such funds upon written direction.

Section 10.03  Additional Termination Requirements.

In the event of (i) the exercise by the Master Servicer of the Cleanup Call pursuant to the terms of this Agreement or (ii) the final payment on or other liquidation of the last Mortgage Loan or REO Property in REMIC I pursuant to Section 10.01, the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer (in the case of the exercise of the Cleanup Call) or the Depositor, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 10.03 will not (i) result in the imposition of taxes on “prohibited transactions” of a REMIC, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(1)
The Master Servicer (in the case of the exercise of the Cleanup Call) or the Depositor (in all other cases) shall establish a ninety-day liquidation period and notify the Trustee thereof, and the Trustee shall in turn specify the first day of such period in a statement attached to the tax return for each REMIC pursuant to Treasury Regulation Section 1.860F-1. The Master Servicer or the Depositor, as applicable, shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer or the Depositor, as applicable;

(2)
During such ninety-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the applicable Terminator (in the case of the exercise of the Cleanup Call) or the Depositor (in all other cases) shall sell all of the assets of REMIC I for cash; and

(3)
At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the related Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

By their acceptance of the Certificates, the Holders thereof hereby authorize the Master Servicer (in the case of the exercise of the Cleanup Call) or the Depositor (in all other cases) to specify the ninety-day liquidation period for REMIC I, REMIC II and REMIC III, which authorization shall be binding upon all successor Certificateholders.

The Trustee as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer or the Depositor, as applicable, and the receipt of the Opinion of Counsel referred to in Section 10.03(1) and to take such other action in connection therewith as may be reasonably requested by the Master Servicer or the Depositor, as applicable.

ARTICLE XI
MISCELLANEOUS PROVISIONS

Section 11.01  Amendment.

This Agreement may be amended from time to time by parties hereto, without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, to change the manner in which the Distribution Account is maintained or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder (or the Swap Provider unless the Swap Provider shall have consented to the amendment); provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; provided further that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel nor any letter from the Rating Agencies stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates shall be required if such amendment is to effect a transfer of servicing pursuant to Section 7.06(a) to a Successor Servicer satisfying the Minimum Servicing Requirements.

Notwithstanding the foregoing, without the consent of the Certificateholders or the Swap Provider, the parties hereto may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each REMIC created hereunder as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any of REMIC pursuant to the Code that would be a claim against any of REMIC at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

This Agreement may also be amended from time to time by the parties hereto and the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates (or if such amendment modifies the rights of the Swap Provider hereunder, with the consent of the Swap Provider); provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) cause any REMIC created hereunder to cease to qualify as a REMIC or (iii) reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, the preceding paragraph) cause the imposition of any tax on any REMIC or the Certificateholders or cause any REMIC to cease to qualify as a REMIC at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and (ii) that all requirements for amending this Agreement (including any consent of the applicable Certificateholders) have been complied with. None of the parties hereto shall consent to an amendment to this Agreement for which the consent of the Swap Provider is expressly required without the consent of the Swap Provider, which consent shall not be unreasonably withheld.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The Trustee may, but shall not be obligated to enter into any amendment that affects its rights, duties or immunities under this Agreement or otherwise.

Section 11.02  Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Sponsor or the Depositor shall effect such recordation at the Trust’s expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03  Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 11.04  Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Sponsor to the Depositor, and by the Depositor to the Trust Fund be, and be construed as, an absolute sale thereof to the Depositor or the Trust Fund, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Sponsor to the Depositor, or by the Depositor to the Trust Fund. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Sponsor or the Depositor, as applicable, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) each conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Sponsor or the Depositor, as applicable, for the benefit of the Certificateholders and the Swap Provider, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

Section 11.05  Notices.

(a)  The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

(i)  Any material change or amendment to this Agreement;

(ii)  The occurrence of any Servicer Default or Master Servicer Default that has not been cured;

(iii)  The resignation or termination of the Servicer Default or Master Servicer or the Trustee and the appointment of any successor; and

(iv)  The final payment to Certificateholders.

In addition, the Securities Administrator shall promptly furnish to each Rating Agency copies of the following:

(i)  Each annual statement as to compliance described in Section 4.14; and

(ii)  Each annual independent public accountants’ servicing report described in Section 4.15.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (i) in the case of the Depositor, Nomura Home Equity Loan, Inc., 2 World Financial Center, Building B, New York, New York 10281 Attention: Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-WF1; (ii) in the case of the Sponsor, Nomura Credit & Capital, Inc., 2 World Financial Center, Building B, New York, New York 10281, Attention: Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-WF1 or such other address as may be hereafter furnished to the other parties hereto by the Sponsor in writing; (iiv) in the case of the Trustee, at each Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto; (iv) in the case of Wells Fargo Bank, National Association, as Custodian, 24 Executive Park, Suite 100, Irvine, California 92614, (v) in the case of the Securities Administrator, its Corporate Trust Office; (vi) in the case of the Master Servicer, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention Client Manager - NHEL 2006-WF1) and (vii) in the case of the Rating Agencies, (a) Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Group; (b) Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring; (c) Fitch Ratings, 1 State Street Plaza, New York, New York 10004; and (d) Dominion Bond Rating Service, Inc., 55 Broadway, Residential Mortgage Ratings, New York, New York 10006. Any notice delivered to the Sponsor or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07  Assignment.

Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 7.02, this Agreement may not be assigned by the Sponsor or the Depositor.

Section 11.08  Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee, a written notice of a Servicer Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than twenty five percent (25%) of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee, hereunder and shall have offered to the Trustee such indemnity satisfactory to it as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee or for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.08, each and every Certificateholder or the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.09  Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 11.10  Third Party Beneficiaries.

The Swap Provider is an express third party beneficiary to this Agreement, and shall have to the right to enforce the provisions of this Agreement.

Section 11.11  Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 3.13, 3.14, 3.18 and 5.13 of this Agreement is to facilitate compliance by the Sponsor and the Depositor with the provisions of Regulation AB promulgated by the SEC under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the SEC from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by the Sponsor or the Depositor for delivery of additional or different information as the Sponsor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Section 11.12  Early Termination of Swap Agreement.

In the event that the Swap Agreement is canceled or otherwise terminated for any reason (other than the exhaustion of the interest rate protection provided thereby), the Sponsor shall, to the extent a replacement contract is available, direct the Trustee to execute a replacement contract comparable to the Swap Agreement, providing interest rate protection which is equal to the then-existing protection provided by the Swap Agreement, provided, however, that the cost of any such replacement contract providing the same interest rate protection provided by such replacement contract may be reduced to a level such that the cost of such replacement contract shall not exceed the amount of any early termination payment.

IN WITNESS WHEREOF, the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NOMURA HOME EQUITY LOAN, INC., as Depositor

By:
Name:
Title:

NOMURA CREDIT & CAPITAL, INC., as Sponsor

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer and Securities Administrator

By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

With respect to Sections 3.33 and 3.34 PORTFOLIO SURVEILLANCE ANALYTICS, LLC

By:
Name:
Title:

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this ___ day of June 2006, before me, a notary public in and for said State, appeared _____________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Nomura Home Equity Loan, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

____________________________
Notary Public
[Notarial Seal]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this ____ day of June 2006 before me, a notary public in and for said State, appeared_______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Nomura Credit & Capital, Inc., that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

____________________________
Notary Public
[Notarial Seal]

STATE OF CALIFORNIA	)
) ss.:
COUNTY OF	)

On this ____ day of June 2006, before me, a notary public in and for said State, appeared _________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Wells Fargo Bank, National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

____________________________
Notary Public
[Notarial Seal]

STATE OF	)
) ss.:
COUNTY OF	)

On this ____ day of June 2006, before me, a notary public in and for said State, appeared _______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of HSBC Bank USA, National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

____________________________
Notary Public
[Notarial Seal]

STATE OF	)
) ss.:
COUNTY OF	)

On this ____ day of June 2006, before me, a notary public in and for said State, appeared _______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Wells Fargo Bank, National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

____________________________
Notary Public
[Notarial Seal]